As filed with the Securities and Exchange Commission on March 18, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bitdeer Technologies Group
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)
Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Telephone: +65 62828220
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Will H. Cai, Esq.
Daniel I. Goldberg, Esq.
Reid S. Hooper, Esq.
Cooley LLP
55 Hudson Yards
New York, NY 10001
+1 212 479-6000
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED March 18, 2024
PROSPECTUS
Bitdeer Technologies Group
Up to 63,726,338 Class A Ordinary Shares
This prospectus relates to the resale from time to time of up to 63,726,338 Class A ordinary shares, par value US$0.0000001, per share (“Class A Ordinary Shares”) of Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of Cayman Islands (the “Company”) by the selling securityholders named in this prospectus under the caption “Selling Securityholders” (the “Selling Securityholders”).
We are not selling any securities under this prospectus and will not receive any of the proceeds from the resales of our Class A Ordinary Shares by the Selling Securityholders.
Our Class A Ordinary Shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BTDR.” On March 15, 2024, the last reported sales price of our Class A Ordinary Shares was US$8.00 per share.
The Selling Securityholders identified in this prospectus or their pledges, transferees or other successors-in-interest may, from time to time, offer and sell the Class A Ordinary Shares in public transactions or in privately negotiated transactions, without limitation, at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the Selling Securityholders. The Selling Securityholders may offer and sell the Class A Ordinary Shares held directly by them or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions. The Selling Securityholders will pay all underwriting discounts, brokerage fees or selling commissions, if any, applicable to the sale of the Class A Ordinary Shares. We are paying certain other expenses relating to this offering and the registration of the Class A Ordinary Shares with the Securities and Exchange Commission. For further information regarding the possible methods by which the Class A Ordinary Shares may be distributed, see “Plan of Distribution” of this prospectus.
We are an “emerging growth company” and a “foreign private issuer,” each as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Summary of the Prospectus—Emerging Growth Company” and “Summary of the Prospectus—Foreign Private Issuer,” respectively.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 6 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.
None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by the Selling Securityholders of the securities described in this prospectus.
Before buying any of the securities that are offered by this prospectus, you should carefully read this prospectus with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
On April 13, 2023 (the “Closing Date”), we consummated our previously announced business combination pursuant to that certain Amended and Restated Agreement and Plan of Merger dated December 15, 2021 (as amended on May 30, 2022, December 2, 2022 and March 7, 2023, the “Merger Agreement”), by and among Bitdeer Technologies Holding Company, Bitdeer Technologies Group, Blue Safari Group Acquisition Corp. (“BSGA”), Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Bitdeer Technologies Group (“BSGA Merger Sub 1”), Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“BSGA Merger Sub 2”), Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Bitdeer Technologies Group (“Bitdeer Merger Sub”) and Blue Safari Mini Corp. (“BSGA Sub”).
As contemplated by the Merger Agreement, (i) BSGA Merger Sub 1 merged with and into BSGA, with BSGA surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “First SPAC Merger”), (ii) immediately following the First SPAC Merger, BSGA merged with and into BSGA Merger Sub 2, with BSGA Merger Sub 2 surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “Second SPAC Merger”, together with the First SPAC Merger, the “Initial Mergers”), (iii) immediately following the Initial Mergers, Bitdeer Merger Sub merged with and into Bitdeer, with Bitdeer surviving as a wholly-owned subsidiary of Bitdeer Technologies Group (the “Acquisition Merger”, together with the Initial Mergers and other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of and upon consummation of the Business Combination, the shareholders of Bitdeer and securityholders of BSGA became shareholders and securityholders of our company, Bitdeer Technologies Group.

MARKET PRICE INFORMATION
Class A Ordinary Shares are currently listed on Nasdaq under the symbol “BTDR”. On March 15, 2024, the closing price for each Class A Ordinary Share was US$8.00. The market price of Class A Ordinary Shares could vary at any time.
FREQUENTLY USED TERMS
In this prospectus, unless the context otherwise requires, the “Company,” “Bitdeer” and references to “we,” “us,” or similar such references should be understood to be references to Bitdeer Technologies Group and its subsidiaries. When this document refers to “Bitdeer” “we,” “us,” or similar such references in the context of discussing Bitdeer’s business or other affairs prior to the consummation of the Business Combination on April 13, 2023, it refers to the business of Bitdeer Technologies Holding Company and its subsidiaries. Following the date of consummation of the Business Combination, references to “Bitdeer” “we,” “us,” or similar such references should be understood to refer to Bitdeer Technologies Group and its subsidiaries. References to “BSGA” should be understood to refer to Blue Safari Group Acquisition Corp.
Certain amounts and percentages that appear in this document may not sum due to rounding. Unless otherwise stated or unless the context otherwise requires, in this document:
“Bitdeer Convertible Note” means the US$30,000,000 8% coupon unsecured convertible notes due July 2023 issued pursuant to such subscription agreement dated July 23, 2021 between Bitdeer and VENTE Technology Growth Investments L.P. as the noteholder, as amended by the First Amendment to Definitive Certificate for the Convertible Notes, dated December 15, 2021, by the same parties, and further amended by the Second Amendment to Definitive Certificate for the Convertible Notes, dated July 22, 2023, by the same parties, as a result of which we have repaid US$7 million in principal (and interest accrued thereon from July 1, 2023) of the then outstanding notes, and extended the maturity of the Bitdeer Convertible Note to July 21, 2025, by when we will pay the remainder of the notes.
“Bitdeer Merger Sub” or “Merger Sub 3” means Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands and a direct wholly-owned subsidiary of the Company.
“Bitdeer Ordinary Shares” means the ordinary shares in the share capital of Bitdeer.
“Bitdeer Plan” means the 2021 Share Incentive Plan adopted by Bitdeer on July 20, 2021, as amended from time to time.
“Bitdeer Preference Shares” means the preference shares in the share capital of Bitdeer.
“Bitdeer RSUs” means the restricted share units to acquire Bitdeer Shares issued pursuant to an award granted under the Bitdeer Plan.
“Bitdeer Shares” means the Bitdeer Ordinary Shares and the Bitdeer Preference Shares.
“Bitdeer Total Shares” means, as of immediately prior to the Acquisition Effective Time (as defined in the Merger Agreement), (i) the sum of the number of issued and outstanding Bitdeer Shares (on an as-converted basis), ii) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon the settlement of all vested Bitdeer RSUs as of immediately prior to the Acquisition Effective Time (including after giving effect to the consummation of the Acquisition Merger or any acceleration of any unvested Bitdeer RSUs in connection with the consummation of the Acquisition Merger) and (iii) the aggregate number of Bitdeer Shares (on an as-converted basis) issuable upon conversion of the Bitdeer Convertible Note.
“Business Combination” means the transactions contemplated by the Merger Agreement.
“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.
“Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0000001, in the share capital of the Company.
“Class V Ordinary Shares” means the Class V ordinary shares, par value US$0.0000001, in the share capital of the Company.
“Closing Date” means April 13, 2023.

“COVID-19” means the novel coronavirus.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Ratio” means the quotient obtained by dividing the Per Share Equity Value by US$10.00, which is approximately 0.00858.
“IAS” means International Accounting Standard.
“IASB” means International Accounting Standards Board.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Investment Company Act” or “1940 Act” means the Investment Company Act of 1940, as amended.
“JOBS Act” means the Jumpstart our Business Startups Act of 2012.
“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated December 15, 2021, by and among the Company, BSGA, Bitdeer and other parties thereto, which amended and restated the Agreement and Plan of Merger dated November 18, 2021, as amended by (i) the First Amendment to Amended and Restated Agreement and Plan of Merger, dated May 30, 2022, by and among the same parties, (ii) the Second Amendment to Amended and Restated Agreement and Plan of Merger, dated December 2, 2022, by and among the same parties, and (iii) the Third Amendment to Amended and Restated Agreement and Plan of Merger, dated March 7, 2023, by and among the same parties.
“Nasdaq” means the Nasdaq Stock Market.
“Ordinary Shares” means Class A Ordinary Shares and/or Class V Ordinary Shares (as appropriate).
“PFIC” means a passive foreign investment company.
“Per Share Equity Value” means the quotient obtained by dividing US$1.18 billion by the Bitdeer Total Shares.
“Rule 144” means Rule 144 under the Securities Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002. “SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“U.S. Dollars” and “US$” means United States dollars, the legal currency of the United States.
“U.S. GAAP” means generally accepted accounting principles in the United States.
v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.
Bitdeer desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:
•	price and volatility of Bitcoin and other cryptocurrencies;
•	our ability to maintain competitive positions in proprietary hash rate;
•	our ability to procure mining machines at a lower cost;
•	our ability to expand mining datacenters;
•	our ability to control electricity cost;
•	our ability to make effective judgments regarding pricing strategy and resource allocation;
•	our ability to upgrade and expand product offerings;
•	regulatory changes or actions that may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations.
•	our ability to implement measures to address the material weakness that has been identified;
•	the impact of health epidemics, including the COVID-19 pandemic;
•	the risks to our business of earthquakes, fires, floods, and other natural catastrophic events and interruptions by man-made issues such as strikes and terrorist attacks;
•	the risks that the Business Combination’s benefits do not meet the expectations of investors or securities analysts;
•	the volatility of the market price of the Class A Ordinary Shares, which could cause the value of your investment to decline;
•	the risk that an active trading market for Class A Ordinary Shares may never develop or be sustained;
•	potential litigation relating to the Business Combination;
•	our ability to maintain the listing of Class A Ordinary Shares on the Nasdaq;
•	the price of our securities has been and may continue to be volatile;
•	unexpected costs or expenses;
•	future issuances, sales or resales of Class A Ordinary Shares;
•	an active public trading market for our Class A Ordinary Shares may not develop or be sustained; and
•	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find More Information.”
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should carefully read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.” For additional information, see the section of this prospectus entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this prospectus on which that subject is discussed in more detail.
The Company
We are a world-leading technology company for blockchain and high-performance computing. We are committed to providing comprehensive computing solutions for our customers. We handle complex processes involved in computing such as equipment procurement, transport logistics, datacenter design and construction, equipment management, and daily operations. We also offer advanced cloud capabilities to customers with high demand for artificial intelligence. Headquartered in Singapore, we currently operate six mining datacenters in the United States, Norway and Bhutan with an aggregate electrical capacity of 895MW as of February 29, 2024. From these mining datacenters, we generate hash rate under management which is categorized into proprietary and hosting hash rate. As of February 29, 2024, our proprietary hash rate reached 8.4 EH/s. Together with the 13.6 EH/s hosting hash rate generated from mining machines hosted in our mining datacenters, we possessed a total of 22.0 EH/s of hash rate under management as of February 29, 2024.
To date, we primarily operate three business lines – “self-mining,” “hash rate sharing” and “hosting.” Self-mining (formerly known as “proprietary mining”) refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency. We offer two types of hash rate sharing solutions, Cloud Hash Rate and Hash Rate Marketplace. Through Cloud Hash Rate, we sell our proprietary hash rate to customers. We offer hash rate subscription plans at fixed price and share mining income with them under certain arrangements. Through Hash Rate Marketplace, we connect reliable third-party hash rate suppliers with hash rate users to facilitate hash rate sales and generate revenue from charging service fees. Our hosting services offer customers one-stop mining machine hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining machines from which they derive computing power under a “group-buying” model, or send their mining machines to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option. All of our three business lines are supported by Minerplus, our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining machine upgrade and substantially decrease operation and maintenance headcount.
We source mining machines from a wide variety of manufacturers and traders with whom we have built robust relationships over the years. As a result, the majority of our mining machines are spot machines for the most recent and most commonly used models procured at a favorable price, which ensures high energy efficiency and stable hash rate supply both in quality and in quantum. We also engage in the sales of mining machines from time to time. We stay at the forefront of technology development. As a market player who is able to obtain a hash rate unit of 1TH/s through our hash rate slicing technology, we have been successfully maintaining a less than 1% fluctuation for 99% of our hash rate sales contracts as of December 31, 2023.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which we have an annual total gross revenue of at least US$1.235 billion, or

(c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds US$700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than US$1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Class A Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States” in our most recent Annual Report on Form 20-F, incorporated herein by reference.
Controlled Company
Mr. Jihan Wu currently controls a majority of the voting power of our outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:
•	that a majority of the board of directors consists of independent directors;
•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;
•	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.
We intend to use these exemptions and may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Summary of Risk Factors
Investing in our Ordinary shares involves a high degree of risk. You should consider carefully the risk factors described in this prospectus under “Risk Factors” as well as those contained in our most recent Annual Report on Form 20-F, and any updates to those risks in our Reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein. Among these important risks are risks associated with the following:
•	Future sales, or the possibility of future sales of, a substantial number of our Ordinary Shares may depress the price of such securities.
•	The market price of Class A Ordinary Shares may be volatile, and you may lose some or all of your investment.
•
The cryptocurrency industry in which we operate is characterized by constant changes. If we fail to continuously innovate and to provide solutions or services that meet the expectations of our customers, we may not be able to attract new customers or retain existing customers, and hence our business and results of operations may be adversely affected.

•	Our results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation.
•	The supply of Bitcoins available for mining is limited and we may not be able to quickly adapt to new businesses when all the Bitcoins have been mined.
•
Although we have an organic way of growing our mining fleets, our business is nevertheless capital intensive. We may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.

•	We may not be able to maintain our competitive position as cryptocurrency networks experience increases in the total network hash rate.
•	We have experienced negative cash flows from operating activities and incurred net losses in the past. We can provide no assurance of our future operating results.
•	Our limited operating history and rapid revenue growth may make it difficult for us to forecast our business and assess the seasonality and volatility in our business.
•	We have experienced and may experience in the future hash rate loss during our operations due to factors beyond our control.
•
We are subject to risks associated with our need for significant electric power and the limited availability of power resources, which could have a material adverse effect on our business, financial condition and results of operations.

•
Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that we have made for how to account for cryptocurrencies transactions may be subject to change.

•	Any loss or destruction of a private key required to access our cryptocurrency is irreversible. We also may temporarily lose access to our cryptocurrencies.
•
Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for our products and services. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

•
We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, reputation, prospects or operations.

•
The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

•	We are subject to tax risks related to our multinational operations.
•
Our interactions with a blockchain may expose us to specially designated nationals (“SDN”) or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

Corporate Information
We were created as “Bitdeer Technologies Holding Company” in January 2021 to separate the Cloud Hash Rate business, the self-mining business and the business of providing dynamic hosting solutions (collectively, the “Bitdeer Business”) and the mining pool business (the “BTC.com Pool Business”), following a corporate reorganization of BitMain Technologies Holding Company. In February 2021, we established Blockchain Alliance Technologies Holding Company (“Blockchain Alliance”) to separate the BTC.com Pool Business following a corporate reorganization of our group. The separation was consummated in April 2021, when we distributed by way of dividend in kind the shares of Blockchain Alliance to the then existing shareholders of our group.

In April 2023, the Business Combination was completed, upon which “Bitdeer Technologies Group”, an exempted company under the laws of Cayman Islands, became the ultimate corporate parent of our group, and the Class A Ordinary Shares were listed on the Nasdaq under the symbol “BTDR.”
Our registered office is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, and our principal executive office is 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509. Our principal website address is https://www.bitdeer.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus.

THE OFFERING
Class A Ordinary Shares offered by the Selling Securityholders
63,726,338 Class A Ordinary Shares.
Class A Ordinary Shares outstanding as of February 29, 2024
67,279,706 Class A Ordinary Shares (excluding 606,756 Class A Ordinary Shares that have been repurchased but not cancelled and 6,728,431 Class A Ordinary Shares reserved for future issuances upon the exercise of awards granted under our share incentive plans).
Class V Ordinary Shares outstanding as of February 29, 2024
48,399,922 Class V Ordinary Shares.
Use of proceeds
The Selling Securityholders will receive all of the net proceeds from the sale of the Class A Ordinary Shares offered hereby.
Risk factors
See “Risk Factors” and the other information included in this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Ordinary Shares.
Nasdaq Ticker-Symbol
Class A Ordinary Shares: “BTDR”

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
Risks Related to Our Securities
Future sales, or the possibility of future sales of, a substantial number of our Ordinary Shares may depress the price of such securities.
Future sales of a substantial number of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of the Company’s Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities.
On August 8, 2023, we entered into an ordinary shares purchase agreement (the “Equity Financing Purchase Agreement”) and a registration rights agreement (the “Equity Financing Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Pursuant to the Equity Financing Purchase Agreement, subject to the satisfaction of the conditions set forth in the Equity Financing Purchase Agreement, we have the right to sell to B. Riley Principal Capital II up to US$150,000,000 of our Class A Ordinary Shares, subject to certain limitations and conditions set forth in the Equity Financing Purchase Agreement, from time to time during the term of the Equity Financing Purchase Agreement. We filed a registration statement, which was declared effective on September 20, 2023, to register the resale of up to 150,000,000 Class A Ordinary Shares. Given this substantial number of shares available for resale, the sale of shares by such holders, or the perception in the market that holders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Class A Ordinary Shares or result in a significant decline in the public trading price of our Class A Ordinary Shares. Further, the purchase price for the shares that we may sell to B. Riley Principal Capital II under our committed equity financing will fluctuate based on the price of our Class A Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Class A Ordinary Shares to fall. If and when we do sell Class A Ordinary Shares to B. Riley Principal Capital II, after B. Riley Principal Capital II has acquired the Class A Ordinary Shares, B. Riley Principal Capital II may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to B. Riley Principal Capital II by us could result in substantial dilution to the interests of other holders of our Class A Ordinary Shares. Additionally, the sale of a substantial number of shares of our Class A Ordinary Shares to B. Riley Principal Capital II, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. The decision to sell any shares of our Class A Ordinary Shares to sell to B. Riley Principal Capital II under the committed equity financing will depend on market conditions, the trading prices of our Class A Ordinary Shares and other considerations, and we cannot guarantee the extent to which we may utilize the committed equity financing.
On March 18, we entered into an At Market Issuance Sales Agreement with B. Riley Securities, Inc., Cantor Fitzgerald & Co., Needham & Company, LLC, Roth Capital Partners, LLC, StockBlock Securities LLC and Rosenblatt Securities Inc. (collectively, the “sales agents”), pursuant to which we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to $250,000,000 from time to time through or to the sales agents, as agent or principal. It is not possible to predict the actual number of Class A Ordinary Shares, if any, we will sell under such agreement, or the actual gross proceeds resulting from those sales.
The market price of Class A Ordinary Shares may be volatile, and you may lose some or all of your investment.
The price of Class A Ordinary Shares may fluctuate due to a variety of factors, including:
•	changes in the industries in which we operate;
•	developments involving our competitors;
•	changes in laws and regulations affecting our business;

•	variations in our operating performance and the performance of our competitors in general;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	publication of research reports by securities analysts about us or our competitors or our industry;
•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•	actions by holders in respect of any of their Class A Ordinary Shares;
•	additions and departures of key personnel;
•	commencement of, or involvement in, litigation involving us;
•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	the volume of Class A Ordinary Shares available for public sale; and
•
general economic and political conditions, such as the effects of the COVID-19 outbreak, recessions, volatility in the markets, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability, and acts of war or terrorism.

In particular, the market price of Class A Ordinary Shares could be subject to extreme volatility and fluctuations in response to industry-wide developments beyond our control, such as continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi. Although we have no exposure to any of the cryptocurrency market participants that recently filed for Chapter 11 bankruptcy, or who are known to have experienced excessive redemptions, suspended redemptions or have crypto assets of their customers unaccounted for; and we do not have any assets, material or otherwise, that may not be recovered due to these bankruptcies or excessive or suspended redemptions; the price of Class A Ordinary Shares may still not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry and you may experience depreciation of price of Class A Ordinary Shares.

USE OF PROCEEDS
All of the Class A Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for its accounts. We will not receive any of the proceeds from these sales.
DIVIDEND POLICY
We may declare dividends on the Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.
The distribution of dividends may also be limited by the Companies Act, which permits the distribution of dividends only out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Under the Company’s articles of association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See “Description of Securities” and “Tax Considerations” for additional information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors” and elsewhere in this prospectus.
Recent Developments
Recent events impacting our business are as follows:
Business Combination
We consummated the Business Combination on April 13, 2023. Our Class A Ordinary Shares commenced trading on the Nasdaq on April 14, 2023, under the symbol “BTDR.”
Key Performance Metrics
We regularly review a number of metrics, including the key metrics presented below, to evaluate our business and performance.
Hash Rate
We believe hash rate is an important metric for assessing the strength of our business. “Hash rate” is a measure of computational power that is being used to mine and process transactions on a PoW blockchain, such as Bitcoin, representing the number of calculations per second that can be performed. Cryptocurrency mining is a competitive process in that only the first miner who solves a particular mining puzzle through numerous calculations can get the mining reward. Accordingly, the more hash rate we possess, as a percentage of the entire network hash rate for a particular cryptocurrency, the higher possibility we have in resolving a block on the network blockchain, and hence a greater chance of success in obtaining cryptocurrency rewards. We calculate and report our hash rate in EH/s. One exahash equals one quintillion hashes per second. As of September 30, 2023, we possessed proprietary hash rate of 8.7 EH/s.
Electrical Capacity
Electrical capacity is another key metric to evaluate our business and operation given the energy intensive nature of cryptocurrency mining. Cryptocurrency mining is conducted through intensive computations, and the generation of the hash rate used in such computations requires large amounts of electricity. As a result, the growth of our business, such as self-mining and hash rate sales through Cloud Hash Rate, relies on a sustainable and increasing supply of a significant amount of electricity, which is currently supported by our mining datacenters. As of September 30, 2023, our electrical capacity was 895MW.
Electricity Cost
As our business operations consume a large amount of electricity and electricity cost in operating mining machines accounts for a significant portion of our overall cost of revenue, we strive to maintain our leadership position in the global electricity cost curve by building mining datacenters worldwide, where low electricity cost supports stable operations. As such, we see electricity cost a key indicator of our business performance. Our premier mining datacenters allowed us to reach an average electricity cost of our mining datacenters to US$50/MWh for the year ended December 31, 2022 and US$38/MWh for the six months ended June 30, 2023.
Non-IFRS Financial Measures
In evaluating our business, we consider and use non-IFRS measures, adjusted EBITDA and adjusted profit/(loss), as supplemental measures to review and assess our operating performance. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude listing fee and share-based payment expenses under IFRS 2, and define adjusted profit/(loss) as profit/(loss) adjusted to exclude listing fee and share-based payment expenses under IFRS 2. We present these non-IFRS financial measures because they are used by our management to evaluate our operating performance and formulate business plans. We also believe that the use of these non-IFRS measures facilitate investors’ assessment of our operating performance. These measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider these measures in isolation from, or as a substitute analysis for, our profit/(loss) for the periods, as determined in accordance with IFRS.
We compensate for these limitations by reconciling these non-IFRS financial measures to the nearest IFRS performance measure, all of which should be considered when evaluating our performance. We encourage you to review our financial information in its entirety and not rely on a single financial measure.
The following table presents a reconciliation of profit/(loss) for the relevant period to adjusted EBITDA and adjusted profit/(loss), for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2022 and 2023.
	For the Year Ended December 31			For the Six Months Ended June 30
	2020	2021	2022	2022	2023
	US$	US$	US$	US$	US$
	(in thousands)
Adjusted EBITDA
Profit/(loss) for the year or period	(55,826)	82,643	(60,366)	(25,194)	(49,827)
Add:
Depreciation and amortization	112,037	63,055	66,424	29,251	36,223
Income tax expenses/(benefit)	(7,961)	48,246	(4,400)	7,975	(2,807)
Interest expense/(income), net	404	(504)	912	1,729	(1,385)
Listing fee	—	—	—	—	33,151
Share-based payment expenses	—	88,355	90,648	54,425	21,847
Adjusted EBITDA	48,654	281,795	93,218	68,186	37,202
Adjusted Profit/(Loss)
Profit/(loss) for the year or period	(55,826)	82,643	(60,366)	(25,194)	(49,827)
Add:
Listing fee	—	—	—	—	33,151
Share-based payment expenses	—	88,355	90,648	54,425	21,847
Adjusted profit/(loss)	(55,826)	170,998	30,282	29,231	5,171
Key Factors Affecting Our Results of Operations
The following factors are the principal factors that have affected and will continue to affect our business, financial condition, results of operations and prospects.
Price and volatility of Bitcoin
We derive, and expect to continue to derive, a significant portion of revenue from self-mining of cryptocurrency, primarily Bitcoin. Hence, our ability to generate revenue from this business line is directly affected by the market price of Bitcoin. The Bitcoin price may also impact the use of our mining machines. Our self-mining business breaks even so long as it is economically beneficial for us to continue to operate our mining machines, and that is essentially when the mining machines contribute positive cash flow (i.e., when the variable cost to mine one Bitcoin, namely the electricity cost, equals the market price of a Bitcoin, which we refer to as “shutdown Bitcoin price” for our self-mining business). So long as the Bitcoin price is higher than the “shutdown Bitcoin price,” we would continue to operate our mining machines and such operation would be economically beneficial to us. See the section entitled “Risk Factors - Risks Related to Our Business, Operations, Industry and Financial Condition - Our results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation.” In addition, the depreciation and impairment potential of our mining machines may be affected by the volatility of the market prices of Bitcoin and other cryptocurrencies. See the section entitled “- Our ability to procure mining machines at a lower cost” below. On the other hand, a drop in Bitcoin price may also create an opportunity for us to add cheaper mining machines to our mining fleets. We also generate a large percentage of revenue from Cloud Hash Rate, which offers hash rate to be utilized by third-party miners. As a result, revenue from this business line is also correlated with Bitcoin price and volatility.
However, there are a number of other factors that contribute to changes in Bitcoin price and volatility, including, but not limited to, Bitcoin market sentiment, macroeconomic factors, utility of Bitcoin, and idiosyncratic events such as exchange outages or social media. These factors have contributed to the depreciation of Bitcoin. For example, recent industry-wide developments, including the continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX (including its affiliated hedge fund Alameda Research LLC), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi, have led to a drop in Bitcoin price. The Bitcoin price has dropped significantly from its last peak on November 9, 2021 to US$15,986 on November 22, 2022, its lowest point since the last peak, and returned to US$29,923, as of April 18, 2023.
Despite the recent market volatility, the appreciation potential of Bitcoin remains high due to several factors. Bitcoins are inherently scarce, given they are designed to have a finite supply of 21 million associated with a depreciating rewarding mechanism, termed “halving,” under which the reward for mining Bitcoin transactions is reduced in half every four years. The growing recognition of Bitcoins also attracts large investment into the Bitcoin economy, as evidenced by an increasing installed network hash rate of Bitcoin globally, and increasing adoption of Bitcoin as an investment instrument and a payment method. Further, more countries are establishing clear and robust regulations to create a more stable environment for Bitcoin mining and trading, which may facilitate the demand for Bitcoins and Bitcoin price appreciation. The Bitcoin price has soared by 236% from the last peak at US$20,089 on December 17, 2017 to US$67,562 on November 9, 2021, according to Frost & Sullivan.
While we have seen clear growth in both of our self-mining and Cloud Hash Rate business, we have limited ability to predict Bitcoin price and its volatility, which we expect to continue to affect our future earnings and cash flows.
Our ability to maintain our leadership position in proprietary hash rate
A prevailing strategy to profit from proprietary hash rate is mining. The cryptocurrencies mined can be sold at a profit when their market value is high enough to cover the cost of mining machines, electricity fees and other mining-related expenses. Bitcoins are intentionally designed to be resource-intensive and difficult to mine, rendering hash rate critical in the mining industry. Possessing a higher share of network hash rate translates to a higher likelihood of generating mining awards.
We strive to maintain our leadership position in proprietary hash rate. In particular, we have established a business model that allows us to constantly reinforce our market-leading position and outpace our competitors in terms of scaling up our proprietary hash rate. We strategically allocate a significant amount of proprietary hash rate to hash rate sales through our Cloud Hash Rate business, to enable instant cash payback upon customers’ subscription to our hash rate plans. We generally generate proceeds from hash rate sales under long-term hash rate subscription plans that approximate the purchase cost of mining machines. We are able to achieve such a premium against mining machine purchase cost as our hash rate subscription plans save hash rate buyers the efforts from complex mining operation and maintenance and have built brand recognition among customers. Therefore, we are able to continuously grow our proprietary hash rate by funding the purchase of additional mining fleets with the instant cash collected from hash rate sales using our existing mining fleets, significantly reducing our payback period to one month, compared to the long payback period associated with cryptocurrency mining activities, which is typically from 6 to 18 months, according to Frost & Sullivan. We intend to continuously scale up our infrastructure and proprietary hash rate in this efficient manner in order to maintain and reinforce our leading position in proprietary hash rate. However, whether we can achieve a premium through this model depends on various factors, such as the supply and demand in both mining machines and global mining datacenters, whether miners prefer conducting mining operations on their own and technology advancements. Short-term Bitcoin price fluctuations is another contributing factor as quickly adjusting the pricing of our hash rate subscriptions plans to reflect such price change is difficult, if not impossible. Whether this approach will remain effective will affect our ability to add more mining fleets to support the scale-up of our infrastructure and hash rate.

Our ability to procure mining machines at a lower cost
Depreciation of mining machines remained one of the few largest costs we incurred in our business operations for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2022 and 2023. Depreciation of mining machines is directly affected by the purchase price of these machines.
If the market value of cryptocurrencies increases, the demand for the most recent and efficient mining machines has also increased, leading to scarcity in the supply of and thereby an increase in the price of mining machines. As a result, the cost of new machines can be unpredictable, and could also be significantly higher than our historical cost for new mining machines. Based on our well-established network with upstream mining machine suppliers and traders, we believe that we are able to secure spot machines for the most recent and most commonly used models at a relatively low price for a majority of our mining machines and thereby lowering depreciation of mining machines. On the other hand, a decrease in market value of cryptocurrencies may present opportunities for us to procure cheaper mining machines. For example, in light of the recent decrease and volatility of Bitcoin price, we are in the process of establishing a fund to purchase mining machines from financially distressed miners, if the value and quality of such mining machines are satisfactory to us.
However, whether we are able to successfully procure mining machines at a low price is subject to a number of factors, including our brand strength, our mining machine purchase channels, and supply and demand of mining machines, some of which may not be entirely within our control. Even if we are able to procure mining machines at a lower cost, the depreciation and impairment potential of our mining machines may nevertheless be affected by the volatility of the market prices of Bitcoin and other cryptocurrencies. We may need to reconsider the appropriateness of the current useful life, the residual value and the depreciation method of our mining machines based on the change in cryptocurrency prices on a yearly or more frequently basis. In addition to the reassessment of depreciation, we may also need to assess whether any indications are present which will result in impairments of our mining machines. For example, impairments may be necessary if the expected operating profits from the mining machines show a significant decline from previous forecasts, which may be caused if the market price of Bitcoin drops below the mining machine shut-down price.
Our ability to effectively maintain our leadership position in the global electricity cost curve
Electricity cost was the other largest cost, besides depreciation of mining machines, that we incurred in our business operations for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2022 and 2023.
Our ability to secure ample power supply with low electricity cost is underpinned by our top-notch global mining datacenters deployment and operation experience and capabilities. We pioneer in deploying and operating mining datacenters globally. Our dedicated global team for mining datacenter construction understands the critical needs of mining as well as the complex and continuously evolving global landscape of electricity supply. They also have extensive connections with local electricity experts and power enterprises around the world, giving us a clear advantage in mining datacenter construction, and hence in electrical capacity and electricity costs among our competitors. We were able to optimize our electricity cost structure and reach an average electricity cost of our mining datacenters to US$50/MWh for the year ended December 31, 2022 and US$38/MWh for the six months ended June 30, 2023. Whether our current cost-saving efforts or our forward strategy in this regard is effective for maintaining our leadership position in the global electricity cost curve will affect our ability to control our costs.
Our business judgments regarding pricing strategy and resource allocation
Our business operations involve constant and important decision-making regarding the pricing of our products and services as well as allocation of mining resources. Our pricing strategy is based on our estimates of market trends. As we operate three business lines, we have to decide the allocation of proprietary hash rate between “self-mining” and “hash rate sharing” as well as the allocation of mining datacenter capacity among “self-mining”, “hash rate sharing” and “hosting”. While allocating more mining resources to “hash rate sharing” and “hosting” services may facilitate cash payback and mining datacenter expansion, we have to forgo Bitcoin’s huge appreciation potential to some extent as we could earn more Bitcoins by allocating the same mining resources to “self-mining”, and vice versa. We spend great efforts in making decisions in the Company’s best interest, taking into account Bitcoin price, network hash rate, the amount of cash we need and our view on the market opportunities for acquiring mining machines or expanding mining datacenters at low cost, etc. However, we cannot guarantee that our decisions could bring the Company the best results every time, and we anticipate our business judgments will continue to affect the results of our operations.

Our ability to upgrade and expand our offerings
Crypto-economy is characterized by continuous fluctuations and frequent innovations. Therefore, our future success is dependent on our ability to diversify our income structure to reduce exposure to fluctuations of the price of Bitcoin, the most significant type of cryptocurrency involved in our business operation, and maintain our market-leading position by upgrading and expanding our offerings. We launched Minerplus in January 2021 to improve operational efficiency for our self-mining business and miner customers. We expect to further expand our hosting service and generate more revenue from the service. We are in the process of building an efficient hash rate trading marketplace connecting third-party hash rate suppliers and hash rate buyers. We intend to enrich our product and service portfolio by providing mining services covering new crypto protocols, including Proof-of-Stake (“PoS”), Delegated Proof-of-Stake (“DPoS”), Proof-of-Spacetime (“PoSt”) and Proof-of-Capacity (“PoC”), and steadily increase the weight of new business to diversify revenue streams and attract new customers who are users of these new crypto protocols.
Although we have accumulated extensive expertise and know-how in the cryptocurrency industry, we are only at an earlier stage of executing our offering expansion plan. Upgrading existing offerings and commencing new businesses may incur significant costs and experience a prolonged ramp-up period. Although we expect these investments to benefit our business over the long term, we also expect our total operating expenses will increase for the foreseeable future. If any adverse development in such new businesses arises, we may not be able to develop those new businesses as successfully as contemplated, or at all, and our results of operations and prospects may be significantly and negatively affected as a result.
Regulatory environment
We are a leading cryptocurrency mining service provider with a strong global presence. As of September 30, 2023, we operated six prime mining datacenters in the United States, Norway and Bhutan and had served users across over 100 countries and regions around the globe, and may continue to expand our operations to more countries and regions. Each of our business lines is subject to government regulation in each jurisdiction in which we operate and various jurisdictions may from time to time adopt laws, regulations or directives that affect our businesses. We are subject to regulatory risks with regards to mining, holding, using, or transferring cryptocurrencies, etc., and the uncertainty of the regulatory environment and our ability to anticipate and respond to potential changes in government policies and regulations will have a significant impact on our business operations in countries we operate in and our overall results of operations. Regulations have impacted or could impact, among others, the nature of and scope of offerings we are able to make available, the pricing of offerings on our platform, our relationship with, and incentives, fees and commissions provided to or charged from our business partners, our ability to operate in certain segments of our business. We expect that our ability to manage our relationships with regulators in each of our markets, as well as existing and evolving regulations will continue to impact our results in the future.
Impact of COVID-19
The COVID-19 pandemic has caused general business disruption worldwide beginning in January 2020, and the subsequent restrictive measures imposed by the governments around the world have caused disruption to businesses and resulted in significant global economic impacts. COVID-19 has also historically impacted the payment efficiency of certain of our customers. The effects the pandemic are subsiding and we, at present, are conducting business and operations as usual. As of the date of this prospectus, these impacts have not had a significant effect on our financial results or operations and liquidity. See the section entitled “Risk Factors—Risks Related to Our Business, Operations, Industry and Financial Condition—The COVID-19 pandemic has brought a significantly negative impact on the global economy, industry and market conditions. The ongoing development and the global control on the pandemic are unclear, which may increase the instability of Bitdeer’s development, materially and adversely affecting Bitdeer’s results of operations” for further details regarding risks related to the COVID-19 pandemic.
Key Components of Our Results of Operations
Revenue
We generate revenue from (i) self-mining, (ii) hash rate sales through Cloud Hash Rate, (iii) Cloud Hosting, (iv) General Hosting, (v) Membership Hosting, (vi) sales of mining machines and (vii) others, which mainly consist of the provision of technical and human resources service, repairment services of hosted mining machines, lease of investment properties and the sale of mining machine peripherals. Historically, we only accepted cryptocurrency for Cloud Hosting. For our other products and services available to customers, we accept both fiat currency and cryptocurrencies as payments.
Self-Mining
We enter into contracts with mining pool operators to provide computing power generated from our own mining machines to the mining pools. The contracts with mining pool operators are terminable at any time by either party. In exchange for providing computing power to the mining pool, we are entitled to cryptocurrency rewards from the mining pool operators, which is a variable consideration calculated based on a predetermined formula agreed by us and the mining pool operator as a part of the arrangement. The variable consideration is constrained until we can reasonably estimate the amount of mining rewards by the end of a given day based on the actual amount of computing power provided to the mining pool operators. By then, we consider it is highly probable that a significant reversal in the amount of revenues will not occur and includes such variable consideration in the transaction price. Providing computing power is an output of our ordinary activities and the only performance obligation in our contracts with mining pool operators. We recognize the revenue when the variable consideration is no longer constrained and the performance obligation of providing computing power has been satisfied. As a result, we do not present disaggregated revenue information on block rewards and transaction verification fees.
Cloud Hash Rate
Through Cloud Hash Rate, customers can subscribe to a specified amount of computing power derived from the mining machines held by us for a period of time through a wide selection of hash rate subscription plans offered by us, differentiated by plan duration and the type of cryptocurrency to be mined. By subscribing to the hash rate subscription plan, the customers are able to direct the computing power provided by us to be connected to a customer-designated mining pool for a period of time. As a result of directing the connection of such computing power to the mining pools, the customers are entitled to the mining rewards, which are directly transferred from mining pools to the customer-designated cryptocurrency wallets. Customers pay a fixed amount for the subscribed hash rate at the commencement of the plans. The revenue related to hash rate subscriptions is amortized ratably throughout the duration of the plan. The customer also needs to separately pay for electricity subscriptions to maintain the mining machines that produce the subscribed hash rate. The revenue related to electricity subscriptions is recognized ratably throughout the duration of each respective electricity subscription. The price of electricity subscription is fixed at the commencement of each electricity subscription. The hash rate subscription plans are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer pays a relatively lower computing power subscription fee. In exchange, we are entitled to additional consideration once the customer’s cost is recovered. The additional consideration is determined as a percentage of a customer’s mining profit derived from the subscribed computing power. We accept both cryptocurrency and fiat currency as payments under the Cloud Hash Rate arrangements.
Cloud Hosting
Through Cloud Hosting, we provide our customers one-stop mining machines hosting solution that integrates the provision of computing power generated from the specified second-hand mining machines and the provision of maintenance service, which primarily includes electricity supply and daily maintenance and repair care. We charge our customers an upfront amount at the commencement of the Cloud Hosting arrangements so the customers can secure the procurement of the computing power from the specified mining machines and the corresponding revenue is recognized ratably over the term of the service, which approximates to the life of the specified mining machines and is estimated to be two years, and maintenance service fee, based on the consumption of resources, such as electricity, and the corresponding revenue is recognized across each service cycle. The estimated life of these mining machines is reviewed at least at each financial year-end and adjusted if the expectation of the realization of economic benefits from the specified mining machines is different from the previous estimate. The Cloud Hosting arrangements are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer is charged with a lower upfront amount and enjoys a quicker recovery of the costs. In exchange, we are entitled to additional consideration once a customer’s cost is recovered. The additional consideration, which is variable, is determined as a percentage of a customer’s mining profit derived from the computing power of the specified mining machines and constrained until the mining pool operator finishes the calculation of the mining reward related to the mining activity in a given day. We include such additional consideration in the transaction price and recognizes revenues when we can reasonably calculate the amount and determine it is probable a significant reversal will not occur. We did not generate any revenue from the additional consideration from Cloud Hosting arrangements offered under the “accelerated payback mode” for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2022 and 2023. We historically only accept cryptocurrency as payments for services under the Cloud Hosting arrangements. Under the Cloud Hosting arrangements, our customers’ ability to direct the use of, and to obtain substantially all of the remaining benefits from, the mining machines is limited while the mining machines are in our possession. We have determined that we still retain control over the mining machines and consequently, the mining machines under the Cloud Hosting arrangements were not derecognized from our book.
General Hosting
We provide General Hosting services that enable our customers to run blockchain computing operations. The service fee is charged to our customers monthly on a consumption basis, such as the amount of electricity used in a period, based on the customer’s use of such resources. Revenue from the General Hosting service is recognized across each service cycle. We accept both cryptocurrency and fiat currency as payments for the provision of custody and hosting service.
Membership Hosting
We offer Membership Hosting services to our large-scale miner customers by entering into a series of contracts, which includes a membership program agreement and a management services agreement. These contracts are signed with the same customer at or near the same time, and they are combined and accounted for as a single contract.
Unlike General Hosting where the customer’s access to mining datacenter capacity is subject to the availability of such capacity at the time the request was raised, a customer under Membership Hosting will be designated of certain capacity (i.e., designated capacity) exclusive for use by such customer, by signing a standard membership program agreement. We also provide other program benefits, if available, to customers under Membership Hosting, including, among other things, (i) early, priority and exclusive access to the newly available mining datacenter capacity that is sufficient for large-scale miners, upon a new mining datacenter becomes available and (ii) more favorable pricing terms for our services, such as mining machine management services, than the prevailing price in the local market. We charge an upfront fee for such program benefits.
We also provide management services, such as infrastructure, custody, and utility, for the mining machines of a Membership Hosting customer up to designated capacity, pursuant to a separate management services agreement, and charge management services fee. We also charge additional fee, at our stand-alone selling price, for the subscription of our mining machine operation service. The management services fee and the mining machine operation fee, as applicable, are charged to the customer monthly based on the customer’s consumption of resources, such as the amount of electricity used in a period.
Our promises offered in the membership program agreement and management services agreement are not separately identifiable and treated as a single performance obligation recognized over a period of time. Revenue associated with the upfront fee for the program benefits is recognized over the program subscription period and revenue associated with the management service is recognized over each distinct service period. The promise to provide the mining machine operation service, if subscribed to by a customer, is accounted for as a separate performance obligation and the associated revenue is recognized over each distinct service period at their respective stand-alone selling price. We accept both cryptocurrency and fiat currency as payments for the membership hosting arrangements.
Sales of Mining Machines
We may engage in the sales of mining machines on hand from time to time, depending on market conditions, capacity availability in our mining datacenters and the availability of new-generation mining machines that are more efficient. While not part of our three primary business lines, we sell mining machines on hand when, based on our judgement, selling machines of older models can (i) facilitate cash payback while maintaining a reasonable profit range compared to utilizing them for our own operations and (ii) optimize the efficiency of our mining fleets. Factors we considered include market conditions, capacity availability in our mining datacenters and the availability of new-generation mining machines that are more efficient. We recognize revenue from sales of mining machines to customers at the point in time when control of the mining machines is transferred to our customers, which generally occurs upon shipment of the mining machines as defined in the contract. We accept both cryptocurrency and fiat currency as payments for mining machine purchase.
Others
We also generate from other operations, mainly including the provision of technical and human resources service, repairment services of hosted mining machines, lease of investment properties and the sale of mining machine peripherals. The revenue generated from these operations was individually immaterial for all periods under discussion.
Cost of Revenue
Our cost of revenue consists primarily of (i) electricity expenses incurred for operating our mining machines in its revenue-generating activities, (ii) depreciation expense from the mining machines and datacenters hosting those mining machines, (iii) costs of mining machines sold to customers and (iv) compensation expenses incurred by mining datacenter personnel.
Electricity Cost in Operating Mining Machines
We incur electricity costs when (i) operating self-owned mining machines for cryptocurrency mining, (ii) generating hash rate for sales under Cloud Hash Rate, (iii) operating specified mining machines for customers under Cloud Hosting and (iv) operating customer-owned mining machines during the provision of General Hosting and Membership Hosting services.
Depreciation of Mining Machines and Mining Datacenters
Depreciation on our mining machines is calculated using the straight-line method to allocate costs up to residual values over the estimated useful lives of the assets. We review the useful lives and residual values at least at each financial year-end and adjusted, if appropriate, to ensure that the method and rates of depreciation are consistent with the expected pattern of realization of economic benefits from mining machines. We estimate the useful lives of mining machines based on historical experience, taking into account anticipated technological changes. If there are significant changes from previously estimated useful lives, the amount of depreciation expenses may change.
The useful life for mining machines was changed from one year to one to two years since the year ended December 31, 2021 for the mining machines of newer models that were purchased in 2021 as a result of the review conducted in July 2021. The useful life for mining machines was further changed from one to two years to one to five years as a result of the review conducted in June 2023 for the mining machines of newer models that were purchased in 2023.
Depreciation of mining datacenters is calculated using the straight-line method based on the estimated useful lives of the assets comprised thereof, such as buildings, machinery, electronic equipment and leasehold improvement, and is recorded under depreciation of property, plant, and equipment. The depreciation method, useful life and residual value of these assets are reviewed at least at each financial year-end and adjusted if appropriate.
Compensation Expenses Incurred by Mining Datacenter Personnel
The compensation expenses incurred by mining datacenter personnel consists primarily of (i) share-based payment expenses related to mining datacenter personnel as a result of the grant of options under the 2021 Share Incentive Plan and (ii) staff costs, including salaries, wages and other benefits in relation to mining datacenter personnel.
Cost of Mining Machines Sold
The cost of mining machines sold is incurred when we sell our mining machines that have been used for our business operations. It is recognized at the net book value of the associated mining machines.
Gross Profit/(Loss)
Our gross profit or loss is primarily affected by (i) Bitcoin prices, which have a significant and direct effect on the amount of revenue we recognized from our operations, (ii) depreciation of mining machines, which is directly related to the mining machine purchases we made, (iii) electricity costs, (iv) staff cost, including salaries, wages and other benefits and (v) share-based payment expenses.

Operating Expenses/(Income)
Selling Expenses
Our selling expenses primarily consist of (i) staff costs, including wages, bonuses and benefits to sales personnel, (ii) promotional expenses, which primarily represent expenses incurred for online and offline marketing activities and other promotional activities to reach more customers, and (iii) share-based payment expenses related to marketing personnel.
General and Administrative Expenses
Our general and administrative expenses primarily consist of (i) staff costs, including wages, bonuses and benefits to general and administrative personnel, (ii) consulting service expenses, (iii) share-based payment expenses related to administrative personnel, (iv) insurance expenditure, and (v) travel expenses and office expenses incurred during our daily operation.
Research and Development Expenses
Our research and development expenses primarily consist of (i) staff costs, including wages, bonuses and benefits to research and development personnel, and (ii) share-based payment expenses related to research and development personnel. We invest significant research and development resources in improving technology related to our Cloud Hash Rate business including hash rate slicing, developing Hash Rate Marketplace and improve our Minerplus features like virus detection and hash rate monitoring. We also spent R&D efforts on utilizing renewable energy and increasing energy efficiency.
Other Operating Income/(Expenses)
Our other operating income/expenses primarily consist of (i) net gain/losses on disposal of cryptocurrencies, (ii) net loss on disposal of mining machine and (iii) write-off of receivables from a related party.
Other Net Gain/(Loss)
Other net gain/loss primarily consist of (i) loss in fair value change of financial assets at fair value through profit or loss, (ii) net gain on disposal of other financial assets, (iii) net gain on disposal of property, plant and equipment and intangible assets, (iv) impairment loss of a pre-matured investment, and (v) net gain on settlement of balances between Bitmain.
Results of Operations
The following tables summarizes our results of operations, revenue breakdown, and expenses by nature for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2022 and 2023. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any particular period are not necessarily indicative of our future trends.
The following table summarizes our results of operations for the years or periods indicated:
	For the Year Ended December 31			For the Six Months Ended June 30,
	2020 (Restated)	2021	2022	2022 (Unaudited)	2023 (Unaudited)
	US$	US$	US$	US$	US$
	(in thousands)
Revenue	186,387	394,661	333,342	179,619	166,403
Cost of revenue	(209,564)	(153,255)	(250,090)	(110,622)	(136,754)
Gross profit/(loss)	(23,177)	241,406	83,252	68,997	29,649
Selling expenses	(5,567)	(8,448)	(11,683)	(6,303)	(4,315)
General and administrative expenses	(20,268)	(89,735)	(93,453)	(52,686)	(32,471)
Research and development expenses	(9,790)	(29,501)	(35,430)	(19,743)	(12,727)
Listing fee	—	—	—	—	(33,151)
Other operating incomes / (expenses)	(2,045)	14,625	(3,628)	(2,791)	(100)
Other net gain / (loss).	(2,560)	2,483	357	1,130	1,608

	For the Year Ended December 31			For the Six Months Ended June 30,
	2020 (Restated)	2021	2022	2022 (Unaudited)	2023 (Unaudited)
	US$	US$	US$	US$	US$
	(in thousands)
Profit / (loss) from operations	(63,407)	130,830	(60,585)	(11,396)	(51,507)
Finance income / (expenses)	(380)	59	(4,181)	(5,823)	(1,127)
Profit / (loss) before taxation	(63,787)	130,889	(64,766)	(17,219)	(52,634)
Income tax benefit / (expenses)	7,961	(48,246)	4,400	(7,975)	2,807
Profit / (loss) for the year or period	(55,826)	82,643	(60,366)	(25,194)	(49,827)
The following table sets forth a breakdown of our revenue, for the years or periods indicated.
	For the Year Ended December 31,						For the Six Months Ended June 30,
	2020 (Restated)		2021		2022		2022 (Unaudited)		2023 (Unaudited)
	US$	%	US$	%	US$	%	US$	%	US$	%
	(in thousands, except for percentages)
Revenue
Self-mining	88,493	47.5	191,693	48.6	62,359	18.7	41,010	22.8	34,713	20.9
Cloud Hash Rate	78,288	42.0	124,205	31.5	121,341	36.4	74,893	41.7	36,039	21.6
Hash rate subscription	31,389	16.8	53,952	13.7	77,862	23.3	46,861	26.1	21,877	13.1
Electricity subscription	45,242	24.3	35,113	8.9	39,525	11.9	24,583	13.7	13,994	8.4
Additional consideration from Cloud Hash Rate arrangements offered under accelerator mode	1,657	0.9	35,140	8.9	3,954	1.2	3,449	1.9	168	0.1
Sales of mining machines	15,844	8.5	45,693	11.6	705	0.2	442	0.2	2	0.0
Cloud Hosting arrangements(1)	2,929	1.6	7,568	1.9	12,723	3.8	6,787	3.8	1,805	1.1
General Hosting	—	—	18,312	4.6	99,251	29.8	53,000	29.5	49,911	30.0
Membership Hosting	—	—	—	—	26,056	7.8	—	—	40,435	24.3
Others(2)	833	0.4	7,190	1.8	10,907	3.3	3,487	2.0	3,498	2.1
Total revenue	186,387	100.0	394,661	100.0	333,342	100.0	179,619	100.0	166,403	100.0
(1)
We did not generate any revenue from the additional consideration from Cloud Hosting arrangements offered under “accelerated payback mode” for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2022 and 2023.

(2)
Others include revenue generated primarily from providing technical and human resources service, repairment services of hosted mining machines, lease of investment properties, and the sale of mining machine peripherals.

The following table sets forth a breakdown by nature of our cost of revenue, selling, general and administrative, and research and development expenses for the years or periods indicated.
	For the Year Ended December 31,						For the Six Months Ended June 30,
	2020 (Restated)		2021		2022		2022 (Unaudited)		2023 (Unaudited)
	US$	%	US$	%	US$	%	US$	%	US$	%
	(in thousands, except for percentages)
Staff costs: salaries, wages and other benefits	33,041	13.5	37,730	13.4	50,132	12.8	23,874	12.6	24,345	13.1
Share-based payments	—	—	88,355	31.4	90,648	23.2	54,425	28.7	21,847	11.7
Amortization of intangible assets	111	0.0	146	0.1	97	0.0	29	0.0	154	0.1
Depreciation:
Mining machines	98,136	40.0	43,857	15.6	29,281	7.5	15,045	7.9	11,208	6.0
Property, plant and equipment	9,807	4.0	14,416	5.1	30,438	7.8	11,766	6.2	20,376	10.9
Investment properties	—	—	—	—	1,237	0.3	—	—	1,280	0.7
Right-of-use assets	3,983	1.6	4,636	1.7	5,371	1.4	2,411	1.3	3,205	1.7
Electricity cost in operating mining machines	72,078	29.4	58,447	20.8	139,469	35.7	59,354	31.3	84,510	45.4
Cost of mining machines and accessories sold	17,537	7.2	5,978	2.1	1,002	0.3	571	0.3	4	0.0
Consulting service fee	1,039	0.4	8,787	3.1	6,797	1.7	3,012	1.6	5,650	3.0
Tax and surcharge	3,085	1.3	2,202	0.8	3,355	0.9	2,261	1.2	3,155	1.7
Advertising expenses	2,189	0.9	880	0.3	737	0.2	416	0.2	628	0.3
Office expenses	543	0.2	2,219	0.8	3,124	0.8	1,333	0.7	1,894	1.0
Research and development technical service fees	681	0.3	1,964	0.7	1,313	0.3	526	0.3	1,104	0.6
Expenses of low-value consumables	971	0.4	1,662	0.6	4,025	1.0	2,412	1.3	1,126	0.6
Expenses of variable payment lease	—	—	610	0.2	639	0.2	284	0.1	193	0.1
Expenses of short-term leases	372	0.2	351	0.1	527	0.1	316	0.2	159	0.1
Impairment loss of mining machines	—	—	106	0.0	—	—	—	—	—	—
Logistic expenses	339	0.1	1,391	0.5	3,060	0.8	1,477	0.8	243	0.1
Travel expenses	52	0.0	1,393	0.5	3,202	0.8	2,015	1.1	1,227	0.7
Insurance fee	459	0.2	983	0.3	3,446	0.9	2,091	1.1	692	0.4
Others	766	0.3	4,826	1.9	12,756	3.3	5,736	3.1	3,267	1.8
Total cost of revenue, selling, general and administrative and research and development expenses	245,189	100.0	280,939	100.0	390,656	100.0	189,354	100.0	186,267	100.0

Comparison of Six Months Ended June 30, 2022 and 2023
Revenue
Our revenue decreased by 7.4% from US$179.6 million for the six months ended June 30, 2022 to US$166.4 million for the six months ended June 30, 2023, primarily attributable to (i) a decrease in revenue generated from Cloud Hash Rate such as hash rate subscription and electricity subscription, (ii) a decrease in revenue of self-mining, and (iii) a decrease in revenue generated from Cloud Hosting arrangements and General Hosting, partially offset by an increase in revenue generated from Membership Hosting which began to generate revenue in the second half of 2022.
•
Revenue generated from our self-mining business decreased by 15.4% from US$41.0 million for the six months ended June 30, 2022 to US$34.7 million for the six months ended June 30, 2023. The change was mainly driven by the price drop of Bitcoin, the most significant type of cryptocurrency involved in our business operation, partially offset by an increase in the comparative number of Bitcoin mined from self-mining, resulting from an increase in the amount of hash rate allocated to our self-mining business as a percentage of the total network hash rate. The hash rate used for self-mining, calculated on a six-month monthly average basis, was approximately 3.6 EH/s for the six months ended June 30, 2023, which increased compared to 2.0 EH/s for the six months ended June 30, 2022. We expect to remain flexible in allocating hash rate between self-mining and hash rate sales through Cloud Hash Rate, depending on the market condition.

•
Revenue generated from Cloud Hash Rate decreased by 51.9% from US$74.9 million for the six months ended June 30, 2022 to US$36.0 million for the six months ended June 30, 2023, which was mainly attributable to a decrease in revenue from (i) hash rate subscription, (ii) electricity subscription, and (iii) additional consideration from acceleration plan arrangements. Sales price of hash rate subscription is primarily priced with reference to Bitcoin price and overall network hash rate at the time of sales and revenue generated from the subscription is recognized evenly over the duration of the subscription. As a result, revenue from hash rate subscription for the six months ended June 30, 2023 did not only consist of new sales during the six months ended June 30, 2023 but also the amortized revenue from sales before 2023 and that captured the Bitcoin price appreciation during 2021. With the gradual expiration of the hash rate subscription, we have also slightly decreased hash rate allocated to Cloud Hash Rate, calculated on a six-month monthly average basis, from 2.2 EH/s for the six months ended June 30, 2022 to 1.6 EH/s for the six months ended June 30, 2023. The decrease in revenue from electricity subscription was attributable to the decrease of active hash rate subscription orders. The decrease in revenue from additional consideration from Cloud Hash Rate arrangements offered under accelerator mode was due to the expiration of our existing revenue sharing arrangements subscribed in the prior year and a delay in reaching the condition for revenue sharing due to generally longer subscription periods and lower-than-expected mining rewards.

•
Revenue generated from Cloud Hosting decreased by 73.4% from US$6.8 million for the six months ended June 30, 2022 to US$1.8 million for the six months ended June 30, 2023, which was primarily attributable to the decrease in capacity allocated for Cloud Hosting and completion of most orders of Cloud Hosting by the end of 2022.

•
Revenue generated from General Hosting slightly decreased by 5.8% from US$53.0 million for the six months ended June 30, 2022 to US$49.9 million for the six months ended June 30, 2023, primarily because of a slight decrease in the capacity of General Hosting.

•
Revenue generated from Membership Hosting increased significantly from nil for the six months ended June 30, 2022 to reach a revenue of US$40.4 million for the six months ended June 30, 2023 because our mining datacenter in North America began to deliver capacity in the second half of 2022.

Cost of Revenue
Our total cost of revenue increased by 23.6% from US$110.6 million for the six months ended June 30, 2022 to US$136.8 million for the six months ended June 30, 2023, primarily attributable by an increase in (i) electricity cost in operating mining machines, and (ii) depreciation of property, plant and equipment, partially offset by a decrease in (i) share-based payment expenses, and (ii) depreciation of mining machines.
•
Share-based payment expenses attributed to cost of revenue decreased by 55.7% from US$5.8 million to US$2.6 million for the six months ended June 30, 2023, which was due to (i) the decrease in the number of share awards granted to employees in the first half of 2023 and (ii) the decrease in expense recognized according to graded vesting schedules for outstanding share awards for the six months ended June 30, 2023.

•
Depreciation of mining machines decreased by 25.5% from US$15.0 million for the six months ended June 30, 2022 to US$11.2 million for the six months ended June 30, 2023, primarily due to mining machines procured prior to 2022 being fully depreciated gradually.

•
Electricity cost in operating mining machines increased by 42.4% from US$59.4 million for the six months ended June 30, 2022 to US$84.5 million for the six months ended June 30, 2023, which was attributed to the increased overall energy consumption related to the expansion of our mining datacenter operations in North America and Norway.

•
Depreciation of property, plant and equipment attributed to cost of revenue increased by 70.0% from US$11.7 million for the six months ended June 30, 2022 to US$19.9 million for the six months ended June 30, 2023, primarily as a result of the expansion of our mining datacenters and mining facilities in North America and Norway.

Selling Expenses
Our selling expenses decreased by 31.7% from US$6.3 million for the six months ended June 30, 2022 to US$4.3 million for the six months ended June 30, 2023, primarily due to (i) the US$2.6 million decrease in share-based payment expenses, as a result of a decrease in the new grant of share awards to sales personnel in the first half of 2023 and (ii) the decrease in expense recognized according to graded vesting schedules for outstanding share awards for the six months ended June 30, 2023, partially offset by the US$0.7 million increase in staff costs, including salaries, wages and other benefits to sales personnel.
General and Administrative Expenses
Our general and administrative expenses decreased by 38.4% from US$52.7 million for the six months ended June 30, 2022 to US$32.5 million for the six months ended June 30, 2023, primarily due to (i) the US$18.0 million decrease in share-based payment expenses, as a result of the decrease in the new grant of share awards to general and administrative personnel in the first half of 2023 and the decrease in expense recognized according to graded vesting schedules for outstanding share awards for the six months ended June 30, 2023 and (ii) the US$3.6 million decrease in staff costs, including wages, bonuses and other benefits to general and administrative personnel, partially offset by the US$2.6million increase in consulting service fee.
Research and Development Expenses
Our research and development expenses decreased by 35.5% from US$19.7 million for the six months ended June 30, 2022 to US$12.7 million for the six months ended June 30, 2023, primarily attributable to the US$8.8 million decrease in share-based payment expenses as a result of the decrease in the new grant of share awards to research and development personnel in the first half of 2023 and the decrease in expense recognized according to graded vesting schedules for outstanding share awards for the six months ended June 30, 2023 partially offset by (i) the US$0.7 million increase in staff costs, including wages, bonuses and other benefits to research and development personnel, and (ii) the US$0.6 million increase in research and development technical service fees.
Listing Fee
We recorded listing fee of US$33.2 million for the six months ended June 30, 2023 in relation to the Business Combination, compared to nil for the six months ended June 30, 2022.

Other Operating Income/(Expenses)
We generated other operating expense of US$2.8 million and US$0.1 million for the six months ended June 30, 2022 and 2023, respectively. This change was primarily because we recorded a net loss of US$2.2 million loss on disposal of cryptocurrencies for the six months ended June 30, 2022, compared to US$0.5 million gain on disposal of cryptocurrencies for the six months ended June 30, 2023, which is associated with Bitcoin price drop prior to such disposal given we typically sell Bitcoins earned from our principal business lines within the next few days.
Other Net Gain/(Loss)
We recorded other net gain of US$1.6 million for the six months ended June 30, 2023, which was primarily attributable to the changes in fair value of financial assets at fair value through profit or loss for the investment in a limited partnership set up by Matrixport Group made in 2022. We recorded other gain of US$1.1 million for the six months ended June 30, 2022, which primarily included (i) net gains on disposal of property, plant and equipment of US$0.6 million and (ii) others of US$0.6 million, which mainly included return of wealth management product and other minor gains from operation for the six months ended June 30, 2022.
Loss from Operations
As a result of the foregoing, we have an increase on loss from operations by 352.0% from US$11.4 million for the six months ended June 30, 2022 to US$51.5 million for the six months ended June 30, 2023.
Income Tax Benefit/(Expenses)
We recorded income tax benefit of US$2.8 million and for the six months ended June 30, 2023 and incurred an income tax expense of US$8.0 million for the six months ended June 30, 2022.
Net Loss
As a result of the foregoing, we incurred a net loss of US$49.8 million and US$25.2 million for the six months ended June 30, 2023 and 2022 respectively.
Comparison of Years Ended December 31, 2021 and 2022
Revenue
Our revenue decreased by 15.6% from US$394.7 million for the year ended December 31, 2021 to US$333.3 million for the year ended December 31, 2022, primarily driven by (i) a decrease in revenue generated from self-mining, (ii) a decrease in revenue generated from sales of mining machines and (iii) a decrease in revenue generated from Cloud Hash Rate, partially offset by (i) an increase in revenue generated from Cloud Hosting, (ii) an increase in revenue generated from General Hosting, and (iii) Membership Hosting which began to generate revenue in the second half of 2022.
•
Revenue generated from our self-mining business decreased by 67.4% from US$191.7 million for the year ended December 31, 2021 to US$62.4 million for the year ended December 31, 2022. The change was mainly driven by (i) the price drop of Bitcoin, the most significant type of cryptocurrency involved in our business operation and (ii) a decrease in the comparative number of Bitcoin mined from self-mining, resulting from a decrease in the amount of hash rate allocated to our self-mining business as a percentage of the total network hash rate. The hash rate used for self-mining, calculated on a twelve-month monthly average basis, was approximately 2.4EH/s for the year ended December 31, 2022, which slightly increased compared to 2.2EH/s for the year ended December 31, 2021. We expect to remain flexible in allocating hash rate between self-mining and hash rate sales through Cloud Hash Rate, depending on the market condition.

•
Revenue generated from sales of mining machines decreased by 98.5% from US$45.7 million for the year ended December 31, 2021 to US$0.7 million for the year ended December 31, 2022, which was mainly attributable to a decrease in the number of mining machines we sold for the year ended December 31, 2022 as we had sold most of our mining machines of older models for the year ended December 31, 2021. We currently do not expect to sell mining machines in the near-future.

•
Revenue generated from Cloud Hash Rate decreased by 2.3% from US$124.2 million for the year ended December 31, 2021 to US$121.3 million for the year ended December 31, 2022, which was mainly attributable to an increase in (i) revenue from hash rate subscription and (ii) revenue from electricity subscription, offset by a decrease in revenue from additional consideration from acceleration plan arrangements. Sales price of hash rate subscription is primarily priced with reference to Bitcoin price and overall network hash rate at the time of sales and revenue generated from the subscription is recognized evenly over the duration of the subscription. As a result, revenue from hash rate subscription for the year ended December 31, 2022 did not only consist of new sales during the year ended December 31, 2022 but also the amortized revenue from sales before 2022 and that captured the Bitcoin price appreciation during 2021. With the gradual expiration of the hash rate subscription, we have also slightly decreased hash rate allocated to Cloud Hash Rate, calculated on a twelve-month monthly average basis, from 2.0EH/s for the year ended December 31, 2021 to 1.8EH/s for the year ended December 31, 2022. The increase in electricity subscription was as a result of increase in electricity price in 2022 for existing customers of Cloud Hash Rate. The decrease in revenue from additional consideration from Cloud Hash Rate arrangements offered under accelerator mode was due to the expiration of our existing revenue sharing arrangements subscribed in the prior year and a delay in reaching the condition for revenue sharing due to generally longer subscription periods and lower-than-expected mining rewards.

•
Revenue generated from Cloud Hosting increased by 67.1% from US$7.6 million for the year ended December 31, 2021 to US$12.7 million for the year ended December 31, 2022, which was primarily because nearly half of orders of Cloud Hosting in 2021 were subscribed in the second half of 2021, which contributed to the revenue in 2022, while nearly all orders of Cloud Hosting in 2022 contributed to the revenue in 2022.

•
Revenue generated from General Hosting increased significantly from US$18.3 million for the year ended December 31, 2021 to US$99.3 million for the year ended December 31, 2022, primarily driven by an increase in the mining site capacity as a result of the expansion of our mining datacenter operations.

•
We began to generate revenue from Membership Hosting in the second half of 2022 when our mining datacenter in North America began to deliver capacity, and recorded revenue in the amount of US$26.1 million for the year ended December 31, 2022.

Cost of Revenue
Our cost of revenue increased by 63.1% from US$153.3 million for the year ended December 31, 2021 to US$250.1 million for the year ended December 31, 2022, primarily driven by an increase in (i) electricity cost in operating mining machines, (ii) salaries, wages and other benefits and (iii) depreciation of property, plant and equipment, partially offset by a decrease in (i) depreciation of mining machines and (ii) cost of mining machines sold and accessories sold.
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Depreciation of mining machines decreased by 33.3% from US$43.9 million for the year ended December 31, 2021 to US$29.3 million for the year ended December 31, 2022, primarily because (i) a significant number of the mining machines procured prior to 2021 as a result of our expanded hash rate capacity are fully depreciated by 2021, and (ii) we changed the useful life for mining machines from one year to two years for the mining machines of newer models that were purchased starting from July 2021, which leads to lower depreciation afterwards

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Electricity cost in operating mining machines increased by 138.9% from US$58.4 million for the year ended December 31, 2021 to US$139.5 million for the year ended December 31, 2022, which was attributed to the increased overall energy consumption related to the expansion of our mining datacenter operations in North America and Norway.

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Cost of mining machines sold and accessories sold decreased by 83.3% from US$6.0 million for the year ended December 31, 2021 to US$1.0 million for the year ended December 31, 2022, primarily driven by the decrease in the number of mining machines we sold for the year ended December 31, 2022 as we had sold most of our mining machines of older models for the year ended December 31, 2021. We currently do not expect to sell mining machines in the near-future.

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Salaries, wages and other benefits attributed to cost of revenue increased by 89.4% from US$9.4 million for the year ended December 31, 2021 to US$17.8 million for the year ended December 31,2022, which was due to the increase in employees and in salaries, wages and other benefits to attract and retain quality employees as a result of the expansion of our mining datacenter operations in North America.

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Depreciation of property, plant and equipment attributed to cost of revenue increased by 114.3% from US$14.0 million for the year ended December 31, 2021 to US$30.0 million for the year ended December 31, 2022, primarily as a result of the expansion of our mining datacenters and mining facilities in North America and Norway.

Selling Expenses
Our selling expenses increased from US$8.4 million for the year ended December 31, 2021 to US$11.7 million for the year ended December 31, 2022, primarily due to (i) the US$2.3 million increase in share-based payment expenses as a result of the new grant of options to sales personnel in 2022 under the 2021 Share Incentive Plan approved in July 2021, and (ii) the US$0.4 million increase in staff costs, including salaries, wages and benefits to sales personnel.
General and Administrative Expenses
Our general and administrative expenses increased by 4.2% from US$89.7 million for the year ended December 31, 2021 to US$93.5 million for the year ended December 31, 2022, primarily due to (i) the US$6.4 million increase in travel, insurance, utilities and other expenses related to our daily operation and (ii) the US$3.2 million increase in staff costs, including salaries, wages and benefits to general and administrative personnel, partially offset by the US$5.6 million decrease in share-based payment expenses as a result of the grant of option to administrative personnel under the 2021 Share Incentive Plan approved in July 2021 because most of the options were granted in 2021.
Research and Development Expenses
Our research and development expenses increased by 20.0% from US$29.5 million for the year ended December 31, 2021 to US$35.4 million for the year ended December 31, 2022, primarily attributable to the US$6.0 million increase in share-based payment expenses as a result of the new grant of option in 2022 to research and development personnel under the 2021 Share Incentive Plan approved in July 2021.
Other Operating Income /(Expenses)
We generated other operating income of US$14.6 million and incurred other operating expenses of US$3.6 million for the year ended December 31, 2021 and 2022, respectively. This change was primarily because we recorded US$18.7 million gain on disposal of cryptocurrencies for the year ended December 31, 2021, compared to US$3.1 million loss on disposal of cryptocurrencies for the year ended December 31, 2022, which is associated with Bitcoin price drop prior to such disposal given we typically sell Bitcoins earned from our principal business lines within the next few days.
Other Net Gain/(Loss)
We recorded other net gain of US$0.36 million for the year ended December 31, 2022, which primarily included (i) net gains on disposal of property, plant and equipment and intangible assets of US$0.66 million and (ii) other gains of US$0.5 million, which mainly included return of wealth management product and other minor gains from disposal of investments in unlisted debt instruments, partially offset by the loss of US$0.8 million which mainly included the fair value change of investments in unlisted equity and debt instruments. We recorded other net gain of US$2.5 million for the year ended December 31, 2021, which primarily included a net gain of approximately US$4.5 million on settlement of balances with Bitmain, partially offset by a one-off impairment loss of approximately US$2.0 million resulting from a pre-mature investment.
Profit/(Loss) from Operations
As a result of the foregoing, we recorded a loss from operations of US$60.6 million for the year ended December 31, 2022 and a profit from operations of US$130.8 million for the year ended December 31, 2021.

Income Tax Benefit/(Expenses)
We recorded income tax expenses of US$48.2 million and income tax benefit of US$4.4 million for the year ended December 31, 2021 and 2022.
Net Profit/(Loss)
As a result of the foregoing, we incurred a net loss of US$60.4 million for the year ended December 31, 2022 and a net profit of US$82.6 million for the year ended December 31, 2021.
Comparison of Years Ended December 31, 2020 and 2021
Revenue
Our revenue increased by 111.7% from US$186.4 million for the year ended December 31, 2020 to US$394.7 million for the year ended December 31, 2021.
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Revenue generated from our self-mining business increased by 116.6% from US$88.5 million for the year ended December 31, 2020 to US$191.7 million for the year ended December 31, 2021. The change was mainly driven by price appreciation of Bitcoin, the most significant type of cryptocurrency involved in our business operation, partially offset by a decrease in the number of Bitcoin mined, primarily resulting from the Bitcoin halving event on May 11, 2020 and a slight decrease in the hash rate allocated to self-mining. The average price of Bitcoin for the year ended December 31, 2021 was US$47,385 compared to US$11,057 for the year ended December 31, 2020, representing an increase of 328.5%, according to Frost & Sullivan. The hash rate used for self-mining, calculated on a twelve-month monthly average basis, was approximately 2.2EH/s for the year ended December 31, 2021, which was slightly decreased compared to 2.3EH/s for the year ended December 31, 2020.

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Revenue generated from Cloud Hash Rate increased by 58.7% from US$78.3 million for the year ended December 31, 2020 to US$124.2 million for year ended December 31, 2021, which was mainly attributable to the increase in (i) revenue from additional consideration from acceleration plan arrangements and (ii) revenue from hash rate subscription, partially offset by a decrease in electricity charges as a result of lower hash rate allocated to Cloud Hash Rate in 2021. The increase in revenue generated from additional consideration from acceleration plan arrangements was due to the launch of subscription plans under “accelerator mode” in 2020, an increase in the number of customers who recovered their investment costs in 2021 as well as Bitcoin price appreciation. The increase in revenue from hash rate subscription was mainly driven by the higher sales price of hash rate subscription and the higher demand for Cloud Hash Rate, both of which were primarily attributable to (i) Bitcoin price appreciation, and (ii) our increased brand recognition as a result of our expanding scale of operations as well as diverse hash rate subscription plans and high-quality hash rate. The hash rate allocated to Cloud Hash Rate, calculated on a twelve-month monthly average basis, was approximately 2.0EH/s for the year ended December 31, 2021, which was slightly decreased compared to 2.1EH/s for the year ended December 31, 2020.

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Revenue generated from sales of mining machines increased by 188.4% from US$15.8 million for the year ended December 31, 2020 to US$45.7 million for the year ended December 31, 2021, which was mainly attributable to the higher sales price of mining machines driven by Bitcoin price appreciation, offset by the decrease in the number of mining machines we sold in 2021.

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Revenue generated from Cloud Hosting increased by 158.4% from US$2.9 million for the year ended December 31, 2020 to US$7.6 million for the year ended December 31, 2021, which was mainly attributable to an increase in the customer base of Cloud Hosting following the launch of Cloud Hosting service in 2020.

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Revenue generated from General Hosting increased from nil for the year ended December 31, 2020 to US$18.3 million for the year ended December 31, 2021, primarily driven by (i) professional miners’ higher demand for hosting services in 2021, (ii) the increase in mining site capacity as a result of the expansion of our mining datacenter operations and (iii) our efforts to attract more hosting customers to diversify our revenue stream.

Cost of Revenue
Our cost of revenue decreased by 26.9% from US$209.6 million for the year ended December 31, 2020 to US$153.3 million for the year ended December 31, 2021, primarily driven by decrease in (i) depreciation of mining machines, (ii) the electricity cost in operating mining machines and (iii) cost of mining machine sold, partially offset by an increase in share-based payment expenses attributed to cost of revenue, increase in salaries, wages, and other benefits attributed to cost of revenue and increase in depreciation of property, plant and equipment attributed to cost of revenue.
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Depreciation of mining machines decreased by 55.3% from US$98.1 million for the year ended December 31, 2020 to US$43.9 million for the year ended December 31, 2021, primarily because (i) the mining machines procured at the beginning of 2020 as a result of our expanded hash rate capacity contributed large depreciation amount for the year ended December 31, 2020, and are fully depreciated by the first half of 2021 as those mining machines were depreciated in one year on a straight-line basis, and (ii) we changed the useful life for mining machines from one year to one to two years for the mining machines of newer models that were purchased in 2021 starting from July 2021, which leads to lower depreciation for the year ended December 31, 2021.

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Electricity cost in operating mining machines decreased by 18.9% from US$72.1 million for the year ended December 31, 2020 to US$58.4 million for the year ended December 31, 2021, primarily driven by the lowered overall energy consumption of 39.2 j/T as of December 31, 2021, compared to 48 j/T as of December 31, 2020 for our mining machines, partially offset by the increase in hash rate under management calculated on a twelve-month average basis from approximately 4.6EH/s for the year ended December 31, 2020 to approximately 5.7EH/s for the year ended December 31, 2021.

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Cost of mining machines sold decreased by 65.9% from US$17.5 million for the year ended December 31, 2020 to US$6.0 million for the year ended December 31, 2021, primarily driven by (i) the lower carrying book value of the mining machines sold in 2021 as the mining machines sold in 2021 were used for a longer period with most of their costs depreciated compared to the ones sold in 2020 and (ii) decrease in the number of mining machines sold in 2021.

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Share-based payment expenses attributed to cost of revenue increased from nil for the year ended December 31, 2020 to US$10.4 million for the year ended December 31, 2021, which was due to the grant of options under the 2021 Share Incentive Plan to mining datacenter personnel in the second half of 2021.

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Salaries, wages and other benefits attributed to cost of revenue increased by 99.4% from US$4.7 million for the year ended December 31, 2020 to US$9.4 million for the year ended December 31, 2021, which was due to the increase in salaries, wages and other benefits to mining datacenter personnel as a result of the expansion of our mining datacenter operations.

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Depreciation of property, plant and equipment attributed to cost of revenue increased by 47.0% from US$9.5 million for the year ended December 31, 2020 to US$14.0 million for the year ended December 31, 2021, primarily attributable to our expansion of the mining datacenter.

Selling Expenses
Our selling expenses increased by 51.8% from US$5.6 million for the year ended December 31, 2020 to US$8.4 million for the year ended December 31, 2021, primarily due to the US$5.2 million increase in share- based payment expenses attributed to selling expense as a result of the grant of options to sales personnel under the 2021 Share Incentive Plan in the second half of 2021, partially offset by US$1.4 million decrease in staff costs, including salaries, wages and benefits to sales personnel and the US$1.3 million decrease in advertising expenses, as we conducted fewer marketing activities. As a result of price appreciation of Bitcoin, the most significant cryptocurrency involved in our business operation, and wider market recognition of our brand name, we are able to achieve satisfying sales performance without engaging in proactive marketing activities.
General and Administrative Expenses
Our general and administrative expenses increased by 342.7% from US$20.3 million for the year ended December 31, 2020 to US$89.7 million for the year ended December 31, 2021, primarily due to (i) US$54.5 million increase in share-based payment expenses attributed to general and administrative expenses as a result of the grant of option to administrative personnel under the 2021 Share Incentive Plan in the second half of 2021, (ii) US$7.5 million increase in consulting service fees attributed to general and administrative expenses charged by professional parties due to our efforts in capital market activities.
Research and Development Expenses
Our research and development expenses increased by 201.3% from US$9.8 million for the year ended December 31, 2020 to US$29.5 million for the year ended December 31, 2021, primarily attributable to (i) US$18.2 million increase in share-based payment expenses attributed to research and development expenses of as a result of the grant of options to research and development personnel under the 2021 Share Incentive Plan in the second half of 2021 and (ii) US$1.3 million increase in research and development technical service fees.
Other Operating Income /(Expenses)
We incurred other operating expenses of US$2.0 million and generated other operating income of US$14.6 million for the years ended December 31, 2020 and 2021, respectively. This change was primarily attributable to (i) US$16.0 million increase in net gain on disposal of cryptocurrencies for the year ended December 31, 2021, which is associated with Bitcoin price change prior to such disposal given we typically sell Bitcoins earned from our principal business lines within the next few days, (ii) US$3.7 million losses from change in fair value of cryptocurrencies lent, (iii) US$2.9 million decrease in net loss on disposal of mining machine at scrap value, as a result of fewer mining machines disposals in 2021 because the new mining machines we purchased in 2021 were of more recent models and in a more stable condition and (iv) US$2.0 million write-off of receivables from a related party for the year ended December 31, 2020, compared to nil for the year ended December 31, 2021.
Other Net Gain/(Loss)
We recorded other net gain of US$2.5 million for the year ended December 31, 2021, compared to other net loss of US$2.6 million for the year ended December 31, 2020. This change was primarily due to (i) the net gain on settlement of balances between Bitmain of US$4.5 million for the year ended December 31, 2021 compared to nil for the year ended December 31, 2020 and (ii) an impairment of property, plant and equipment of US$2.2 million for the year ended December 31, 2020, compared to nil for the year ended December 31, 2021, partially offset by the impairment loss of a pre-matured investment of US$2.0 million associated with a forfeited investment project of US$2.0 million for the year ended December 31, 2021, while we did not conduct similar transaction or incur such cost for the year ended December 31, 2020.
Profit/(Loss) from Operations
As a result of the foregoing, we recorded a loss from operations of US$63.4 million for the year ended December 31, 2020 and a profit from operations of US$130.8 million for the year ended December 31, 2021.
Income Tax Benefit/(Expenses)
We recorded an income tax benefit of US$8.0 million for the year ended December 31, 2020 and an income tax expenses of US$48.2 million for the year ended December 31, 2021, primarily because we achieved profit before taxation of US$130.9 million for the year ended December 31, 2021, compared to loss before taxation of US$63.8 million for the year ended December 31, 2020.
Net Profit/(Loss)
As a result of the foregoing, we recorded a net loss of US$55.8 million for the year ended December 31, 2020 and a net profit of US$82.6 million for the year ended December 31, 2021.
Liquidity and Capital Resources
As of June 30, 2023, we had cash and cash equivalents of US$130.2 million and fiat currency investment of US$1.0 million in unlisted debt instruments, redeemable on demand. Since our separation from Bitmain, we have financed our operations primarily with cash flow from disposal of cryptocurrencies earned from principal business operations. We believe that our cash, short-term investment and anticipated proceeds from disposal of cryptocurrencies in connection with our principal business will be sufficient to meet our current and anticipated working capital requirements and capital expenditures for at least the next 18 months from the date of this prospectus.

Our cash and cash equivalents decreased to US$130.2 million as of June 30, 2023 from US$231.4 million as of December 31, 2022, primarily attributable to the construction and purchase of mining fleets for our mining datacenter in Gedu, Bhutan and deposit paid to electricity suppliers. Our cash and cash equivalents decreased to US$231.4 million as of December 31, 2022 from US$372.1 million as of December 31, 2021, primarily attributable to our active construction of mining datacenters in North America and Norway, purchase of investment property assets through the acquisition of Asia Freeport Holdings Pte. Ltd. and investment in unlisted equity and debt instruments. Our cash and cash equivalents increased from US$44.8 million as of December 31, 2020 to US$372.1 million as of December 31, 2021, primarily attributable to the increase in adjusted EBITDA, which is a non-IFRS financial measure defined as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude listing fee and share-based payment expenses under IFRS 2. A reconciliation of profit/(loss), the most comparable IFRS measure, to adjusted EBITDA is set forth in “- Non-IFRS Financial Measures” above.
To date, we have not seen a material impact on our liquidity from events related to the COVID-19 pandemic.
Our material cash requirements as of June 30, 2023 and any subsequent interim period primarily include our purchase of plant, property and equipment, lease obligations, and borrowings. Other than those as discussed below, we did not have any significant capital and other commitments, long-term obligations or guarantees as of June 30, 2023.
Purchase of property, plant and equipment, investment properties and intangible assets. Purchase of property, plant and equipment, investment properties and intangible assets primarily consist of the purchase of machinery, equipment and other expenditure associated with mining datacenter construction and operations. The total cash outflow for the purchase of property, plant and equipment, investment properties and intangible assets were US$19.9 million, US$62.9 million and US$63.2 million for the years ended 2020, 2021 and 2022, respectively, and were US$49.8 million and US$24.6 million for the six months ended June 30, 2022 and 2023, respectively. As of June 30, 2023, we had commitments that are scheduled to be paid within 12 months for the construction of mining datacenters of approximately US$32.0 million.
Lease obligations. We occupy most of our office premises and certain mining datacenter under lease arrangements, which generally have an initial lease term between one and a half to thirty years. Lease contracts are typically made for fixed periods but may have extension options. Any extension options in these leases have not been included in the lease liabilities unless we are reasonably certain to exercise the extension option. Periods after termination options are only included in the lease term if the lease is reasonably certain not to be terminated. The total cash outflow for leases, including the capital element of lease rentals paid and interests paid on leases for the years ended December 31, 2020, 2021 and 2022 was approximately US$5.4 million, US$5.4 million and US$6.3 million, respectively. The total cash outflow for leases, including the capital element of lease rentals paid and interests paid on leases for the six months ended June 30, 2022 and 2023 was approximately US$2.8 million and US$3.9 million, respectively. As of June 30, 2023, lease liabilities mature based on contractual undiscounted payments within 12 months and over 12 months were US$7.7 million and US$79.4 million, respectively.
Borrowings. Our borrowings as of June 30, 2023 represented a commitment of US$30.0 million relating to the principal amount and interests in connection with the issuance of the Bitdeer Convertible Note, a US$30 million convertible note, on July 23, 2021, bearing an annual interest rate of 8%, which matured on July 23, 2023. On July 22, 2023, we amended the Bitdeer Convertible Note, pursuant to which we have repaid US$7 million in principal (and interest accrued thereon from July 1, 2023) of the then outstanding notes, and extended the maturity of the Bitdeer Convertible Note to July 21, 2025, by when we will pay the remainder of the notes.
We intend to fund our existing and future material cash requirements primarily with our cash, short-term investment and anticipated proceeds from disposal of cryptocurrencies in connection with our principal business, which is classified as an investing activity. However, our future capital requirements will depend on many factors, including market acceptance of cryptocurrency, our growth, our ability to scale up our infrastructure and hash rate, our ability to effectively control costs, our ability to attract and retain customers, the continuing market acceptance of our offerings, expansion of sales and marketing activities and overall economic conditions. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our shareholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations. In the event that additional financing is required from outside sources, there is a possibility we may not be able to raise it on term acceptable to us or at all. If we are unable to raise additional capital when desired, our business, operations and financial condition could be adversely affected.
We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.
Cash Flows
The following table presents our consolidated statements of cash flows for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2022 and 2023.
	For the Year Ended December 31,			For the Six Months Ended June 30,
	2020 (Restated)	2021 (Restated)	2022	2022 (Unaudited)	2023 (Unaudited)
	US$	US$	US$	US$	US$
	(in thousands)
Net cash used in operating activities	(109,176)	(52,466)	(268,037)	(151,845)	(157,129)
Net cash generated from investing activities	62,742	394,569	133,793	114,884	67,799
Net cash generated from / (used in) financing activities	30,776	(14,426)	(3,884)	(1,623)	(10,283)
Net (decrease) / increase in cash and cash equivalents	(15,658)	327,677	(138,128)	(38,584)	(99,613)
Cash and cash equivalents at the beginning of the year or period	59,826	44,753	372,088	372,088	231,362
Effect of movements in exchange rates on cash and cash equivalents held	585	(342)	(2,598)	(2,734)	(1,546)
Cash and cash equivalents at the end of the year or period	44,753	372,088	231,362	330,770	130,203
Operating Activities
Net cash used in operating activities was US$157.1 million for the six months ended June 30, 2023. The difference between our net loss of US$49.8 million and the net cash used in operating activities was primarily attributable to (i) adjustments for revenues recognized on acceptance of cryptocurrencies of US$153.5 million, (ii) changes in prepayments and other assets of US$39.6 million primarily associated with deposits and prepayments made to suppliers, and (iii) changes in other payables and accruals of US$4.8 million associated with operating expenses, partially offset by (i) an adjustment for depreciation and amortization of US$36.2 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with our mining datacenters during this period, (ii) an adjustment for listing fee of US$33.2 million related to the Business Combination, and (iii) an adjustment for share-based payment expenses of US$21.8 million for the issuance of share awards following the adoption of the 2021 Share Incentive Plan.
Net cash used in operating activities was US$151.8 million for the six months ended June 30, 2022. The difference between our net loss of US$25.2 million and the net cash used in operating activities was primarily attributable to (i) adjustments for revenues recognized on acceptance of cryptocurrencies of US$156.6 million, (ii) changes in prepayments and other assets of US$24.4 million primarily associated with deposits and prepayments made to suppliers following the expansion of our business during this period, (iii) changes in trade receivables of US$12.6 million primarily associated with the increase in revenue from our general hosting business, and (iv) income tax paid of US$19.6 million, partially offset by (i) an adjustment for share-based payment expenses of US$54.4 million for the issuance of share awards following the adoption of the 2021 Share Incentive Plan in July 2021, (ii) an adjustment for depreciation and amortization of US$29.3 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period, and (iii) an adjustment for income tax expenses of US$8.0 million.

Net cash used in operating activities was US$268.0 million for the year ended December 31, 2022. The difference between our net loss of US$60.4 million and the net cash used in operating activities was primarily attributable to (i) adjustments for revenues recognized on acceptance of cryptocurrencies of US$305.0 million, (ii) changes in prepayments and other assets of US$21.9 million primarily associated with deposits and prepayments made to suppliers following the expansion of our business during this period, (iii) changes in deferred revenue of US$9.2 million primarily associated with the recognition of revenue, (iv) income tax prepaid of US$20.0 million, and (v) an adjustment for income tax benefit of US$4.4 million, partially offset by (i) an adjustment for share-based payment expenses of US$90.6 million for the issuance of options following the adoption of the Bitdeer’s 2021 Share Incentive Plan in July 2021, and (ii) an adjustment for depreciation and amortization of US$66.4 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period.
Net cash used in operating activities was US$52.5 million for the year ended December 31, 2021. The difference between our net profit of US$82.6 million and the net cash used in operating activities was primarily attributable to (i) adjustments for the revenue recognized on acceptance of cryptocurrencies of US$333.7 million and (ii) gain on disposal of cryptocurrencies of US$18.7 million, partially offset by (i) an adjustment for share-based payment expenses of US$88.4 million, (ii) an adjustment for depreciation and amortization of US$63.1 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period and (iii) an adjustment for income tax expenses of US$48.2 million.
Net cash used in operating activities was US$109.2 million in the year ended December 31, 2020. The difference between our net loss of US$55.8 million and the net cash used in operating activities was primarily attributable to an adjustment for revenue recognized on acceptance of cryptocurrencies of US$170.2 million, partially offset by an adjustment for depreciation and amortization of US$112.0 million primarily relating to the depreciation of mining machines used in our principal business operations and property, plant and equipment used in connection with the expansion of our mining datacenters during this period.
Investing Activities
Net cash generated from investing activities was US$67.8 million for the six months ended June 30, 2023, primarily attributable to (i) proceeds from disposal of cryptocurrencies of US$125.2 million and (ii) proceeds from redemption on fiat currency investment of US$31.1 million in unlisted debt instruments, partially offset by (i) purchase of property, plant and equipment, investment properties and intangible assets of US$24.6 million and (ii) purchase of mining machines of US$62.5 million for the newly built Gedu mining datacenter.
Net cash generated from investing activities was US$114.9 million for the six months ended June 30, 2022, primarily attributable to (i) proceeds from disposal of cryptocurrencies of US$351.3 million and (ii) collection of receivables from previously disposed subsidiaries of US$9.9 million, partially offset by (i) purchase of cryptocurrencies of US$186.0 million for investment (lending and purchase of wealth management product) purposes, (ii) purchase of property, plant and equipment and intangible assets of US$49.8 million and (iii) purchase of financial assets at fair value through profit or loss of US$10.8 million.
Net cash generated from investing activities was US$133.8 million for the year ended December 31, 2022, primarily attributable to proceeds from disposal of cryptocurrencies of US$561.0 million, partially offset by (i) purchase of cryptocurrencies of US$286.0 million for investment (lending and purchase of wealth management product) purposes, (ii) purchase of property, plant and equipment and intangible assets of US$63.2 million, (iii) net fiat currency investment cash outflow of US$30.8 million in unlisted debt instruments, redeemable on demand, (iv) investment in unlisted equity instruments of US$29.5 million and (v) cash paid for asset acquisition, net of cash acquired of US$26.7 million.
Net cash generated from investing activities was US$394.6 million for the year ended December 31, 2021, primarily attributable to (i) proceeds from disposal of cryptocurrencies of US$568.6 million and (ii) repayments from related parties of US$21.7 million, partially offset by (i) purchase of property, plant and equipment and intangible assets of US$62.9 million, (ii) purchase of cryptocurrencies for loan and investment of US$60.0 million, (iii) loans to related parties of US$32.2 million and (iv) purchase of mining machines of US$26.6 million.

Net cash generated from investing activities was US$62.7 million for the year ended December 31, 2020, primarily attributable to (i) repayments from related parties of US$194.4 million and (ii) proceeds from disposal of cryptocurrencies of US$173.1 million, partially offset by (i) loans to related parties of US$161.0 million and (ii) purchase of mining machines of US$124.0 million.
Financing Activities
Net cash used in financing activities was US$10.3 million for the six months ended June 30, 2023, which was attributable to the cash payment of US$7.7 million mainly related to the transaction cost of the Business Combination and capital element of lease rentals paid of US$2.6 million.
Net cash used in financing activities was US$1.6 million for the six months ended June 30, 2022, which was entirely attributable to capital element of lease rentals paid.
Net cash used in financing activities was US$3.9 million for the year ended December 31, 2022, which was entirely attributable to capital element of lease rentals paid.
Net cash used in financing activities was US$14.4 million for the year ended December 31, 2021, which was attributable to (i) repayments of borrowing from related parties of US$29.3 million, (ii) deemed distribution to related parties of US$10.9 million and (iii) capital element of lease rentals paid of US$4.2 million, offset by proceeds from convertible debt of US$30.0 million.
Net cash generated from financing activities was US$30.8 million for the year ended December 31, 2020, primarily attributable to (i) capital contribution received from related party of US$420.0 million, as a result of our then-expected spin-off, and (ii) borrowings from related parties of US$9.2 million, offset by deemed distribution to related parties of US$394.8 million and capital element of lease rentals paid of US$4.5 million.
Quantitative and Qualitative Disclosure about Financial Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our financial risk exposure is primarily the result of cryptocurrency risk, interest rate risk, investment risk, credit risk, foreign currency risk and liquidity risk.
Cryptocurrency Risk
We are exposed to cryptocurrency risk as we yield cryptocurrencies from certain revenue arrangements. We recognize revenue based on the spot fair value of cryptocurrencies on the day they are earned, but the value of the cryptocurrencies is subject to change on the date they are disposed of for fiat currency.
Cryptocurrency prices are affected by various forces including global supply and demand, interest rates, exchange rates, inflation or deflation and the global political and economic conditions. Our profitability is highly correlated to the current and future market price of cryptocurrencies and a decline in the market prices for cryptocurrencies could negatively impact our future operations. In addition, we may not be able to liquidate our holdings of cryptocurrencies at our desired price if required, or, in extreme market conditions, we may not be able to liquidate our holdings of cryptocurrencies at all.
Cryptocurrencies have a limited history, and the fair value of cryptocurrencies has been very volatile. The historical performance of cryptocurrencies is not indicative of their future price performance. The cryptocurrencies involved in our operation are currently primarily Bitcoin and USDT. Our management closely monitors the impact of the mainstream cryptocurrency exchange market on the change of exchange rates from cryptocurrency to fiat currency. We limit our exposure to the cryptocurrency risk by including in our operation strategy to dispose of the cryptocurrencies for fiat currency shortly after they are earned.
Fluctuations in the market price of Bitcoin and/or other cryptocurrencies may have a more linear and quantifiable impact on some of our businesses than others. A 10% increase or decrease in the average market price of Bitcoin and/or other cryptocurrencies over 2020, 2021 and 2022 and the first half of 2023, without considering other factors, would have had the following impact on our revenue: (i) an increase or decrease in our revenue from proprietary mining by 10%; (ii) an increase or decrease in our revenue from Cloud Hash Rate in general, as the price of Bitcoin is a key factor in determining the hash rate subscription fee, provided however, the precise impact is subject to other factors, such as the expected mining rewards at the time of subscription, contract terms, allocation of hash rate between classic and accelerator mode, and electricity price; and (iii) an increase or decrease in revenue from Cloud Hosting, provided that the overall impact is less linear as compared to in the case of proprietary mining. The impact on the revenue from sales of mining machines depends on market sentiments towards Bitcoin at the relevant point in time, in addition to the actual price of Bitcoin. A change in the market price of Bitcoin and/or other cryptocurrencies would not have had a material effect on our revenue from other sources.
In addition, Bitcoin and other cryptocurrencies accounted for 1.0%, 0.3% and 1.7% of our total assets as of December 31, 2021 and 2022 and June 30, 2023, respectively. Since we dispose cryptocurrencies in a relatively short period of time, a 10% increase or decrease in the market price of Bitcoin and other cryptocurrencies as of December 31, 2021 and 2022 and June 30, 2023, respectively, would not have had a material effect on our total assets at these dates.
Interest Rate Risk
Our interest rate risk is primarily attributable to bank deposits, restricted cash and borrowings. Bank deposits, restricted cash and borrowings at variable rates and at fixed rates expose us to cash flow interest rate risk and fair value interest rate risk respectively. Our management closely monitors the fluctuation of such rates periodically. If the interest rates had been higher or lower by 1% with all other variables including tax rate being held constant, the profit/(loss) before tax would have been higher or lower by US$0.5 million, US$3.5 million, US$2.1 million and US$1.1 million for the years ended December 31, 2020, 2021 and 2022 and the six months ended June 30, 2023, respectively.
Investment Risk
We are exposed to investment risk from investment transactions such as investment in financial assets at fair value through profit or loss. These investments are not principal-guaranteed, and we may suffer material loss from such investments. We monitor our investments closely and limits our exposure to the investment risk by including in its operation strategy the requirements to perform due diligence on the prospective investees to evaluate the business soundness before making an investment, and communicate regularly with the investee, review management report and the latest financial statements, if any, to evaluate the stage of investment and whether any action should be taken regarding the investment.
Foreign Currency Risk
We are exposed to foreign currency risk as we conduct transactions which give rise to payables and cash balances that are denominated in foreign currencies and the fair value or future cash flows of our financial instrument may fluctuate due to movement in foreign exchange rates of these foreign currencies. The volatility of exchange rates depends on many factors that we are not able to accurately forecast. Our management is closely monitoring our exposure to currency risk and seeks to minimize its exposure to such risk. We were not exposed to material foreign currency risk during the years ended December 31, 2020 and 2021 and 2022 and the six months ended June 30, 2023.
Credit Risk
Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to us. Our credit risk currently arises mainly from cash deposited in the banks and cryptocurrencies deposited in custody.
To manage risk arising from cash, cash equivalents and restricted cash, we only transact with reputable financial institutions, which have no recent history of default. As such, we are not subject to material credit risk arising from cash, cash equivalents and restricted cash.
For the years ended December 31, 2020, 2021 and 2022, and the six months ended June 30, 2023, substantially all of our cryptocurrencies are stored in wallets held in the custody by Matrixport Group, a related party. To limit exposure to credit risk relating to cryptocurrencies under custody, we evaluate the system security design of the custody service provider and regularly reviews the exposure of cryptocurrencies held in custody. We have further implemented internal controls to ensure the appropriate access to the cryptocurrencies under custody and adopted the operating strategy of disposing of the cryptocurrency for fiat currency shortly after they are earned. We expect that there is no significant credit risk from non-performance by Matrixport Group.

However, Bitcoin and other blockchain-based cryptocurrencies have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in a partial or total loss of our cryptocurrencies and such a loss could have a material adverse effect on our financial condition and results of operations.
Liquidity Risk
Liquidity risk arises in situations where we have difficulties in fulfilling financial liabilities when they become due. Prudent liquidity risk management implies maintaining sufficient cash in order to meet our financial obligations. Our liquidity risk is minimal. We currently have sufficient reserve of cash. As of June 30, 2023, we recorded cash and cash equivalents of US$130.2 million and fiat currency investment of US$1.0 million in unlisted debt instruments, which is redeemable on demand. We believe that our cash, short-term investment and anticipated proceeds from disposal of cryptocurrencies in connection with our principal business will be sufficient to meet our current and anticipated working capital requirements and capital expenditures for at least the next 18 months from the date of this prospectus. We manage our liquidity risk by monitoring cash flow generated from operations, available borrowing capacity, and by managing the maturity profiles of our long-term loans.
Recent Accounting Pronouncements
As from January 1, 2022, we adopted the following recently issued or amended standards. These new standards are not expected to have any significant impact on our financial statements:
Standard/Interpretation	Application Date of Standard	Application Date for our group
Amendments to IFRS 1, Subsidiary as a First-time Adopter	January 1, 2022	January 1, 2022
Amendments to IFRS 9, Derecognition of Financial Liabilities	January 1, 2022	January 1, 2022
Amendments to IFRS 3, Reference to the Conceptual Framework	January 1, 2022	January 1, 2022
Amendments to IAS 16, Property, Plant and Equipment: Proceeds before Intended Use	January 1, 2022	January 1, 2022
Amendments to IAS 37, Onerous Contracts - Cost of Fulfilling a Contract	January 1, 2022	January 1, 2022
IFRS 17, Insurance Contracts and Amendments to Address Concerns and Implementation Challenges	January 1, 2023	January 1, 2023
Amendments to IFRS 4, Expiry Date of the Deferral Approach	January 1, 2023	January 1, 2023
Amendments to IAS 1, Making Materiality Judgement	January 1, 2023	January 1, 2023
Amendments to IAS 1 and IFRS Practice Statement 2, Disclosure of Accounting Policies	January 1, 2023	January 1, 2023
Amendments to IAS 8, Definition of Accounting Estimates	January 1, 2023	January 1, 2023
Amendments to IAS 12, Deferred Tax related to Assets and Liabilities arising from a Single Transaction	January 1, 2023	January 1, 2023
Initial Application of IFRS 17 and IFRS 9 - Comparative Information	January 1, 2023	January 1, 2023
Up to the date of issue of these financial statements, the IASB has issued a number of amendments, which are not yet effective for the six months ended June 30, 2023 and which have not been adopted in these financial statements. We are in the process of making an assessment of what the impact of these new and amended standards and interpretations would be in the period of initial application. So far, we have concluded that the adoption of them is unlikely to have a significant impact on our financial position.
Standard/Interpretation	Application Date for our group
Amendments to IAS 1, Classification of Liabilities as Current or Non-current and Disclosure of Accounting Policies	January 1, 2024
Amendments to IAS 1, Classification of Debt with Covenants	January 1, 2024
Amendments to IFRS 16, Subsequent Measurement of Sale and Leaseback Transactions by a Seller-lessee	January 1, 2024
Critical Accounting Policies and Significant Judgments and Estimates
We prepare our consolidated financial statements for the years ended December 31, 2020, 2021 and 2022 in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting

Standards Board (“IASB”). We prepare our interim financial information for the six months ended June 30, 2023 in accordance with International Accounting Standard (“IAS”) 34 ‘Interim Financial Reporting’ issued by the IASB.
In preparing the financial statements, our management has made judgments and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, profit and loss. Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. We make estimates and assumptions concerning the future. The resulting accounting estimates may not be equal to the related actual results.
We believe the accounting policies related to the depreciation of mining machines, cryptocurrency accounting, revenue from the self-mining business, income taxes, share-based payments, fair value of financial assets at fair value through profit or loss, and assessment of the asset acquisition for the years ended December 31, 2020 and 2021 and 2022 involve significant judgments and estimates used in the preparation of our financial statements. Our use of judgements and estimates is disclosed in the Note 3 and the related accounting policies are disclosed in Note 2 to the consolidated financial statements included elsewhere in this prospectus. Furthermore, as a result of the review conducted in June 2023, the useful life of mining machines is changed from one to two year to one to five years, however, the impact of the change in useful life on interim financial statements / financial results was not material. When reviewing our financial statements, you should consider our selection of critical accounting policies, our significant judgments and other uncertainties affecting our applications of those policies and the sensitivity of reported results to changes of such policies, judgments and uncertainties. You should read the descriptions of these significant judgments and estimates in conjunction with other disclosures included in this prospectus.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b).
Holding Company Structure
Bitdeer Technologies Group is an exempted company with limited liability incorporated in the Cayman Islands on December 8, 2021 with no material operations of its own. We currently conduct our operations primarily through our subsidiaries. As a result, our ability to pay dividends primarily depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

DESCRIPTION OF SECURITIES
The Class A Ordinary Shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Class A Ordinary Shares and Class V Ordinary Shares.
Description of Ordinary Shares
Ordinary Shares
General. Our Ordinary Shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their Ordinary Shares. Our Ordinary Shares are divided into Class A Ordinary Shares and Class V Ordinary Shares. Holders of our Class A Ordinary Shares and Class V Ordinary Shares shall have the same rights except for voting and conversion rights. See “––Voting Rights” below for additional information. Class V Ordinary Shares shall only be held by (i) Mr. Jihan Wu (the “Founder”), (ii) all limited partnerships, private companies or other vehicles of which more than 50% beneficial ownership or voting power are held directly or indirectly by the Founder, and (iii) a trust controlled by the Founder for the benefit of the Founder or his family, and all limited partnership, private companies or other vehicles wholly owned by such trust, including without limitation, Victory Courage Limited (collectively, “Founder Entities”).
Conversion. Each Class V Ordinary Share shall automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on any transfer by a Founder Entity to a person or entity that is not a Founder Entity of any beneficial ownership of, or economic interest in, such Class V Ordinary Share or the control over the voting rights attached to such Class V Ordinary Share (through any contracts, voting proxies or otherwise); provided, however, that on the grant by a Founder Entity of any lien, charge, mortgage or other encumbrance (a “Security Interest”) over the Class V Ordinary Shares held by it, unless and until the legal ownership of such shares is transferred pursuant to such Security Interest (including any enforcement or foreclosure in connection therewith).
Each Class V Ordinary Share is convertible into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) at any time at the option of the holder thereof. Each Class V Ordinary Share held by a Founder Entity shall automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) upon the death or incapacity of the Founder.
Dividends. The holders of our Ordinary Share are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, the Company may pay a dividend out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid.
Voting Rights. Holders of our Ordinary Share have the right to receive notice of, attend and vote at general meetings of our Company. Holders of our Class A Ordinary Share and Class V Ordinary Share shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of the Company. Each Class A Ordinary Share shall be entitled to one (1) vote and each Class V Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at general meetings of the Company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total Ordinary Share which are present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of the Ordinary Shares which are cast by those of our shareholders who are entitled to do so attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of Ordinary Shares which cast by those of our shareholders who are entitled to do so attend and vote at the meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the Ordinary Share may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act, to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present or by proxy, who alone or together hold not less than 50% of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.
The Cayman Companies Act does not provide shareholders with an express right to put forth any proposal before an annual meeting of the shareholders. However, the Cayman Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of our company.
Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;
•	the instrument of transfer is properly stamped, if required;
•	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and
•	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.
If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.
Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the Cayman Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by a special resolution of our shareholders and we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.
Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account) if our company can, immediately following on which such payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares, or the redemption or purchase of any shares of any class by us. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares. Our amended and restated memorandum of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, conversion rights, voting rights;
•	the rights and terms of redemption and liquidation preferences; and
•	any other powers, preferences and relative, participating, optional and other special rights.
Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.
Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.
Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company. We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•	is not required to open its register of members for inspection;
•	does not have to hold an annual general meeting;
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.
Differences in Corporate Law
The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States.
Mergers and Similar Arrangements. The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•	the statutory provisions as to the required majority vote have been met;
•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.
The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
•	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders
•	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and
•	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.
Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime or against the indemnified person’s own fraud or dishonesty. Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.
Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.
Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that upon the requisition of any one or more of our shareholders who alone or together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings on the date of deposit of the requisition, our board of directors will be required to convene an extraordinary general meeting. As a Cayman Islands exempted company, we may but are not obliged by law to call shareholders’ annual general meetings. See “—Description of Securities—General Meetings of Shareholders” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed only for cause by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.
Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Cayman Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.
Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if at any time our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Share Repurchase Program
On June 16, 2023, subject to a 10b5-1 Stock Repurchase Agreement dated June 16, 2023, our board of directors authorized the repurchase of up to US$1,000,000 of the Class A Ordinary Shares (the “Repurchase Program”), effective until September 15, 2023. The Repurchase Program was subsequently extended by our board of directors to be effective until December 15, 2023. We may repurchase all or a portion of our authorized repurchase amount. The Repurchase Program does not obligate us to repurchase any specific number of the Class A Ordinary Shares and the Repurchase Program may be suspended or terminated at any time at our management’s discretion. Pursuant to the Repurchase Program, as of the date of this prospectus, we have repurchased 606,756 Class A Ordinary Shares for approximately US$40.3 million.
Description of Debt Securities, Warrants and Rights and Other Securities
Not applicable.
Description of American Depositary Shares
Not applicable.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and sale by the selling securityholders identified below in the table.
The Class A Ordinary Shares offered for resale under this prospectus were issued to, or obtained by, the Selling Securityholders in connection with the Business Combination.
The table below sets forth the name of the Selling Securityholders, the number of Ordinary Shares beneficially owned by the Selling Securityholders immediately prior to the date of this prospectus and the total number of Class A Ordinary Shares being offered pursuant to this prospectus. The Selling Securityholders may sell all, some or none of the Class A Ordinary Shares beneficially owned by the Selling Securityholders, and therefore, we cannot estimate either the number or percentage of Class A Ordinary Shares that will be beneficially owned by the Selling Securityholders following any offer or sale hereunder. See “Plan of Distribution” for more information.
The calculations in the table below are based on 67,279,706 Class A Ordinary Shares (excluding 606,756 Class A Ordinary Shares that have been repurchased but not cancelled and 6,728,431 Class A Ordinary Shares reserved for future issuances upon the exercise of awards granted under our share incentive plans) and 48,399,922 Class V Ordinary Shares outstanding as of February 29, 2024, which comprise our entire issued and outstanding share capital as of that date. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.
The following table sets forth, to our knowledge, information for the Selling Securityholders as of February 29, 2024, based on information furnished to us by the Selling Securityholders. We have relied on the representations made by the Selling Securityholders and the information furnished to us.
	Pre-Offering
	Total Class A Ordinary Shares	Total Class V Ordinary Shares	Total % of Issued Class A Ordinary Shares	Total % of Issued Class V Ordinary Shares	Total % of Voting Power(1)	Total number of Class A Ordinary Shares being offered
Victory Courage Limited(2)	—	48,399,922	—	100.0%	87.8%	48,399,922
Shinning Stone Invest Co., Ltd.(3)	15,326,416	—	22.8%	—	2.8%	15,326,416
(1)
Calculation is based on a total of 115,679,628 ordinary shares of the Company outstanding as of February 29, 2024, including 67,279,706 Class A Ordinary Shares (excluding 606,756 Class A Ordinary Shares that have been repurchased but not cancelled and 6,728,431 Class A Ordinary Shares reserved for future issuances upon the exercise of awards granted under our share incentive plans) and 48,399,922 Class V Ordinary Shares.

(2)
Represents 48,399,922 class V ordinary shares, par value US$0.0000001 per share, directly held by Victory Courage Limited (“Victory Courage”). Victory Courage is a British Virgin Islands company wholly owned by Cosmic Gains Global Limited, a company incorporated in the British Virgin Islands wholly owned and managed by VISTRA Trust (Hong Kong) Limited as trustee (the “Trustee”) of an irrevocable trust (the “Trust”), with Mr. Jihan Wu as the settlor and Mr. Wu and his family members as the beneficiaries. Under the terms of the Trust, Mr. Wu has the power to direct the Trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to the shares held by Victory Courage in the Company.

(3)
Represents 15,326,416 class A ordinary shares, par value US$0.0000001 per share, directly held by Shinning Stone Invest Co., Ltd. (“Shinning Stone”). Shinning Stone is a British Virgin Islands company wholly-owned by Mr. Zhaofeng Zhao. Mr. Zhao is also the sole director of Shinning Stone.

Relationships and Agreements with the Selling Securityholders
Mr. Jihan Wu has served as the sole director of Bitdeer since January 2021 and as our Chief Executive Officer since March 2024. He currently owns 100% of our Class V Ordinary Shares, representing combined approximately 87.8% of the voting power of our issued share capital.

PLAN OF DISTRIBUTION
We are registering the Class A Ordinary Shares on behalf of the Selling Securityholders to permit the resale from time to time of the Class A Ordinary Shares by the Selling Securityholders, including their donees, pledgees, transferees or other successors-in-interest, after the date of this prospectus. The Selling Securityholders may, from time to time, sell any or all of the Class A Ordinary Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale or at negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling the Class A Ordinary Shares:
•	on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account pursuant to this prospectus;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	repurchase, buy and sell back and similar transactions;
•	privately negotiated transactions;
•	short sales effected after the date of this prospectus;
•	close out short positions and return borrowed Class A Ordinary Shares in connection with such short sales;
•	broker-dealers may agree with a selling shareholder to sell a specified number of such Class A Ordinary Shares at a stipulated price per Class A Ordinary Share;
•	by pledge to secure debts and other transactions;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
A Selling Securityholder may from time to time pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell Class A Ordinary Shares, from time to time, under this prospectus under applicable provisions of the Securities Act, or under an amendment or supplement to this prospectus amending the name of such Selling Securityholder to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus.
The Selling Securityholders may also sell Class A Ordinary Shares under Rule 144 or Regulation S, or pursuant to another exemption from registration under the Securities Act, if available, rather than under this prospectus.
There can be no assurance that the Selling Securityholders will sell any or all of our Class A Ordinary Shares offered by this prospectus.
Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of Class A Ordinary Shares, from the purchaser) in amounts to be negotiated. In connection with sales of the Class A Ordinary Shares or otherwise, a selling shareholder may enter into derivative or hedging transactions with broker-dealers, other financial institutions or third parties, which may in turn engage in short sales of the Class A Ordinary Shares offered hereby in the course of hedging in positions they assume. The

Selling Securityholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus in privately negotiated or registered transactions. These transactions may involve the sale of Class A Ordinary Shares by the Selling Securityholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, rights, warrants or other securities that are offered with, convertible into or exchangeable for Class A Ordinary Shares. The Selling Securityholders may also sell Class A Ordinary Shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan, pledge, hypothecate or sell Class A Ordinary Shares, including pursuant to repurchase, buy and sell back and similar transactions, to broker-dealers, other financial institutions or third parties that in turn may sell such shares.
If the applicable prospectus supplement indicates, in connection with derivative transactions, the broker-dealers, other financial institutions or third parties may sell Class A Ordinary Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer, other financial institution or third party may use Class A Ordinary Shares pledged by the Selling Securityholders or borrowed from the Selling Securityholders or others to settle those sales or to close out any related open borrowings of Class A Ordinary Shares and may use Class A Ordinary Shares received from the Selling Securityholders in settlement of derivative transactions to close out any related open borrowings of Class A Ordinary Shares.
The Selling Securityholders and any broker-dealers or other third parties that are involved in selling Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions or discounts received by such broker-dealers or other third parties and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A Ordinary Shares is made, a prospectus supplement will be distributed, which will set forth the aggregate amount of Class A Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or other third parties, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers or other third parties. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Class A Ordinary Shares will be borne by the Selling Securityholders.
Under the securities laws of some states, the Class A Ordinary Shares offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such Class A Ordinary Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
If a Selling Securityholder uses this prospectus for any sale of Class A Ordinary Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.
We will not receive any proceeds from the sale of the Class A Ordinary Shares under this prospectus or any prospectus supplement.
We have agreed to pay all expenses of registration incurred in connection with the offering of Class A Ordinary Shares under this prospectus, except for any underwriting discounts, if any, selling commissions and stock transfer taxes applicable to the sale of Class A Ordinary Shares by the Selling Securityholders, all of which are to be paid by the Selling Securityholders.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares by the Selling Securityholders.
We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.
Expenses	Amount
SEC registration fee	$57,846.95
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of Ordinary Shares by a “U.S. Holder” (as defined below). This discussion applies only to Ordinary Shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:
•	banks or other financial institutions;
•	insurance companies;
•	mutual funds;
•	pension or retirement plans;
•	S corporations;
•	broker or dealers in securities or currencies;
•	traders in securities that elect mark-to-market treatment;
•	regulated investment companies;
•	real estate investment trusts;
•	trusts or estates;
•	tax-exempt organizations (including private foundations);
•	persons that hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;
•	persons that have a functional currency other than the U.S. dollar;
•	certain U.S. expatriates or former long-term residents of the United States;
•	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;
•	persons that acquired Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;
•	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;
•	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;
•	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and
•	corporations that accumulate earnings to avoid U.S. federal income tax.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.
This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Ordinary Shares, that is, for U.S. federal income tax purposes:
•	an individual who is a U.S. citizen or resident of the United States;
•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.
Distributions on Ordinary Shares
Subject to the PFIC rules discussed below under “––Passive Foreign Investment Company Rules,” distributions on Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Ordinary Shares and will be treated as described below under “—Sale or Other Taxable Disposition of Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.
As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.
Sale or Other Taxable Disposition of Ordinary Shares
Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.
If the consideration received by a U.S. Holder upon a sale or other taxable disposition of Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.
U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.
Passive Foreign Investment Company Rules
The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.
Based on the Company’s analysis of its income, assets, activities, and market capitalization, the Company believes that it was not a PFIC for its taxable year ended December 31, 2023. However, the Company’s PFIC status for any taxable year is a factual annual determination that can be made only after the end of that year and will depend on the composition of the Company’s income and assets and the value of its assets from time to time (including the value of its goodwill, which may be determined in large part by reference to the market price of the Class A Ordinary Shares from time to time, which could be volatile). In addition, the risk of the Company being a PFIC for any taxable year will increase if its market capitalization declines substantially during that year. Furthermore, whether and to which extent the Company’s income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including the Company’s future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of the Company’s income, such as income from cryptocurrency self-mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although the Company currently treats these items of income as active, such treatment is uncertain. Moreover, certain of the Company’s business activities generate passive income and, although the amount of such income is currently small, the Company’s risk of being a PFIC will increase if the proportion of the Company’s revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that the Company will not be a PFIC for its current or any future taxable year, and the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year.
Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its Ordinary Shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its Ordinary Shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its Ordinary Shares).
Under these rules:
•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its Ordinary Shares;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections
If we are treated as a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted tax basis in its Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which Ordinary Shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.
If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares in their particular circumstances.
The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to Ordinary Shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its Ordinary Shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Ordinary Shares solely for purposes of the PFIC rules.
Related PFIC Rules
If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.
THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.
THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.
Cayman Islands Tax Considerations
The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

LEGAL MATTERS
Bitdeer is being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of Ordinary Shares has been passed on by Ogier.
EXPERTS
The consolidated financial statements of Bitdeer Technologies Holding Company and its subsidiaries as of December 31, 2021 and 2022 and for each of the three years in the period ended December 31, 2022, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of MaloneBailey, LLP is 10370 Richmond Avenue, Houston, TX 77042.
The financial statements of Blue Safari Group Acquisition Corp. as of December 31, 2021 and 2022, and for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) through December 31, 2021 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Blue Safari Group Acquisition Corp. to continue as a going concern), and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
ENFORCEABILITY OF CIVIL LIABILITY
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•	political and economic stability;
•	an effective judicial system;
•	tax neutrality;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.
However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:
(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 28, 2023;
•
our Reports on Form 6-K filed with the SEC on May 8, 2023, May 9, 2023, May 15, 2023, June 7, 2023, June 15, 2023, June 16, 2023, June 20, 2023, July 10, 2023, August 9, 2023, August 11, 2023, August 22, 2023, September 7, 2023, September 20, 2023, October 10, 2023, October 13, 2023, October 19, 2023, October 30, 2023, November 7, 2023, November 14, 2023, December 7, 2023, January 8, 2024, January 29, 2024, February 6, 2024, March 5, 2024 (two filings) and March 7, 2024;

•
the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 12, 2023, and any amendment or report filed for the purpose of updating such description;

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.
Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Tel: +65 62828220
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

INDEX TO FINANCIAL STATEMENTS
Page
Unaudited Condensed Consolidated Financial Statements as of December 31, 2022 and June 30, 2023 and for the Six Months Ended June 30, 2022 and 2023
Condensed Consolidated Statements of Financial Position	F-2
Condensed Consolidated Statements of Operations and Comprehensive Loss	F-3
Condensed Consolidated Statements of Changes in Equity	F-4
Condensed Consolidated Statements of Cash Flows	F-5
Notes to the Condensed Consolidated Financial Statements	F-6

Consolidated Financial Statements as of December 31, 2021 and 2022 and for each of the Three Years in the Period Ended December 31, 2022
Report of Independent Registered Public Accounting Firm (PCAOB ID: 206)	F-30
Consolidated Statements of Financial Position	F-31
Consolidated Statements of Operations and Comprehensive Income / (Loss)	F-32
Consolidated Statements of Changes in Equity	F-33
Consolidated Statements of Cash Flows	F-34
Notes to the Consolidated Financial Statements	F-36

Financial Statements of Blue Safari Acquisition Corp.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB Firm No.: #688)	F-86
Balance Sheets as of December 31, 2022 and 2021	F-87
Statements of Operations for the Year Ended December 31, 2022 and for the Period from February 23, 2021 (Inception) through December 31, 2021	F-88
Statements of Changes in Shareholder’s Equity for the Year Ended December 31, 2022 and for the Period from February 23, 2021 (Inception) through December 31, 2021	F-89
Statements of Cash Flows for the Year Ended December 31, 2022 and for the Period from February 23, 2021 (Inception) through December 31, 2021	F-90
Notes to the Financial Statements	F-91

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(UNAUDITED)
(Amounts in tables are stated in thousands of U.S. Dollar)
	Note	December 31, 2022	June 30, 2023
ASSETS
Cash and cash equivalents	8	231,362	130,203
Cryptocurrencies	9	2,175	10,336
Trade receivables		18,304	15,440
Amounts due from a related party	22	397	308
Mining machines	12	27,703	47,295
Prepayments and other assets	10	59,576	129,711
Financial assets at fair value through profit or loss	11	60,959	33,486
Restricted cash	8	11,494	9,477
Right-of-use assets	15	60,082	59,754
Property, plant and equipment	13	138,636	139,336
Investment properties	14	35,542	34,387
Intangible assets		322	5,064
Deferred tax assets	21	4,857	4,216
TOTAL ASSETS		651,409	619,013
LIABILITIES
Trade payables		15,768	16,483
Other payables and accruals	17	22,176	29,913
Amounts due to a related party	22	316	127
Income tax payables		657	562
Deferred revenue		182,297	155,572
Borrowings	16	29,805	29,988
Lease liabilities	15	70,425	70,665
Deferred tax liabilities	21	11,626	7,239
TOTAL LIABILITIES		333,070	310,549
NET ASSETS		318,339	308,464
EQUITY
Share capital*	20	—	—
Retained earnings / (accumulated deficit)	20	6,803	(43,024)
Reserves*	20	311,536	351,488
TOTAL EQUITY		318,339	308,464
*	After giving the effects of the reverse recapitalization completed in April 2023 as described in Note 1.
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(Amounts in tables are stated in thousands of U.S. Dollar)
		Periods ended June 30,
	Note	2022	2023
Revenue	6	179,619	166,403
Cost of revenue	18(a)	(110,622)	(136,754)
Gross profit		68,997	29,649
Selling expenses	18(a)	(6,303)	(4,315)
General and administrative expenses	18(a)	(52,686)	(32,471)
Research and development expenses	18(a)	(19,743)	(12,727)
Listing fee	1	—	(33,151)
Other operating expenses	18(b)	(2,791)	(100)
Other net gain	18(c)	1,130	1,608
Loss from operations		(11,396)	(51,507)
Finance expenses	18(d)	(5,823)	(1,127)
Loss before taxation		(17,219)	(52,634)
Income tax (expenses) / benefit	21	(7,975)	2,807
Loss for the periods		(25,194)	(49,827)
Other comprehensive loss
Loss for the periods		(25,194)	(49,827)
Other comprehensive income for the periods
Item that may be reclassified to profit
- Exchange differences on translation of financial statements		—	9
Other comprehensive income for the periods, net of tax		—	9
Total comprehensive loss for the periods		(25,194)	(49,818)
Loss per share (basic and diluted)*	23	(0.23)	(0.45)
Weighted average number of ordinary shares outstanding (thousand shares) (basic and diluted)*	23	108,681	109,805
*	After giving the effects of the reverse recapitalization completed in April 2023 as described in Note 1.
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(UNAUDITED)
(Amounts in tables are stated in thousands of U.S. Dollar)
	Share Capital	Retained Earnings / (Accumulated Deficit)	Exchange Reserve	Other Reserve	Total Equity
Balance at January 1, 2022	—	67,169	(195)	221,105	288,079
Loss for the period	—	(25,194)	—	—	(25,194)
Share-based payments	—	—	—	54,425	54,425
Balance at June 30, 2022	—	41,975	(195)	275,530	317,310
Balance at January 1, 2023	—	6,803	(217)	311,753	318,339
Issuance of shares through Business Combination	—	—	—	18,096	18,096
Loss for the period	—	(49,827)	—	—	(49,827)
Other comprehensive income	—	—	9	—	9
Share-based payments	—	—	—	21,847	21,847
Balance at June 30, 2023	—	(43,024)	(208)	351,696	308,464
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Amounts in tables are stated in thousands of U.S. Dollar)
	Periods ended June 30,
	2022	2023
Cash flows from operating activities
Loss for the periods	(25,194)	(49,827)
Adjustments for:
Revenues recognized on acceptance of cryptocurrencies	(156,640)	(153,526)
Depreciation and amortization	29,251	36,223
Listing fee	—	33,151
Share-based payment expenses	54,425	21,847
(Gain) / loss on disposal of property, plant and equipment	(554)	51
Changes in fair value of financial assets at fair value through profit or loss	—	(2,238)
Loss on disposal of mining machines	—	572
Loss / (gain) on disposal of cryptocurrencies	2,230	(471)
Impairment charges	561	(1)
Loss on foreign currency transactions	3,903	2,335
Interest income	(777)	(4,074)
Interest accretion on lease liabilities	1,132	1,299
Interest expense on convertible debt	1,374	1,390
Income tax expenses / (benefit)	7,975	(2,807)
Changes in:
Restricted cash	—	2,017
Trade receivables	(12,569)	(800)
Prepayments and other assets	(24,393)	(39,622)
Mining machines held for sale	571	4
Amounts due from a related party	212	90
Trade payables	(2,382)	862
Deferred revenue	(6,369)	(52)
Amounts due to a related party	—	(189)
Other payables and accruals	(3,055)	(4,836)
Cash used in operating activities:	(130,299)	(158,602)
Interest paid on leases	(1,132)	(1,299)
Interest paid on convertible debt	(1,207)	(1,207)
Interest received	422	4,074
Income tax paid	(19,629)	(95)
Net cash used in operating activities	(151,845)	(157,129)
Cash flows from investing activities
Purchase of property, plant and equipment, investment properties and intangible assets	(49,800)	(24,609)
Purchase of mining machines	—	(62,510)
Purchase of financial assets at fair value through profit or loss	(10,750)	(1,400)
Proceeds from disposal of financial assets at fair value through profit or loss	—	31,111
Purchase of cryptocurrencies	(186,006)	—
Repayments from a related party	923	—
Lending to a third party	(1,226)	(62)
Proceeds from disposal of property, plant and equipment	597	29
Proceeds from disposal of cryptocurrencies	351,265	125,240
Collection of receivables from previously disposed subsidiaries	9,881	—
Net cash generated from investing activities	114,884	67,799
Cash flows from financing activities
Capital element of lease rentals paid	(1,623)	(2,632)
Net payment related to Business Combination	—	(7,651)
Net cash used in financing activities	(1,623)	(10,283)
Net decrease in cash and cash equivalents	(38,584)	(99,613)
Cash and cash equivalents at January 1	372,088	231,362
Effect of movements in exchange rates on cash and cash equivalents held	(2,734)	(1,546)
Cash and cash equivalents at June 30	330,770	130,203
The accompanying notes form an integral part of these unaudited condensed consolidated financial statements.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.	ORGANIZATION
General information
Bitdeer Technologies Group (the “Company” or “BTG”) is a limited liability company incorporated in the Cayman Islands on December 8, 2021. The address of its registered office is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands. The Company was incorporated for the purpose of effectuating the Business Combination (as defined below). Prior to Business Combination, the Company owned no material assets and did not operate any business.
Bitdeer Technologies Holding Company (“Bitdeer”) is a limited liability company incorporated in the Cayman Islands on November 18, 2020. On April 13, 2023, Bitdeer completed the business combination with Blue Safari Group Acquisition Corp. (“BSGA”) via a multiple-merger structure (the “Business Combination”). Upon completion of the Business Combination, with Bitdeer being the surviving entity, both Bitdeer and its subsidiaries, and BSGA became wholly-owned subsidiaries of BTG, the ultimate holding company. See “Business Combination” for details.
The Company and its subsidiaries (together, the “Group”) are principally engaged in the Cloud Hash Rate business, the self-mining business and the hosting business (collectively, the “Bitdeer Business”) as discussed in the Annual Financial Statements (defined below). The Company does not conduct any substantive operations of its own but conducts its primary business operation through its subsidiaries.
Business Combination
On December 15, 2021, Bitdeer entered into an Amended and Restated Agreement and Plan of Merger, which is subsequently amended on May 30, 2022, December 2, 2022 and March 7, 2023 (the “Merger Agreement”), pursuant to which BTG, Bitdeer and BSGA entered into a Business Combination transaction via a multiple-merger structure, where (i) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG merged with and into BSGA, with BSGA being the surviving entity, (ii) BSGA merges with and into Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG, with Blue Safari Merge II Limited being the surviving entity, and (iii) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands and a direct wholly-owned subsidiary of BTG, merged into and with Bitdeer, with Bitdeer being the surviving company and becoming a wholly-owned subsidiary of BTG.
On April 13, 2023, the Company completed the Business Combination in accordance with the Merger Agreement. Upon completion of the Business Combination, (i) each ordinary share of BSGA issued and outstanding were cancelled in exchange for one BTG Class A ordinary shares, of which 2,607,498 Class A ordinary shares were issued, (ii) each ordinary share and preferred share of Bitdeer issued and outstanding were cancelled in exchange for BTG Class A ordinary shares, and, in the case of the ordinary share and preferred share of Bitdeer held by Jihan Wu, founder of Bitdeer, or the entity controlled by him, namely Victory Courage Limited, BTG Class V ordinary shares, at an exchange ratio of approximately 0.00858, of which 60,281,185 BTG Class A ordinary shares and 48,399,922 Class V ordinary shares were issued, (iii) each share award to acquire ordinary shares of Bitdeer granted under Bitdeer’s 2021 Share Incentive Plan outstanding, whether vested or unvested, were assumed by BTG and converted into a share award representing the same rights to receive  BTG Class A ordinary shares, except that the number of BTG Class A ordinary shares subject to such share awards shall equal to the product of (A) the number of Bitdeer ordinary shares that were subject to such Bitdeer share awards, multiplied by (B) an exchange ratio of approximately 0.00858.
The share capital, other reserve, weighted average number of shares outstanding and loss per share calculations have been retrospectively restated to the equivalent number of shares reflecting the exchange ratio as a result of the Business Combination.
The Business Combination is accounted for as a “reverse recapitalization” in accordance with IFRS as issued by IASB, as defined below. Under this method of accounting, Bitdeer has been identified as the acquirer and BSGA and BTG have been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the fact that subsequent to the Business Combination, the Bitdeer’s shareholders have a majority

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
of the voting power of the Company, Bitdeer comprises all of the ongoing operations of the combined company, Bitdeer comprises a majority of the governing body of the combined company, and Bitdeer’s senior management comprises all of the senior management of the combined company. As BSGA does not meet the definition of a business as defined in IFRS 3, “Business Combinations”, the transaction is outside the scope of IFRS 3 and is accounted for as an equity settled, share-based payment transaction in accordance with IFRS 2, “Share-based Payment”. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Bitdeer issuing ordinary shares at the fair value in order for the ownership interest in the combined entity to be the same as if the transaction had taken the legal form of Bitdeer acquiring 100% of BSGA and BTG, accompanied by a recapitalization. Any difference between the fair value of the ordinary shares deemed to have been issued by Bitdeer and the amount of pre-existing debtor relationship between Bitdeer and BSGA, and the fair value of BSGA’s and BTG’s net liabilities assumed represents a listing fee through profit or loss. No goodwill or other intangible assets was recorded. Operations prior to the Business Combination was those of Bitdeer.
As a result of this reverse recapitalization, a listing fee of US$33.2 million has been recorded to reflect the difference between the fair value of ordinary shares deemed to be issued to the shareholders of BSGA, the settlement of pre-existing debtor relationship with BSGA, and the fair value of net liabilities of BSGA and BTG assumed. Bitdeer’s transaction-related costs of US$8.0 million, such as commissions, professional fees and regulatory fees are directly attributable to this transaction were recorded in equity as a deduction of other reserve. Net payment related to Business Combination is US$7.7 million,  which comprises of the transaction-related costs of US$8.0 million offset against with cash and cash equivalents of US$0.3 million.
The details of the purchase price allocation of the identifiable assets acquired and liabilities assumed are as follows:

At April 13, 2023
In thousands of USD, except for the closing price of BSGA’s share and the number of ordinary shares information
Number of outstanding ordinary shares held by BSGA’s shareholders on acquisition date (thousand shares)	2,607
Closing price of BSGA’s ordinary shares on acquisition date (in USD)	10
Fair value of BSGA’s ordinary shares on acquisition date	26,075
Settlement of pre-existing debtor relationship with BSGA*	2,607
Total fair value of consideration transferred	28,682
Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	317
Prepayments and other assets	48
Other payables and accruals	(4,834)
Total fair value of assets acquired and liabilities assumed	(4,469)
Excess of fair value of consideration transferred over fair value of assets acquired and liabilities assumed, recognized as listing fee	33,151

*	Settlement of pre-existing debtor relationship with BSGA represents lending made to BSGA. See Note 10.
2.	BASIS OF PREPARATION
The interim financial information for the six months ended June 30, 2023 (“Interim Financial Information”) has been prepared in accordance with the same accounting policies adopted in the Group’s consolidated financial statements for the years ended December 31, 2020, 2021 and 2022 (“Annual Financial Statements”).
The Interim Financial Information comprises condensed consolidated statements of financial position, condensed consolidated statements of operations and comprehensive loss, condensed consolidated statements of changes in equity, condensed consolidated statements of cash flows, and notes to the condensed consolidated financial statements for the six months ended June 30, 2023. The Interim Financial Information has not been audited.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The Interim Financial Information has been prepared in accordance with International Accounting Standard (“IAS”) 34 ‘Interim Financial Reporting’ issued by the International Accounting Standards Board and should be read in conjunction with the Annual Financial Statements, which have been prepared in accordance with International Financial Reporting Standards as issued by International Accounting Standards Board (“IFRS as issued by IASB”). The preparation of an interim financial information in conformity with IAS 34 requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses on a year-to-date basis. Actual results may differ from these estimates.
This Interim Financial Information contains selected explanatory notes. The notes include an explanation of events and transactions that are significant to an understanding of the changes in financial position and performance of the Group for the six months ended on June 30, 2023. The Interim Financial Information and notes thereon do not include all of the information required for a full set of financial statements prepared in accordance with IFRSs.
3.	SIGNIFICANT ACCOUNTING POLICIES
Except as described below and the reverse recapitalization discussed in Note 1, the accounting policies applied in the Interim Financial Information are the same as those applied in the Annual Financial Statements.
New and amendments to the standards that effective for the financial year ending December 31, 2023 do not have a material impact on the Group’s Interim Financial Information.
Certain new accounting standards and interpretations have been published that are not mandatory for the reporting periods presented and have not been early adopted by the Group. These standards are not expected to have a material impact on the Group in the current or future reporting periods and on foreseeable future transactions.
a.	Changes in accounting policies and newly adopted accounting policies
The Group has applied the following amendments to IFRSs issued by the IASB to this interim financial report for the current accounting period:
•	IFRS 17, Insurance Contracts and Amendments to Address Concerns and Implementation Challenges
•	Amendments to IFRS 4, Expiry Date of the Deferral Approach
•	Amendments to IAS 1, Making Materiality Judgement
•	Amendments to IAS 1 and IFRS Practice Statement 2, Disclosure of Accounting Policies
•	Amendments to IAS 8, Definition of Accounting Estimates
•	Amendments to IAS 12, Deferred Tax related to Assets and Liabilities arising from a Single Transaction
•	Initial Application of IFRS 17 and IFRS 9—Comparative Information
None of these amendments have had a material effect on how the Group’s results and financial position for the current or prior periods have been prepared or presented in this interim financial report. The Group has not applied any new standard or interpretation that is not yet effective for the current accounting period.
4.	CRITICAL ACCOUNTING ESTIMATES AND ASSUMPTIONS
In preparing the Interim Financial Information, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, profit and loss. Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.
The Group makes estimates and assumptions concerning the future. The resulting accounting estimates may not be equal to the related actual results. The significant judgement made by management in applying the Group’s accounting policies and key sources of estimation uncertainty were the same as those described in the Annual Financial Statements, except for the depreciation of mining machines.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The useful life of mining machines is changed from one to two years to one to five years as a result of the review conducted in June 2023. The impact of the change in useful life on the Group’s financial position and profit or loss was not material.
5.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS
Financial risk factors
The Group is exposed to various market risks including cryptocurrency risk, interest rate risk, investment risk and foreign currency risk, as well as credit risk and liquidity risk associated with financial assets and liabilities. The Group has designed and implemented various risk management strategies, which are the same as those discussed in the Annual Financial Statements, to ensure the exposure to these risks is consistent with its risk tolerance and business objectives.
Liquidity risk
The following is the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments:

	At December 31, 2022
In thousands of USD	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at December 31
Trade payables	15,768	—	—	—	15,768	15,768
Other payables and accruals	22,176	—	—	—	22,176	22,176
Amounts due to a related party	316	—	—	—	316	316
Borrowings	29,805	—	—	—	29,805	29,805
Lease liabilities	7,471	6,967	20,290	53,347	88,075	70,425
	75,536	6,967	20,290	53,347	156,140	138,490
	At June 30, 2023
In thousands of USD	Within 1 year or on demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at June 30
Trade payables	16,483	—	—	—	16,483	16,483
Other payables and accruals	29,913	—	—	—	29,913	29,913
Amounts due to a related party	127	—	—	—	127	127
Borrowings	29,988	—	—	—	29,988	29,988
Lease liabilities	7,655	7,351	20,490	51,569	87,065	70,665
	84,166	7,351	20,490	51,569	163,576	147,176
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are estimated at a specific point in time, by discounting expected cash flows at rates for assets and liabilities of the same remaining maturities and conditions. These estimates are subjective in nature and involve uncertainties and significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation techniques:
•	Level 1 valuation: unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.
•	Level 2 valuation: inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.
•	Level 3 valuation: fair value measured using significant unobservable inputs.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
As of December 31, 2022 and June 30, 2023, except for financial assets at fair value through profit or loss and USDC, substantially all of the Group’s financial assets and financial liabilities are carried at amortized costs and the carrying amounts approximate their fair values.
The fair value of financial instruments traded in active markets is determined with reference to quoted market prices at the end of the reporting period. A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service, or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. These instruments are included in level 1.
The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. These valuation techniques maximize the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required for evaluating the fair value of a financial instrument are observable, the instrument is included in level 2. If one or more of the significant inputs are not based on observable market data, the instrument is included in level 3.
For the six months ended June 30, 2022, the fair value of the cryptocurrencies lent or invested is measured on a recurring basis at quoted price at the time the fair value of the underlying cryptocurrencies is being measured, which the Group considers to be a Level 1 fair value input. The fair value of the embedded derivative relating to the wealth management product is measured on a recurring basis by taking the net asset value provided by the counterparty, which the Group considers to be a Level 2 fair value input.
The Group’s finance department performs valuations of financial instruments. The finance department reports directly to the chief financial officer and discusses valuation processes and results with the chief financial officer in order to comply with the Group’s accounting and reporting requirements.
The valuation procedures applied include consideration of recent transactions in the same security or financial instrument, recent financing of the investee companies, economic and market conditions, current and projected financial performance of the investee companies, and the investee companies’ management team as well as potential future strategies to realize the investments.
The fair value measurement hierarchy for the Group’s financial instruments measured at fair value is as follows:

In thousands of USD	Valuation technique(s) and key input	December 31, 2022	Level 1	Level 2	Level 3
USDC	Quoted price	89	89	—	—
Investment A, B and D in unlisted equity instruments	Net asset value	18,348	—	—	18,348
Investment C and E in unlisted equity instruments	Recent transaction price	11,500	—	—	11,500
Investment in unlisted debt instruments	Net asset value	31,111	—	—	31,111

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	Valuation technique(s) and key input	June 30, 2023	Level 1	Level 2	Level 3
USDC	Quoted price	150	150	—	—
Investment A, B and D in unlisted equity instruments	Net asset value	20,586	—	—	20,586
Investment E and F in unlisted equity instruments	Recent transaction price	1,900	—	—	1,900
Investment C in unlisted equity instruments	Multiple and calibration	10,000	—	—	10,000
Investment in unlisted debt instruments	Net asset value	1,000	—	—	1,000
During the period ended June 30, 2022 and 2023, there was no transfer between levels. Transfers between levels of the fair value hierarchy, if any, are deemed to occur at the end of each reporting period.

	Periods ended June 30,
In thousands of USD	2022	2023
Unlisted equity instruments at fair value through profit or loss measured using significant unobservable inputs:
At January 1,	1,250	60,959
Additions	10,750	1,400
Disposals	—	(31,111)
Net fair value changes recognized in profit or loss	—	2,238
At June 30,	12,000	33,486
6.	REVENUE AND CONTRACT BALANCES
The Group derives revenues in the following major categories:

	Periods ended June 30,
In thousands of USD	2022	2023
Self-mining business	41,010	34,713
Cloud hash rate
Hash rate subscription	46,861	21,877
Electricity subscription	24,583	13,994
Additional consideration from acceleration plan arrangements	3,449	168
Sales of mining machines	442	2
Cloud hosting arrangements(2)	6,787	1,805
Membership hosting	—	40,435
General hosting	53,000	49,911
Others(1)	3,487	3,498
Total revenues	179,619	166,403

(1)
Others include revenue generated primarily from providing technical and human resources service, repairment services of hosted mining machines, lease of investment properties, and the sale of mining machine peripherals.

(2)	The Group did not generate any revenue from the additional consideration from Cloud Hosting arrangements offered under accelerator mode for the periods ended June 30, 2022 and 2023.
For the six months ended June 30, 2022 and 2023, the revenue generated from customer A represented 15.74% and 22.18% of the total revenue, respectively. For the six months ended June 30, 2022, the revenue generated from customer B represented 19.51% of the total revenue. The Group did not have any other customer that accounts for 10% or more of total revenue in the six months ended June 30, 2022 and 2023.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Contract assets and liabilities
A contract asset is recognized when the Group recognizes revenue before being unconditionally entitled to the consideration under the payment terms set out in the contract. Contract assets are assessed for expected credit losses and are reclassified to receivables when the right to the consideration has become unconditional. As of December 31, 2022 and June 30, 2023, the Group did not have any contract assets.
A contract liability is recognized when the customer pays consideration for goods or services before the Group recognizes the related revenue. A contract liability would also be recognized if the Group has an unconditional right to receive non-refundable consideration before the Group recognizes the related revenue. In such cases, a corresponding receivable would also be recognized. As of December 31, 2022 and June 30, 2023, the Group had contract liabilties, presented as deferred revenue on the unaudited condensed consolidated statements of financial position, of approximately US$182.3 million and US$155.6 million. Approximately US$67.3 million and US$29.2 million, included in the deferred revenue balance at January 1, 2022 and 2023, respectively, was recognized as revenue during the six months ended June 30, 2022 and 2023.
7.	SEGMENT INFORMATION
As discussed in the Annual Financial Statements, the chief operating decision maker makes resources allocation decisions based on internal management functions and assesses the Group’s business performance as one integrated business instead of by separate business lines or geographical regions. Accordingly, the Group has only one operating segment and therefore, no segment information is presented.
Disaggregated revenue data by geographical region in terms of the customer’s location within the operating segment is as follows:

	Periods ended June 30,
In thousands of USD	2022	2023
Singapore	5,167	12,073
Asia, excluding Singapore	97,630	47,458
North America	59,658	100,118
Europe	11,251	5,194
Others	5,913	1,560
Total	179,619	166,403
Selected assets of mining machines, property plant and equipment, investment properties, right-of-use assets and intangible assets by geographical region within the operating segment is as follows:

In thousands of USD	At December 31, 2022	At June 30, 2023
Singapore	46,306	48,599
Asia, excluding Singapore	—	21,996
North America	170,439	167,035
Europe	45,540	48,206
Total	262,285	285,836

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
8.	CASH, CASH EQUIVALENTS AND RESTRICTED CASH
The breakdown of cash and cash equivalents is as follows:

In thousands of USD	At December 31, 2022	At June 30, 2023
US dollar	211,253	112,957
Singapore dollar	2,234	3,131
Chinese renminbi	2,484	762
Norwegian krone	12,589	12,069
Euro	2,791	1,257
Hongkong dollar	11	7
Bhutan Ngultrum	—	20
Total cash and cash equivalents by currency	231,362	130,203
Restricted cash	11,494	9,477
Total restricted cash	11,494	9,477
As of December 31, 2022 and June 30, 2023 the Group owned short-term deposits, which were classified as cash equivalents, in an amount of approximately US$37 million with maturities ranging from January to February 2023 and US$23 million with maturities in July 2023, and interest ranging from 0.6% to 4.2% and 0.85% to 4.5% respectively.
The Group’s restricted cash primarily relates to the application of standby letters of credit. The Group has applied a total of three standby letters of credits (“SLCs”) from the Signature Bank and the CTBC Bank associated with property leased and electricity service subscribed. In April 2023, the SLC from the Signature Bank was cancelled and replaced by the deposit to the property lease holder. The SLCs provide the beneficiaries, which are the service providers, the ability to draw from the banks for a designated maximum aggregate amount (the “Draw Amount”). The details of SLCs are as follows:

	At December 31, 2022	At June 30, 2023
Draw Amount (In thousands of USD)	11,477	9,477
Range of expiration dates	July 2023 to June 2025	August 2024
The amount and expiration dates of the SLCs are amended, from time to time, by the Group and beneficiaries, as a result of the amendments to the associated service agreements. In connection with the issuance of the SLCs, the banks held the Group’s cash balance equal to the Draw Amount as security. As of December 31, 2022 and June 30, 2023, none was utilized by the beneficiaries from the standby letters of credits.
9.	CRYPTOCURRENCIES
As of December 31, 2022 and June 30, 2023, the Group’s cryptocurrencies consist of the following:

In thousands of USD	At December 31, 2022	At June 30, 2023
Cryptocurrencies other than USDC	2,086	10,186
USDC	89	150
Total cryptocurrencies	2,175	10,336

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The details of cryptocurrencies are as follows:

	Periods ended June 30,
In thousands of USD	2022	2023
Cost:
Beginning balances	6,697	2,179
Additions	554,586	133,520
Purchase of cryptocurrency-denoted wealth management product from a related party(1)	(149,972)	—
Loan to a related party(2)	(50,025)	—
Disposals	(357,113)	(125,360)
Ending balances	4,173	10,339
Impairment:
Beginning balances	(510)	(4)
Additions	(561)	—
Disposals	—	1
Ending balances	(1,071)	(3)
Net book value:
Beginning balances	6,187	2,175
Ending balances	3,102	10,336
The supplemental information of cryptocurrencies other than USDC is as follows:

	Periods ended June 30,
In thousands of USD	2022	2023
Cost:
Beginning balances	6,598	2,090
Additions	481,077	127,589
Purchase of cryptocurrency-denoted wealth management product from a related party(1)	(149,972)	—
Loan to a related party(2)	(15,004)	—
Disposals	(318,622)	(119,490)
Ending balances	4,077	10,189
Impairment:
Beginning balances	(510)	(4)
Additions	(561)	—
Disposals	—	1
Ending balances	(1,071)	(3)
Net book value:
Beginning balances	6,088	2,086
Ending balances	3,006	10,186

(1)
Represent cryptocurrency-denoted wealth management products purchased from the Matrixport Group, a related party. All such wealth management products were fully redeemed as of June 30, 2022 and the redemptions are included in the additions of cryptocurrencies above. Also see Note 22.

(2)
Represent cryptocurrency loans made to the Matrixport Group, a related party. All loans were fully collected as of June 30, 2022 and the collections are included in the additions of cryptocurrencies above. Also see Note 22.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The management’s estimates of impairment provision of cryptocurrencies other than USDC are made based on the current market prices of cryptocurrencies as of each balance sheet date. Fluctuations in the market price of cryptocurrencies after the balance sheet date are not considered in determining the provision for impairment of cryptocurrencies other than USDC.
10.	PREPAYMENTS AND OTHER ASSETS
The breakdown of prepayments and other assets is as follows:

In thousands of USD	At December 31, 2022	At June 30, 2023
Deposits(1)	26,577	63,906
Prepayments to suppliers	9,664	41,887
Prepayments of income tax	18,459	17,521
Deductible input value-added tax	757	1,623
Receivable from a third party(2)	2,546	—
Others	1,573	4,774
Total	59,576	129,711

(1)
The Group pays deposits to certain electricity service providers. In order to minimize the deposit paid to the electricity supplier, in April 2023, Bitdeer Inc., a subsidiary of the Group, has entered into a guaranty agreement with one of the electricity suppliers to act as a guarantor to provide the assurance for the payment obligation of another subsidiary of the Group in connection with electricity service subscribed. The total liability of the Guarantor is limited to the lesser of the guaranteed obligations under all agreements or US$13 million in each case.

(2)
Represent balance due from Blue Safari Acquisition Corp. (“BSGA”), a special purpose acquisition company who has signed a merger agreement with the Group. Associated with the anticipated merger, the Group agreed to lend BSGA an aggregate principal amount of US$1.99 million in two tranches and additional US$2.58 million in four tranches to fund any and all amounts required to extend the period of time BSGA has to complete the merger for up to two times for an additional three month period each time. The lending bears no interest and is repayable only at the closing of the merger by BSGA. The merger was closed in April 2023 and the receivable was settled upon the completion of the merger. See Note 1.

During the periods ended June 30, 2022 and 2023, the Group did not recognize any allowance for expected credit losses for prepayments and other assets.
11.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS
The breakdown of financial assets at fair value through profit or loss is as follows:

In thousands of USD	At December 31, 2022	At June 30, 2023
Investments in unlisted equity instruments
- Investment A	1,000	1,000
- Investment B	1,000	1,000
- Investment C	10,000	10,000
- Investment D – investment in a limited partnership set up by Matrixport Group	16,348	18,586
- Investment E	1,500	1,500
- Investment F	—	400
Investments in unlisted debt instruments	31,111	1,000
Total	60,959	33,486
The above investments in unlisted debt and equity instruments at December 31, 2022 and June 30, 2023 were investments in funds and privately-held enterprises. These financial assets at fair value through profit or loss are measured at fair value using Levels 3 inputs. Refer to Note 5 for more information. The Group does not have control or significant influence over the privately-held enterprises.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
12.	MINING MACHINES
The details of mining machines are as follows:

In thousands of USD	Mining Machines
Cost:
At January 1, 2022	123,136
Additions	9,422
Disposals	(733)
At June 30, 2022	131,825
Accumulated depreciation:
At January 1, 2022	(76,561)
Charge for the period	(15,045)
Disposals	162
At June 30, 2022	(91,444)
Impairment:
At January 1, 2022	(106)
At June 30, 2022	(106)
Net book value:
At June 30, 2022	40,275
Cost:
At January 1, 2023	122,203
Additions	31,402
Disposals	(6,185)
At June 30, 2023	147,420
Accumulated depreciation:
At January 1, 2023	(94,399)
Charge for the period	(11,208)
Disposals	5,583
At June 30, 2023	(100,024)
Impairment:
At January 1, 2023	(101)
At June 30, 2023	(101)
Net book value:
At June 30, 2023	47,295

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
13.	PROPERTY, PLANT AND EQUIPMENT
The details of property, plant and equipment are as follows:

In thousands of USD	Construction in progress	Building	Land	Machinery	Electronic equipment	Leasehold improvements	Others	Total
Cost:
At January 1, 2022	33,589	23,449	484	15,734	5,335	48,425	3,522	130,538
Additions	39,910	—	—	119	2,336	581	4,066	47,012
Construction in progress transferred in	(25,876)	—	—	6,716	312	18,657	191	—
Disposals	—	—	—	(23)	(28)	—	—	(51)
At June 30, 2022	47,623	23,449	484	22,546	7,955	67,663	7,779	177,499
Accumulated depreciation:
At January 1, 2022	—	(2,388)	—	(2,427)	(1,034)	(21,111)	(961)	(27,921)
Charge for the period	—	(568)	—	(1,887)	(617)	(8,114)	(580)	(11,766)
Disposals	—	—	—	2	6	—	—	8
At June 30, 2022	—	(2,956)	—	(4,312)	(1,645)	(29,225)	(1,541)	(39,679)
Net book value:
At June 30, 2022	47,623	20,493	484	18,234	6,310	38,438	6,238	137,820
Cost:
At January 1, 2023	16,512	23,449	484	32,872	10,624	104,517	8,428	196,886
Additions	19,390	—	—	823	155	758	30	21,156
Construction in progress transferred in	(5,548)	—	—	—	—	5,548	—	—
Disposals	—	—	—	(69)	(15)	—	—	(84)
At June 30, 2023	30,354	23,449	484	33,626	10,764	110,823	8,458	217,958
Accumulated depreciation:
At January 1, 2023	—	(3,525)	—	(6,803)	(2,473)	(43,003)	(2,446)	(58,250)
Charge for the period	—	(568)	—	(3,169)	(954)	(14,696)	(989)	(20,376)
Disposals	—	—	—	3	1	—	—	4
At June 30, 2023	—	(4,093)	—	(9,969)	(3,426)	(57,699)	(3,435)	(78,622)
Net book value:
At June 30, 2023	30,354	19,356	484	23,657	7,338	53,124	5,023	139,336
Construction in progress primarily represents the construction of mining datacenters.
14.	INVESTMENT PROPERTIES
The details of investment properties are as follows:

In thousands of USD	Leasehold land	Building	Others	Total
Cost:
At January 1, 2023	5,746	30,679	394	36,819
Additions	80	33	334	447
Exchange adjustments	(63)	(271)	(4)	(338)
At June 30, 2023	5,763	30,441	724	36,928
Accumulated depreciation:
At January 1, 2023	(199)	(1,051)	(27)	(1,277)
Charge for the period	(195)	(1,050)	(35)	(1,280)
Exchange adjustments	3	13	—	16
At June 30, 2023	(391)	(2,088)	(62)	(2,541)
Net book value:
At June 30, 2023	5,372	28,353	662	34,387

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Leasehold land included in investment properties were right-of-use assets associated with leasehold land under operating leases where the building was constructed on. See Note 15.
The Group leases the investment properties to its customers under operating leases for terms ranging from one to twelve years, with an option to extend for an additional lease term. The lease contracts contain market review clauses in the event that the lessees exercise their options to extend. The lessees do not have bargain purchase options to acquire the investment properties at the expiry of the lease term.
The maturity analysis of lease payments receivable under operating leases of investment properties was as follows:

In thousands of USD	At June 30, 2023
2023	2,448
2024	4,534
2025	3,708
2026	2,915
2027	1,922
Thereafter	4,786
Total	20,313
The Group has no restrictions on the use of its investment properties and no contractual obligations to each investment property purchased or for repairs, maintenance and enhancements.
The fair value of investment properties of the Group as of June 30, 2023 was determined using the income approach with the assistance of an independent valuation specialist. The investment properties were classified as Level 3 in the fair value hierarchy.
Under the income approach, the estimated fair value of the investment properties is based on the operation projection and the discount rate. The fair value of investment properties as of June 30, 2023 was approximately US$37.09 million.
The Group did not record any impairment related to investment properties as of June 30, 2023.
15.	LEASES
The Group occupies most of its office premises and certain mining datacenters under lease arrangements, which generally have an initial lease term between one and a half years to thirty years. Lease contracts are typically made for fixed periods but may have extension options. The Group accounts for lease and non-lease component separately, where the non-lease component is charged to expense as they incur. Any extension options in these leases have not been included in the lease liabilities unless the Group is reasonably certain to exercise the extension option. In addition, periods after termination options are only included in the lease term if the lease is reasonably certain not to be terminated. The Group does not have an option to purchase these leased assets at the expiration of the lease periods.
The unaudited condensed consolidated statements of financial position show the following amounts relating to the right-of-use assets and lease liabilities:

In thousands of USD	At December 31, 2022	At June 30, 2023
Right-of-use assets
- Land and buildings	60,082	59,754
Investment properties
- Leasehold land	5,547	5,372

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Addition to the right-of-use assets and investment properties of leasehold land for the six months ended June 30, 2022 and 2023 was approximately US$863,000 and US$3,058,000, respectively. The balance of the leasehold land was included in investment properties. See Note 14.
The Group has an obligation to complete the site restoration of its leased land held by AFH in Singapore in relation to the Group’s acquisition of AFH in July 2022. The provision for the site restoration is updated annually. There is no material change for the provision for the site restoration for the six months ended June 30, 2023.

In thousands of USD	At December 31, 2022	At June 30, 2023
Lease liabilities mature within 12 months	4,973	5,211
Lease liabilities mature over 12 months	65,452	65,454
Total lease liabilities*	70,425	70,665

*
Lease liabilities in amount of approximately US$4.7 million and US$4.6 million was related to the leasehold land included in the investment properties as of December 31, 2022 and June 30, 2023. See Note 14.

Amounts recognized in profit or loss:

	Periods ended June 30,
In thousands of USD	2022	2023
Depreciation expense of right-of-use assets	2,411	3,205
Interest expense	1,132	1,299
Expense relating to variable payment leases	284	193
Expense relating to short-term leases	316	159
Total	4,143	4,856
The total cash outflow for leases, including the capital element of lease rentals paid and interests paid on leases for the six months ended June 30, 2022 and 2023 was approximately US$2.8 million and US$3.9 million, respectively.
16.	BORROWINGS
Borrowings consist of the following:

In thousands of USD	At December 31, 2022	At June 30, 2023
Convertible debt(1)	29,805	29,988
Total	29,805	29,988

(1)
The Group issued a US$30 million promissory note on July 23, 2021. The promissory note is non-secured, bears an annual interest rate of 8%, matures on July 23, 2023 and provides the holder an option to convert all or any portion of the note into the Group’s ordinary shares at US$0.0632 per share at any time from the issuance of the note to the second anniversary of the date of issuance. Approximately US$683,000 was recognized as an equity component. The unamortized discount as of December 31, 2022 and June 30, 2023 was approximately US$195,000 and US$12,000.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
17.	OTHER PAYABLES AND ACCRUALS
Other payables and accruals consist of the following:

In thousands of USD	At December 31, 2022	At June 30, 2023
Accrued operating expenses	5,539	11,555
Payables for surtaxes	8,928	8,263
Deposit from hosting customers	2,911	6,193
Restoration provision for leasehold land	1,343	1,328
Payables for staff-related costs	2,182	1,003
Others	1,273	1,571
Total	22,176	29,913
All other payables and accruals are expected to be settled within one year or are repayable on demand.
18.	EXPENSES BY NATURE AND OTHER INCOME AND EXPENSES ITEMS
(a)	Expenses by nature

	Periods ended June 30,
In thousands of USD	2022	2023
Staff cost
- Salaries, wages and other benefits	23,874	24,345
Share-based payment expenses	54,425	21,847
Amortization
- intangible assets	29	154
Depreciation
- mining machines	15,045	11,208
- property, plant and equipment	11,766	20,376
- right-of-use assets	2,411	3,205
- investment properties	—	1,280
Electricity cost in operating mining machines	59,354	84,510
Cost of mining machines and accessories sold	571	4
Consulting service fee	3,012	5,650
Tax and surcharge	2,261	3,155
Advertising expenses	416	628
Office expenses	1,333	1,894
Research and development technical service fees	526	1,104
Expense of low-value consumables	2,412	1,126
Expenses of variable payment lease	284	193
Expenses of short-term leases	316	159
Logistic fee	1,477	243
Travel expenses	2,015	1,227
Insurance fee	2,091	692
Others	5,736	3,267
Total cost of revenue, selling, general and administrative and research and development expenses	189,354	186,267

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(b)	Other operating expenses

	Periods ended June 30,
In thousands of USD	2022	2023
Net (losses) / gain on disposal of cryptocurrencies	(2,230)	471
(Recognition) / reversal of impairment loss of cryptocurrencies	(561)	1
Net losses on disposal of mining machines	—	(572)
Total	(2,791)	(100)
(c)	Other net gain

	Periods ended June 30,
In thousands of USD	2022	2023
Changes in fair value of financial assets at fair value through profit or loss	—	2,238
Government grants	19	31
Net gain / (losses) on disposal of property, plant and equipment	554	(51)
Others	557	(610)
Total	1,130	1,608
(d)	Finance expenses

	Periods ended June 30,
In thousands of USD	2022	2023
Interest income	777	4,074
Cryptocurrency transaction service fee	(79)	(37)
Interest on lease liabilities	(1,132)	(1,299)
Interest expense on convertible debt	(1,374)	(1,390)
Loss on foreign currency transactions	(3,903)	(2,335)
Others	(112)	(140)
Total	(5,823)	(1,127)
19.	SHARE-BASED PAYMENTS
In July 2021, the Board of Directors of Bitdeer approved the adoption of the 2021 Share Incentive Plan (the “2021 Plan”). Bitdeer granted a total of 1,097,852,000 share awards in two batches in August and November 2021 in the year ended December 31, 2021, a total of 139,690,400 share awards in four batches in January, April, July and October 2022 in the year ended December 31, 2022, and a total of 46,805,600 share awards in two batches in January and April 2023, to the designated recipients under the 2021 Plan. Each share award grants an option for the recipient to purchase one share of the Group’s ordinary shares at an exercise price of US$0.03 per share. The majority of the share awards vest from two to seven years and certain share awards vest immediately upon issuance. The recipient shall continue to provide services to the Group by each vesting date. All share awards granted expire on July 20, 2031.
In March 2023, the Board of Directors of BTG approved the 2023 Share Incentive Plan (the “2023 Plan”), which was effective upon the completion of the Business Combination on April 13, 2023. The share awards granted under 2021 Plan of Bitdeer were assumed by BTG and converted into the share awards under 2023 Incentive Plan at an exchange ratio of approximately 0.00858 with rounded down to the nearest whole share. Also see Note 1. In April 2023, the Group modified the expiration date of all outstanding share awards to be the tenth anniversary from the date of grant. The modification had no impact to the overall financial presentation.
For retrospective presentation, the number of Bitdeer's share awards have been scaled by the exchange ratio of approximately 0.00858 for periods prior to the completion of the Business Combination on April 13, 2023.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
	Period ended June 30, 2022
	Number of options (’000)	Average exercise price per share award (US$)	Average fair value per share award (US$)
As at January 1, 2022	9,419	3.50	26.16
Granted during the period	1,059	3.50	19.77
Forfeited	(125)	3.50	25.73
As at June 30, 2022	10,353	3.50	25.52
Vested and exercisable at June 30, 2022	3,395	3.50	25.52

	Period ended June 30, 2023
	Number of options (’000)	Average exercise price per share award (US$)	Average fair value per share award (US$)
As at January 1, 2023	10,398	3.50	25.27
Granted during the period	401	3.50	4.72
Forfeited	(130)	3.50	19.85
As at June 30, 2023	10,669	3.50	24.57
Vested and exercisable at June 30, 2023	5,293	3.50	24.57
The expense recognized for share awards during the six months ended June 30, 2022 and 2023 was approximately US$54.4 million and US$21.8 million. The breakdown is as follows:

	Period ended June 30,
In thousands of USD	2022	2023
Cost of revenue	5,812	2,576
General and administrative expenses	29,256	11,299
Research and development expenses	14,906	6,107
Selling expenses	4,451	1,865
Total	54,425	21,847
The fair value of the share awards is estimated at the grant date using the binomial model with the assistance of an independent valuation specialist. The following table provides the inputs to the model used for determining the value of the grant for the six months ended June 30, 2022 and 2023:

	At August 1, 2021	At November 1, 2021
Dividend yield (%)	—	—
Expected volatility (%)	130.19%	130.23%
Risk-free interest rate (%)	1.24%	1.57%
Exercise multiple	2.20-2.80	2.20

	At January 1, 2022	At April 1, 2022	At July 1, 2022	At October 1, 2022
Dividend yield (%)	—	—	—	—
Expected volatility (%)	128%	123%	120%	121%
Risk-free interest rate (%)	1.618%	2.415%	2.893%	3.886%
Exercise multiple	2.20-2.80	2.20	2.20	2.20

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
	At January 1, 2023	At April 1, 2023
Dividend yield (%)	—	—
Expected volatility (%)	121%	124%
Risk-free interest rate (%)	4.152%	4.167%
Exercise multiple	2.20-2.80	2.20
The above inputs for the binomial model have been determined based on the following:
•
Dividend return is estimated by reference to the Group’s plan to distribute dividends in the near future. Currently, this is estimated to be zero as the Group plans to retain all profit for corporate expansion;

•	Expected volatility is estimated based on the daily close price volatility of a number of comparable companies to the Group;
•	Risk-free interest rate is based on the yield to maturity of U.S. treasury bills denominated in US$ at the option valuation date;
•	Exercise multiple is based on empirical research on typical share award exercise behavior.
20.	EQUITY
Issued share capital
On April 13, 2023, Bitdeer completed the Business Combination described in Note 1, upon which the Group's equity structure changed to that of BTG and the authorized share capital is US$50,000 divided into ordinary shares: (i) 499,600,000,000 Class A ordinary shares with a par value of US$0.0000001 each, (ii) 200,000,000 Class V ordinary shares with a par value of US$0.0000001 each, (iii) 200,000,000 undesignated shares with a par value of US$0.0000001 each. Upon completion of the Business Combination, all issued and outstanding 4,384,796,703 Class A ordinary shares, 453,892,313 Series A preferred shares, 870,232,230 Series B preferred shares and 1,314,267,705 Series B+ preferred shares of Bitdeer were cancelled in exchange for newly issued 60,281,185 Class A ordinary shares of BTG at an exchange ratio of approximately 0.00858. All issued and outstanding 5,631,795,619 Class B ordinary shares and 7,141,236 Series A preferred shares were cancelled in exchange for newly issued 48,399,922 Class V ordinary shares of BTG at an exchange ratio of approximately 0.00858. All issued and outstanding 2,607,498 ordinary shares of BSGA were cancelled in exchange for newly issued 2,607,498 Class A ordinary shares of BTG.
Each share of Class A ordinary shares is granted 1 vote and each share of Class V ordinary shares is granted 10 votes. All classes of ordinary shares are entitled to dividend and rank pari passu except for voting rights.
In June 2023, the Board of Directors of the Group approved the adoption of a share repurchase program which authorized to repurchase Class A ordinary share of the Group up to US$1 million worth during the period from June 16, 2023 to September 15, 2023. During the six months ended June 30, 2023, the Company did not make any purchase transactions.
For retrospective presentation, the number of the Group's ordinary shares and preferred shares on the condensed consolidated statements of changes in equity have been scaled by the exchange ratio of approximately 0.00858 for periods prior to the completion of the Business Combination on April 13, 2023.
Reserves
The Group’s reserves mainly include the following:
(i)
Share premium, which effectively represents the share subscription amount paid over the par value of the shares. The application of the share premium account is governed by Section 34 of the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands as amended, supplemented or otherwise modified from time to time.

(ii)	All foreign exchange differences arising from the translation of the financial statements of foreign operations.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(iii)	The value of the conversion option of the equity component embedded in the convertible debt.
(iv)	The accumulated share-based payment expenses.
Capital management
The Group’s primary objective in terms of managing capital is to
•
safeguard the Group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, mainly by pricing products and services commensurate with the level of risk

•	support the Group’s stability and growth
•	provide capital for the purpose of strengthening the Group’s risk management capability
The Group’s business and financial condition are highly correlated with the market price of cryptocurrencies. For the six months ended June 30, 2022 and 2023, the Group’s revenue is substantially generated from cryptocurrency-related operations. The Group has adopted various measures to minimize the risk associated with the fluctuation in the market price of cryptocurrencies, specifically, the Group has implemented an internal strategy requiring prompt conversion of all the cryptocurrencies received from ordinary operations into fiat currencies.
In order to maintain or adjust the capital structure, the Group reviews and manages its capital structure actively and regularly to ensure optimal capital structure and shareholder returns, taking into account the future capital requirements of the Group and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities.
The Group is not subject to externally imposed capital requirements.
21.	TAXATION
The subsidiaries of the Group incorporated in Cayman Islands and British Virgin Islands (“BVI”) are not subject to tax on income or capital gain. In addition, payments of dividends by the Group to its shareholders are not subject to withholding tax in Cayman Islands.
The subsidiaries of the Group incorporated in other countries are subject to income tax pursuant to the rules and regulations of their respective countries of incorporation.
The provisions for income taxes for the six months ended June 30, 2022 and 2023 are summarized as follows:

	Periods ended June 30,
In thousands of USD	2022	2023
Current income tax expenses	6,132	939
Deferred income tax expenses / (benefit)	1,843	(3,746)
Total	7,975	(2,807)
Taxes on profits or losses for the interim period are accrued using the tax rates that would be applicable to expected total annual assessable profit or loss. The effective tax rate for the six months ended June 30, 2022 and 2023 was (46.3%) and 5.3%, respectively.
Deferred tax assets / (liabilities) as of December 31, 2022 and June 30, 2023 comprise of the following:

In thousands of USD	At December 31, 2022	At June 30, 2023
Deferred tax assets
Net operating losses	4,324	3,752
Share-base payments	2,672	3,075
Deferred revenue	—	1,796
Property, plant and equipment, intangible assets and right-of-use assets	533	545

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	At December 31, 2022	At June 30, 2023
Total deferred tax assets	7,529	9,168
Set-off of deferred tax positions relate to income taxes levied by the same tax authority	(2,672)	(4,952)
Deferred tax assets	4,857	4,216
Deferred tax liabilities
Property, plant and equipment	(14,298)	(12,191)
Set-off of deferred tax positions relate to income taxes levied by the same tax authority	2,672	4,952
Deferred tax liabilities	(11,626)	(7,239)
Net deferred tax liabilities	(6,769)	(3,023)
The movements in the net deferred tax liabilities during the six months ended June 30, 2022 and 2023 are as follows:

In thousands of USD	January 1, 2022	Recognized in profit or loss	June 30, 2022
Tax losses carried forward	4,362	(2,835)	1,527
Share-based payments	—	2,111	2,111
Property, plant and equipment	(7,287)	(1,119)	(8,406)
Net deferred tax liabilities	(2,925)	(1,843)	(4,768)

In thousands of USD	January 1, 2023	Recognized in profit or loss	June 30, 2023
Tax losses carried forward	4,324	(572)	3,752
Share-based payments	2,672	403	3,075
Deferred revenue	—	1,796	1,796
Property, plant and equipment, intangible assets and right-of-use assets	(13,765)	2,119	(11,646)
Net deferred tax liabilities	(6,769)	3,746	(3,023)
The Group has not recognized deductible temporary differences and a portion of the tax loss carryforward because the criteria for recognition (i.e. the probability of future taxable profits) were not met. The amount of such unused tax losses will expire as follows:

Tax Jurisdiction	Amount in thousands of USD	Earliest year of expiration if not utilized
Singapore	3,300	Indefinitely
Hong Kong	4,661	Indefinitely
United States	70,558	Indefinitely
Norway	17,704	Indefinitely
Total	96,223

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
22.	RELATED PARTY TRANSACTIONS
Compensation for key management and Board of Directors

	Periods ended June 30,
In thousands of USD	2022	2023
Salaries and other emoluments	6,723	4,263
Total	6,723	4,263
Related party balances and transactions
The followings set forth the significant related party and its relationships with the Group:

Name of related party	Relationship with the Group
Matrix Finance and Technologies Holding Group and its subsidiaries (“Matrixport Group”)	The Group’s controlling person is the co-founder and chairman of the board of directors of Matrixport Group and has significant influence over Matrixport Group.
Details of assets, liabilities and transactions with the related party are as follows:

In thousands of USD	At December 31, 2022	At June 30, 2023
Due from a related party
- Trade receivables	75	—
- Loans to a related party(1)	322	308
Total due from a related party	397	308
Due to a related party
- Other payables(2)	316	127
Total due to a related party	316	127

	Periods ended June 30,
In thousands of USD	2022	2023
- Provide service to a related party	1,377	330
- Receive service from a related party	82	154
- Interest earned from a related party	355	—
- Return of wealth management product from a related party	283	—
- Changes in fair value of financial assets at fair value through profit or loss	—	2,238

(1)	Loans to a related party represent unsecured, interest-free loans made to the related party. These loans are due on demand.
(2)	Other payables represent the accrued service expense related to the custody and other services provided by the related party.
During the six months ended June 30, 2022 and 2023, substantially all of the Group’s cryptocurrencies were held in custody by Matrixport Group, and the Group’s disposal of cryptocurrencies, at spot price on the date of disposal, was primarily to Matrixport Group.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
During the six months ended June 30, 2022, the Group made non-secured lending to, and purchased non-principal guaranteed wealth management products from Matrixport Group in cryptocurrencies. The summary of transactions is as follows:

	Type of cryptocurrency	Amount in thousands of cryptocurrencies	Date of purchase / lending	Date of redemption / collection	Effective annual yield of return / interest rate
Wealth management product – type A	USDT	80,000	January 14, 2022	March 27, 2022	1.00%
Loan	USDT	15,000	April 1, 2022	June 28, 2022	5.83%
Loan	USDC	5,000	April 1, 2022	June 28, 2022	7.00%
Wealth management product – type A	USDT	10,000	April 15, 2022	June 17, 2022	3.06%
Loan	USDC	30,000	May 12, 2022	May 19, 2022	15.00%
Wealth management product – type B	USDT	10,000	June 17, 2022	June 28, 2022	5.70%
Wealth management product – type B	USDT	50,000	June 20, 2022	June 28, 2022	5.92%
The Group purchased two types of wealth management products during the six months ended June 30, 2022. Wealth management product type A represents the Group’s units of interest in the underlying cryptocurrency trading account and the value of the units is based on the performance of the trading account. The Group has the right to redeem the units with Matrixport Group based on the value on the redemption date during certain days of each month. See Note 2(h) to the Annual Financial Statements regarding the accounting policy for cryptocurrency-denoted wealth management products.
Wealth management product type B represents the Group’s variable-interest cryptocurrency deposit at Matrixport Group. The deposit is not protected by any deposit insurance scheme and non-secured, and the Group may lose some or all of the amount deposited in extreme market conditions. Upon withdrawal, the Group receives the same type of cryptocurrency in the same quantity in principle plus additional interest returns. The deposit can be withdrawn on demand and is generally delivered to the Group within 72 hours. The nature of the wealth management product type B is, in essence, a cryptocurrency lending arrangement. See Note 2(h) to the Annual Financial Statements  regarding the accounting policy for cryptocurrency lending arrangements.
As of December 31, 2022 and June 30, 2023, the balances of cryptocurrency receivables and embedded derivative were both nil. The change in fair value of the cryptocurrencies lent or invested, and the embedded derivative relating to the wealth management product type A are immaterial as the arrangements are short term in nature and the quoted prices of USDT and USDC are relatively stable.
To facilitate the lending and wealth management products purchases, the Group purchased the aforementioned cryptocurrencies using approximately US$186 million for the six months ended June 30, 2022. The total receipts from the collection of lending and redemption of wealth management products were disposed of by the Group for approximately US$191 million during the six months ended June 30, 2022. There were no lending and wealth management products purchases for the six months ended June 30, 2023.
23.	EARNINGS / (LOSS) PER SHARE
The calculation of basic earnings / (loss) per share is based on the profit or loss attributable to ordinary equity shareholders of the Group and the weighted average number of ordinary shares in issue for the six months ended June 30, 2022 and 2023.
Diluted earnings / (loss) per share is computed using the weighted average number of ordinary shares and dilutive potential ordinary shares outstanding during the respective periods.
As the Group incurred losses for the six months ended June 30, 2022 and 2023, the potential ordinary shares related to the outstanding share awards and convertible debt were not included in the calculation of dilutive loss per share, as their inclusion would be anti-dilutive.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following reflects the income and share data used in the basic and diluted earnings / (loss) per ordinary share computations:

	Periods ended June 30,
In thousands of USD, except for the per share data	2022	2023
Loss attributable to ordinary equity shareholders of the Group	(25,194)	(49,827)
Weighted average number of ordinary shares outstanding (thousand shares)(1)	108,681	109,805
Loss per share, basic and diluted (In USD)	(0.23)	(0.45)

(1)
The weighted average number of ordinary shares outstanding for the six months ended June 30, 2022 was retrospectively adjusted to reflect the reverse recapitalization effectuated in April 2023. See Note 1

(2)
Each Class A ordinary share carries 1 vote and each Class V ordinary share carries 10 votes. All classes of shares are entitled to dividend and rank pari passu except for voting rights. They are included in the ordinary shares and the shareholders of the shares are referred to as the ordinary equity shareholders in the context of notes and presentations of earnings per share.

24.	SUPPLEMENTAL CASH FLOW INFORMATION
The non-cash investing and financing activities are as follows:

	Periods ended June 30,
In thousands of USD	2022	2023
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Operating lease right-of-use assets and leasehold land obtained in exchange for operating lease liabilities	863	3,058
Payments for purchase of mining machines in form of cryptocurrencies	2,210	—
Lending made to a related party in form of cryptocurrencies	50,025	—
Collection of lending from a related party in form of cryptocurrencies	50,381	—
Purchase of wealth management products using cryptocurrencies	149,972	—
Redemption of wealth management products in form of cryptocurrencies	150,268	—
Liabilities assumed in connection with acquisition of intangible assets	—	4,896
25.	SUBSEQUENT EVENTS
In July 2023, the Group amended the promissory note issued on July 23, 2021. Pursuant to which the Group has repaid US$7 million in principal of the then outstanding notes and extended the maturity of the promissory note to July 21, 2025. The promissory note is non-secured, bears an annual interest rate of 8%. The conversion price was adjusted to US$7.3660 to reflect the reverse recapitalization effectuated in April 2023, see Note 1. The extension of the maturity date is accounted for as a debt modification.
In August 2023, the Group entered into a purchase agreement with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Pursuant to the purchase agreement, the Group has the right to sell to B. Riley Principal Capital II, up to US$150,000,000 of its Class A ordinary shares with a par value US$0.0000001 per share. The purchase agreement has the maturity date of up to 36-month anniversary from the commencement date or on the date which B. Riley Principal Capital II shall have purchased Class A ordinary shares of an aggregate gross purchase price of US$150,000,000 or other termination conditions stated in the purchase agreement.
In August 2023, the Group entered into an agreement with an asset management company (“the investee”). Pursuant to the agreement, the Group agreed to lend US$3 million, which is non-secured, bears an annual interest rate of 6% and matures in two years from the commencement date. The conversion could be in a mandatory conversion of which the investee completes a round of qualified equity financing before maturity date or an optional conversion of the Group. The lending is convertible into preferred equity of the investee at a convertible price to the lesser of 80% of the average price paid for the qualified equity financing or US$350 million divided by the number of the investee’s fully-diluted common equity equivalents to immediately prior to the completion of the qualified equity financing.

BITDEER TECHNOLOGIES GROUP AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
By the end of October 10, 2023, the Group purchased 38,804 Class A ordinary shares under the share repurchase program approved in June 2023. The shares were acquired at an average price of US$9.30 per share and held in treasury. The Board of Directors of the Group has approved to extend the term of the share repurchase program until December 15, 2023.
There were no other material subsequent events during the period from June 30, 2023 to the approval date of this Interim Financial Information on October 10, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Bitdeer Technologies Holding Company
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Bitdeer Technologies Holding Company and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income / (loss), changes in equity, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Restatement of the 2021 and 2020 Financial Statement
As discussed in Note 2(a) to the financial statements, the accompanying consolidated statements of operation and comprehensive income / (loss) and cash flows for the years ended December 31, 2021 and 2020 have been restated to correct certain misstatements.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company's auditor since 2021.
Houston, Texas
April 19, 2023

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in tables are stated in thousands of U.S. Dollar)
	Note	December 31, 2021	December 31, 2022
ASSETS
Cash and cash equivalents	6	372,088	231,362
Cryptocurrencies	7	6,187	2,175
Trade receivables		8,238	18,304
Amounts due from a related party	20	1,500	397
Mining machines	10	46,469	27,703
Prepayments and other assets	8	34,637	59,576
Financial assets at fair value through profit or loss	9	1,250	60,959
Restricted cash	6	10,310	11,494
Right-of-use assets	13	58,941	60,082
Property, plant and equipment	11	102,617	138,636
Investment properties	12	—	35,542
Intangible assets		115	322
Deferred tax assets	19	4,622	4,857
TOTAL ASSETS		646,974	651,409
LIABILITIES
Trade payables		17,740	15,768
Other payables and accruals	15	17,258	22,176
Amounts due to a related party	20	19	316
Income tax payables		10,454	657
Deferred revenue		213,449	182,297
Borrowings	14	29,460	29,805
Lease liabilities	13	62,968	70,425
Deferred tax liabilities	19	7,547	11,626
TOTAL LIABILITIES		358,895	333,070
NET ASSETS		288,079	318,339
EQUITY
Share capital	18	1	1
Retained earnings	18	67,169	6,803
Reserves	18	220,909	311,535
TOTAL EQUITY		288,079	318,339
The accompanying notes form an integral part of these consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
(Amounts in tables are stated in thousands of U.S. Dollar, except for per share data)
		Years ended December 31,
	Note	2020	2021	2022
		(Restated)
Revenue	2(a), 2(q)	186,387	394,661	333,342
Cost of revenue	2(a), 16(a)	(209,564)	(153,255)	(250,090)
Gross profit / (loss)		(23,177)	241,406	83,252
Selling expenses	16(a)	(5,567)	(8,448)	(11,683)
General and administrative expenses	16(a)	(20,268)	(89,735)	(93,453)
Research and development expenses	16(a)	(9,790)	(29,501)	(35,430)
Other operating income / (expenses)	16(b)	(2,045)	14,625	(3,628)
Other net gain / (loss)	16(c)	(2,560)	2,483	357
Profit / (loss) from operations		(63,407)	130,830	(60,585)
Finance income / (expenses)	16(d)	(380)	59	(4,181)
Profit / (loss) before taxation		(63,787)	130,889	(64,766)
Income tax benefit / (expenses)	19	7,961	(48,246)	4,400
Profit / (loss) for the year		(55,826)	82,643	(60,366)
Other comprehensive income / (loss)
Profit / (loss) for the year		(55,826)	82,643	(60,366)
Other comprehensive income / (loss) for the year
Item that may be reclassified to profit or loss
- Exchange differences on translation of financial statements		905	(195)	(22)
Other comprehensive income / (loss) for the year, net of tax		905	(195)	(22)
Total comprehensive income / (loss) for the year		(54,921)	82,448	(60,388)
Earnings / (loss) per share
Basic	21	(0.00)	0.01	(0.00)
Diluted	21	(0.00)	0.01	(0.00)
Weighted average number of shares outstanding (thousand shares)
Basic	21	12,662,126	12,662,126	12,662,126
Diluted	21	12,662,126	12,977,177	12,662,126
The accompanying notes form an integral part of these consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Amounts in tables are stated in thousands of U.S. Dollar)
	Note	Share Capital	Retained Earnings	Exchange Reserve	Other Reserve	Invested Capital	Total Equity
Balance at January 1, 2020		—	—	—	—	(61,618)	(61,618)
Loss for the year		—	—	—	—	(55,826)	(55,826)
Other comprehensive income		—	—	—	—	905	905
Capital contribution received from related party		—	—	—	—	420,000	420,000
Deemed distribution to related parties		—	—	—	—	(157,557)	(157,557)
Balance at December 31, 2020 and January 1, 2021		—	—	—	—	145,904	145,904
Profit for the year		—	67,169	—	—	15,474	82,643
Other comprehensive loss		—	—	(195)	—	—	(195)
Capital share allotment relating to the Reorganization		1	—	—	(1)	—	—
Share-based payments	17	—	—	—	88,355	—	88,355
Recognition of equity component of convertible debt	14	—	—	—	683	—	683
Deemed distribution to related parties		—	—	—	—	(29,311)	(29,311)
Reclassification of invested capital		—	—	—	132,067	(132,067)	—
Balance at December 31, 2021 and January 1, 2022		1	67,169	(195)	221,104	—	288,079
Loss for the year		—	(60,366)	—	—	—	(60,366)
Other comprehensive loss		—	—	(22)	—	—	(22)
Share-based payments	17	—	—	—	90,648	—	90,648
Balance at December 31, 2022		1	6,803	(217)	311,752	—	318,339
The accompanying notes form an integral part of these consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in tables are stated in thousands of U.S. Dollar)
	Years ended December 31,
	2020	2021	2022
	(Restated)	(Restated)
Cash flows from operating activities
Profit / (loss) for the year	(55,826)	82,643	(60,366)
Adjustments for:
Revenues recognized on acceptance of cryptocurrencies	(170,228)	(333,668)	(304,962)
Depreciation and amortization	112,037	63,055	66,424
Share-based payment expenses	—	88,355	90,648
Loss / (gain) on disposal of property, plant and equipment and intangible assets	(66)	(56)	(662)
Changes in fair value of financial assets at fair value through profit or loss	—	—	841
Net gain on disposal of financial assets at fair value through profit or loss	—	—	(213)
Loss on disposal of mining machines	2,984	36	497
Loss / (gain) on disposal of cryptocurrencies	(2,716)	(18,725)	3,131
Change in fair value of cryptocurrency lent	—	3,735	—
Impairment charges	4,236	2,567	—
Loss / (gain) on foreign currency transactions	(618)	226	2,881
Gain on extinguishment of debt	—	(880)	—
Gain on settlement of balance with Bitmain	—	(4,468)	—
Loss on disposal of subsidiaries	—	8	—
Interest income	(419)	(2,947)	(4,291)
Interest expense on bank loan	6	3	—
Interest accretion on lease liabilities	817	1,217	2,425
Interest expense on convertible debt	—	1,223	2,778
Gain on lease modification	(6)	(205)	—
Income tax expenses / (benefit)	(7,961)	48,246	(4,400)
Changes in:
Restricted cash	(2,622)	(2,971)	(1,184)
Trade receivables	—	(13,258)	(5,350)
Prepayments and other assets	(5,381)	(4,070)	(21,913)
Mining machines held for sale	17,440	5,957	1,002
Amounts due from a related party	—	(413)	337
Trade payables	512	12,508	(6,018)
Deferred revenue	(2,151)	6,782	(9,159)
Amount due to a related party	—	19	297
Other payables and accruals	1,670	12,667	1,299
Cash used in operating activities:	(108,292)	(52,414)	(245,958)
Interest paid on leases	(842)	(1,217)	(2,425)
Interest paid on convertible debt	—	(1,080)	(2,433)
Interest received	340	2,202	2,791
Income taxes paid	(382)	(19)	(20,012)
Income tax refunded	—	62	—
Net cash used in operating activities	(109,176)	(52,466)	(268,037)
Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	(19,851)	(62,882)	(63,200)
Purchase of mining machine	(124,033)	(26,611)	—
Purchase of financial assets at fair value through profit or loss	—	—	(61,550)
Proceeds from disposal of financial assets at fair value through profit or loss	—	—	1,213
The accompanying notes form an integral part of these consolidated financial statements.

	Years ended December 31,
	2020	2021	2022
	(Restated)	(Restated)
Purchase of cryptocurrencies	—	(60,045)	(285,990)
Loans to related parties	(161,000)	(32,166)	(322)
Repayments from related parties	194,353	21,698	1,087
Lending to a third party	—	—	(2,546)
Proceeds from disposal of property, plant and equipment and intangible assets	159	877	962
Proceeds from disposal of cryptocurrencies	173,063	568,553	560,988
Proceeds from disposal of mining machines	51	—	—
Disposal of subsidiaries, net of cash disposed of	—	(14,855)	9,881
Cash paid for asset acquisition, net of cash acquired	—	—	(26,730)
Net cash generated from investing activities	62,742	394,569	133,793
Cash flows from financing activities
Proceeds from bank loan	871	—	—
Capital element of lease rentals paid	(4,517)	(4,181)	(3,884)
Capital contribution received from related party	420,000	—	—
Deemed distribution to related parties	(394,772)	(10,943)	—
Repayments of borrowings from related parties	—	(29,302)	—
Proceeds from convertible debt	—	30,000	—
Borrowings from related parties	9,194	—	—
Net cash generated from / (used in) financing activities	30,776	(14,426)	(3,884)
Net (decrease) / increase in cash and cash equivalents	(15,658)	327,677	(138,128)
Cash and cash equivalents at January 1	59,826	44,753	372,088
Effect of movements in exchange rates on cash and cash equivalents held	585	(342)	(2,598)
Cash and cash equivalents at December 31	44,753	372,088	231,362
The accompanying notes form an integral part of these consolidated financial statements.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1.	ORGANIZATION
General information
Bitdeer Technologies Holding Company (the “Company” or “Bitdeer”) is a limited liability company incorporated in the Cayman Islands on November 18, 2020. The address of its registered office is 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.
The Company does not conduct any substantive operations on its own but conducts its primary operations through its subsidiaries. The Company and its subsidiaries (together, the “Group”) are principally engaged in the following business activities:
•
Offering to its customers plan subscriptions, from which the customers receive computing service in quantity measured in hash rate and benefit from such service as a result of directing the computing service to mining pools and receiving cryptocurrency rewards (the “Cloud Hash Rate business”);

•
Using the Group’s mining machines to provide computing power to mining pools in exchange for cryptocurrencies rewards (the “self-mining” business, formerly known as the proprietary mining business”); and

•	Providing dynamic hosting solutions in the Group’s mining datacenters (the “hosting business”, together with Cloud Hash Rate business and self-mining business, the “Bitdeer Business”).
Reorganization
Separation from Bitmain
For the year ended December 31, 2020, and the period from January 1, 2021 to January 26, 2021, the Bitdeer Business and the mining pool business, including the ownership of and registration right to the domain name btc.com (the “BTC.com Pool Business” or “BTC”), were operated through a number of entities controlled by BitMain Technologies Holding Company (collectively with its subsidiaries, “Bitmain”). The Company was created to separate the Bitdeer Business and the BTC.com Pool Business following a corporate reorganization of Bitmain to effectuate the separation. The separation from Bitmain resulted in the transfer of certain assets, liabilities and contracts related to the Bitdeer Business and the BTC.com Pool Business at their historical book values from Bitmain to the Company on January 26, 2021, when Bitmain distributed by way of dividend in kind the shares of the Company to the then existing Bitmain shareholders and the Company and its subsidiaries began to operate on a stand-alone basis.
Separation of the BTC.com Pool Business
In February 2021, the Group established Blockchain Alliance Technologies Holding Company (“Blockchain Alliance”) to separate the BTC.com Pool Business following a corporate reorganization of the Group to effectuate the separation. The separation was consummated on April 15, 2021, when the Group distributed by way of dividend in kind the shares of Blockchain Alliance to the then existing shareholders of the Group.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
a.	Basis of preparation
The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
The consolidated historical financial statements comprise the following financial information:
•
the combined results of operations of the Bitdeer Business during the year ended December 31, 2020, and the period from January 1, 2021 to April 15, 2021 (the “Carve-out Period”), which have been prepared on a carve-out basis; and

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
•
the consolidated financial position of the Group as of December 31, 2021 and 2022 and the consolidated results of operations of the Group for the period from April 16, 2021 to December 31, 2021 and for the year ended December 31, 2022, which have been prepared on a consolidated basis (together, the “consolidated financial statements”).

Preparing combined financial statements of Bitdeer Business on a carve-out basis
Pursuant to the Reorganization discussed in Note 1, the Group prepared the combined financial statements to capture the stand-alone Bitdeer Business, which has historically operated as part of Bitmain. The Group also excluded the assets, liabilities, operation results and cash flows of BTC.com Pool Business from its combined financial statements as a result of the Reorganization. The combined financial statements have not historically been prepared for the Bitdeer business.
In preparing the combined historical financial information, certain accounting conventions commonly used for the preparation of combined historical financial information have been applied. The term “combined financial statements” is used when referring to financial information prepared by aggregating financial statements of separate entities or components of groups that fail to meet the definition of a “group” under IFRS 10 Consolidated financial statements. A key assumption underlying the preparation of combined financial statements is that there is a binding element for the economic activities throughout the period presented. The combined financial statements of the Group have been prepared by aggregating the financial information of the Bitdeer Business that was bound together by common control but was not a legal group. Intra-group transactions and the balances and unrealized gains or losses have been eliminated in the preparation of the combined financial statements.
The combined financial statements of the Bitdeer Business are derived from the historical accounting records of Bitmain on the following basis:
(i)
The combined statements of operations and comprehensive income / (loss) of the Bitdeer Business include all revenues and costs directly attributable to the Bitdeer Business. These include certain common operating and administrative expenses incurred by the Bitdeer Business in conjunction with other business operations of Bitmain and BTC, including financial, human resources, office administration and other support functions. These costs have been allocated on a basis considered reasonable by management using either specific identification or proportional allocations based on usage, headcount, or other reasonable methods of allocation. Income tax expense was estimated based on the statutory tax rate, adjusted as appropriate for the effects of known non-taxable and non-deductible items reported in the combined statements of operations and comprehensive income / (loss) as described above. However, the combined financial statements of the Bitdeer Business may not reflect the actual costs that would have been incurred and may not be indicative of the Bitdeer Business’s combined results of operations, financial position, and cash flows had it been operating on a separate, stand-alone basis during the periods presented.

(ii)
The Bitdeer Business did not comprise a separate legal entity or group of entities during the Carve-out Period. Therefore, it is not meaningful to present share capital or an analysis of reserves. The Group’s equity balance represented the excess or deficits of total assets over total liabilities and was presented as invested capital in the consolidated statements of financial position. Transactions between the Bitdeer Business, Bitmain and BTC during the Carve-out Period were accounted for as related party transactions. Changes in net assets attributed to the Group are presented separately in the consolidated statement of changes in invested capital and equity through the line item “deemed contribution from / (distribution to) related parties”. Equity transactions reflecting the internal financing between Bitdeer Business, Bitmain and BTC are included in the financing activities, presented as deemed contribution from / (distribution to) related parties, in the consolidated statements of cash flows.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Consolidation
Subsequent to the Carve-out Period, the Group’s financial information is prepared on a consolidated basis, for which the consolidation policies are described below.
Subsidiaries are all entities over which the Group has control. The Group controls an entity where the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.
Inter-company transactions, balances and unrealized gains on transactions between the Company and its subsidiaries are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. The accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.
Restatement of prior years’ financial statements
Presentation on the sale of mining machines
During 2021, the Group identified an error in presenting the revenue from the sale of the mining machine as the difference between the selling price and the remaining net book value of the associated mining machine under IAS 16 Property, plant and equipment. As the sale of mining machines represents contracts with customers in the Group’s ordinary course of business, the transactions should have been accounted for under IFRS 15 Revenue from contracts with customers. Revenue from the sale of mining machines should have been recognized at the amount of promised consideration to which the Group is expected to be entitled, and the cost of revenue should have been recognized at the net book value of the mining machines sold. See Note 2(q) for a detailed discussion on the revenue recognition policy associated with the sale of mining machines. The previously reported combined financial statements for the year ended December 31, 2020 are restated to correct the above error.
Cash flow presentation on the disposal of cryptocurrencies earned from revenue arrangements
The Group restated the presentation of disposal of cryptocurrencies earned from revenue arrangements from operating activities to investing activities for the year ended December 31, 2021 as IAS 7 has indicated receipts from sales of intangible assets and debt investments are expected to be classified as investing activities. See Note 2(h) for the accounting policy related to the disposal of cryptocurrencies. The previously reported combined statements of cash flows for the year ended December 31, 2020 have been presented consistently with the current period’s presentation.
The effects of the above adjustments on the consolidated statements of operations and comprehensive income / (loss) for the year ended December 31, 2020 and the consolidated statements of cash flows for the years ended December 31, 2020 and 2021 are presented below. These adjustments did not have any impact on the net loss or the consolidated statement of financial position for the periods presented.
Restated consolidated statements of operations and comprehensive income / (loss)

	2020	2020	2020
In thousands of USD	As previously reported	Effect of adjustment – sale of mining machines	As restated
Revenue	168,850	17,537	186,387
Cost of revenue	(192,027)	(17,537)	(209,564)

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Restated consolidated statements of cash flows

	2020	2020	2020
In thousands of USD	As previously reported	Effect of adjustment— sale of mining machines	As restated
Cash flows from operating activities	(124,395)	15,219	(109,176)
Cash flows from investing activities	77,961	(15,219)	62,742

	2021	2021	2021
In thousands of USD	As previously reported	Effect of adjustment— disposal of cryptocurrencies	As restated
Cash flows from operating activities	454,656	(507,122)	(52,466)
Cash flows from investing activities	(112,553)	507,122	394,569
Reclassification
Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings and financial position.
b.	Basis of accounting
The consolidated financial statements, except for the consolidated statements of cash flows, are prepared on the accrual basis. The measurement basis used is historical cost, except for certain accounts which are measured using the basis mentioned in the relevant notes herein.
The consolidated statements of cash flows are prepared using the indirect method and present the changes in cash from operating, investing, and financing activities.
The consolidated financial statements provide comparative information in respect of the previous period.
c.	Foreign currency translation
Functional and presentation currency
Items included in the consolidated financial statements of each of the Group’s subsidiaries are measured using the currency of the primary economic environment in which the subsidiary operates (the “functional currency”). The Group presents its consolidated financial statements in United States Dollars (“USD”, “US$”, or “$”).
Transactions and balances
Foreign currency transactions during the year are translated at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the end of the reporting period. Exchange gains and losses are recognized in profit or loss.
Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the foreign exchange rates ruling at the transaction dates. The transaction date is the date on which the Group initially recognizes such non-monetary assets or liabilities.
Foreign currency translation
The results and financial position of foreign operations that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•	assets and liabilities for each consolidated statement of financial position presented are translated at the closing rate at the date of that balance sheet,

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
•	income and expenses for each consolidated statement of operations and comprehensive income / (loss) are translated at average exchange rates, and
•	all resulting exchange differences are recognized in invested capital and reserves.
d.	Use of estimates and judgments
The preparation of financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Judgments made by management in the application of IFRSs that have significant effects on the financial statements and major sources of estimation uncertainty are discussed in Note 3.
e.	Related parties
A party is considered to be related to the Group if:
(a)	the party is a person or a close member of that person’s family and that person
i)	has control or joint control over the Group;
ii)	has significant influence over the Group; or
iii)	is a member of the key management personnel of the Group or a parent of the Group;
(b)	the party is an entity where any of the following conditions applies:
i)	the entity and the Group are members of the same Group;
ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);
iii)	the entity and the Group are joint ventures of the same third party;
iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;
v)	the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;
vi)	the entity is controlled or jointly controlled by a person identified in (a);
vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); or
viii)	the entity, or any member of the Group of which it is a part, provides key management personnel services to the Group or the parent of the Group.
Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.
f.	Cash, cash equivalents and restricted cash
Cash and cash equivalents comprise cash in banks and on hand and short-term, highly liquid investments that are readily convertible into known amounts of cash which are subject to an insignificant risk of changes in value and are within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit losses. See further discussion regarding expected credit loss in Note 2(u).
The Group is required to hold a defined amount of cash as security under the terms of standby letters of credits arrangement. See further discussion in Note 6.
g.	Trade receivables
Trade receivables are recognized when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. Trade receivables are stated at amortized cost, less a loss allowance based on lifetime expected credit losses at each reporting date. See further discussion regarding expected credit loss in Note 2(u).
h.	Cryptocurrencies
Cryptocurrencies include USD Coin (“USDC”) and cryptocurrencies other than USDC held in the Group’s cryptocurrency wallets.
USDC
USDC is accounted for as a financial instrument as one USDC can be redeemed for one U.S.dollar on demand from the issuer. USDC, classified as a debt investment, is measured at fair value through profit or loss.
Cryptocurrencies other than USDC
Cryptocurrencies other than USDC are, by their nature, identifiable non-monetary assets that lack physical substance. Future economic benefits attributable to these cryptocurrencies are expected to flow to the Group because these cryptocurrencies can be exchanged for fiat currencies. Furthermore, the cost of the Group’s cryptocurrencies other than USDC can be measured using the quoted price of such cryptocurrencies at the time the fair value is being measured.
The Group accounts for the cryptocurrencies other than USDC as intangible assets with indefinite useful lives in its consolidated statements of financial position because, at the time of assessment, there is no foreseeable limit to the period over which such assets are expected to generate cash flows.
The Group further adopts the cost model to account for cryptocurrencies other than USDC and reviews their useful life and impairment at each reporting date in accordance with IAS 38 Intangible Assets. The Group accounts for cryptocurrencies other than USDC at cost, instead of revaluing these cryptocurrencies at their fair value on each accounting reference date, because the latter model is subject to inherent and substantial volatility in the value of these cryptocurrencies from time to time. In addition, the Group believes that the cost model better reflects the Group’s business model, as the Group is not engaged in the cryptocurrency trading business.
Gains or losses arising from the disposal of cryptocurrencies other than USDC are determined as the difference between the net disposal proceeds and the carrying amount of the assets. The Group recognizes realized gains or losses on the date of the disposal using the first-in-first-out method of accounting.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Cryptocurrency lending arrangements
The Group enters into arrangements with counterparties to lend cryptocurrencies on an unsecured basis. No collateral is held for the cryptocurrencies lent. Upon lending, the Group derecognizes the cryptocurrencies lent and concurrently recognizes cryptocurrency receivables which are measured at the fair value of the cryptocurrencies lent based on their respective quoted prices initially and subsequently on the measurement date and adjusted for expected credit losses. Any differences between the carrying amount of the derecognized cryptocurrencies and the initial measurement of the cryptocurrency receivables, if applicable, and the change in fair value of the cryptocurrencies lent, are recognized in other operating income / (expenses) on the consolidated statements of operations and comprehensive income / (loss). See further discussion regarding credit losses from cryptocurrency receivables in Note 2(u). Also refer to Note 20 for more information.
Cryptocurrency-denoted wealth management products
The Group purchased two types of wealth management products during the year ended December 31, 2022.
Wealth management product type A
The Group enters into arrangements with the Matrixport Group, a related party, to purchase cryptocurrency-denoted wealth management products which represent units of interest in the underlying cryptocurrency trading account and the value of the units is based on the performance of the trading account managed by the Matrixport Group. The Group derecognizes the cryptocurrencies paid and concurrently recognizes a cryptocurrency receivable which gives rise to a variable return linked to the performance of the underlying trading account. The receivable contains an embedded derivative which is accounted for separately as an asset or liability based on the change in the fair value of the trading account. The cryptocurrency receivable is measured at the fair value of the cryptocurrencies invested based on their respective quoted prices on the measurement date and adjusted for expected credit losses. Any differences between the carrying amount of the derecognized cryptocurrencies and the initial measurement of the cryptocurrency receivables, if applicable, and the change in fair value of the cryptocurrencies invested, are recognized in other operating income / (expenses) on the consolidated statements of operations and comprehensive income / (loss).
Wealth management product type B
The Group enters into arrangements with the Matrixport Group, a related party, to purchase cryptocurrency-denoted wealth management products which represent variable-interest cryptocurrency deposit at Matrixport Group. The deposit is not protected by any deposit insurance scheme and non-secured, and the Group may lose some or all of the amount deposited in extreme market conditions. Upon withdrawal, the Group receives the same type of cryptocurrency in the same quantity in principle plus additional interest returns. The deposit can be withdrawn on demand and is generally delivered to the Group within 72 hours. The nature of the wealth management product type B is, in essence, a cryptocurrency lending arrangement. Refer to the discussion on the accounting of cryptocurrency lending arrangements above.
See further discussion regarding credit losses from cryptocurrency receivables in Note 2(u). Also refer to Note 20 for more information.
The Group presents the revenue recognized on the acceptance of cryptocurrencies, which is a non-cash item, as an adjustment to remove the non-cash item for the cash flows from operating activities and the disposals of cryptocurrencies received in revenue arrangements are presented as cash flows from investing activities in the consolidated statements of cash flows. The purchases and disposals of cryptocurrencies associated with investment or lending transactions are presented as investing activities in the consolidated statements of cash flows.
i.	Prepaid expenses and other assets
Prepaid expenses represent prepayments made for operational purposes, such as prepaid utility fees and insurance expenses. Prepaid expenses are amortized over their future beneficial periods using the straight-line method or at a point in time upon the Group’s receipt of the underlying goods or service.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Other assets generally consisted of deposits paid to various service providers, such as lessors and electricity vendors.
j.	Intangible assets
Intangible assets acquired by the Group are stated at cost less accumulated amortization (where the estimated useful life is finite) and impairment losses.
Amortization of intangible assets with finite useful lives is charged to profit or loss on a straight-line basis over the assets’ estimated useful life, which is the period over which an asset is expected to be available for use. The estimates and associated assumptions of useful life determined by the Group are based on technical or commercial obsolescence, legal or contractual limits on the use of the asset, and other relevant factors. The following intangible assets with finite useful lives are amortized from the date they are available for use and their estimated useful lives are as follows:

•	Software	3 years
Both the period and method of amortization are reviewed annually.
Intangible assets are not amortized while their useful lives are assessed to be indefinite. Any conclusion that the useful life of an intangible asset is indefinite is reviewed annually to determine whether events and circumstances continue to support the indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortization of intangible assets with finite lives as set out above.
k.	Property, plant and equipment
Property, plant and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.
Property, plant and equipment are recorded at purchase cost. Direct labor and other directly attributable costs incurred to construct new assets and upgrade existing assets are capitalized. Repairs and maintenance expenditures are recognized in the consolidated statements of operations and comprehensive income / (loss) as incurred. Significant renewals and betterments are capitalized.
Property, plant and equipment are depreciated using the straight-line method based on the estimated useful lives of the assets as follows:

•	Buildings	20 years
•	Land	Unlimited
•	Machinery	3 – 10 years
•	Electronic equipment	3 – 7 years
•	Leasehold improvements	3 years
Land acquired by the Group has an unlimited useful life and therefore is not depreciated.
The depreciation method, useful life and residual value of an asset are reviewed at least at each financial year-end and adjusted, if appropriate.
When assets are retired or otherwise disposed of, their cost and the related accumulated depreciation are derecognized from the consolidated statements of financial position and the resulting gains or losses on the disposal or sale of the assets are recognized in the consolidated statements of operations and comprehensive income / (loss).
An asset under construction is stated at cost until the construction is completed, at which time it is reclassified to the property, plant and equipment account to which it relates. During the construction period until the asset is ready for its intended use or sale, borrowing costs, which include interest expense and

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
foreign currency exchange differences arising from foreign currency borrowings to the extent that they are regarded as an adjustment to interest expense, are capitalized in proportion to the average amount of accumulated expenditures during the period. Capitalization of borrowing costs ceases when the construction is completed, and the asset is ready for its intended use or sale.
l.	Investment properties
Investment properties are properties owned or leased to earn rental income or for capital appreciation. Investment properties include right-of-use assets relating to properties that meet the definition of investment properties.
Investment properties other than the ones acquired through leases are measured, under the cost model, initially at cost, including transaction costs and subsequently at cost less accumulated depreciation and impairment loss.
Investment properties acquired through leases are initially measured at cost, which comprises the initial measurement of lease liabilities adjusted for lease payments made on or before the commencement date, plus initial direct costs incurred and an estimate of costs needed to restore the underlying assets, less any lease incentives received. These investment properties are subsequently measured at cost less accumulated depreciation and accumulated impairment loss and adjusted for any remeasurement of the lease liabilities.
Depreciation begins when the investment property is available for use and is calculated using a straight-line method to allocate the depreciable amounts over the estimated useful lives as follows:

•	Buildings	15 years
•	Leasehold land	15 years
•	Machinery, fixtures as part of the buildings	3 – 8 years
The residual values, useful lives and depreciation method of investment properties are reviewed at least at each financial year-end and adjusted, if appropriate.
An investment property is derecognized when either it has been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. Any gains or losses on the disposal or retirement of an investment property are recognized in the consolidated statement of operations and comprehensive income / (loss) in the year of disposal or retirement. A transfer to, or from, an investment property is made when, and only when, there is evidence of a change in use.
m.	Mining machines
Mining machines refer to the electronic equipment designed for the sole purpose of completing complex mathematical functions to verify transactions on the blockchain. Mining machines are stated at cost less accumulated depreciation and impairment losses, if any. The Group estimated the useful lives of the mining machines to be one to two years. This estimate is primarily based on the historical measures of (i) the period when each mining machine is able to deliver expected performance and (ii) the frequency of technological advancement, which leads to a new generation of mining machines. The Group also estimates the residual value of the mining machines at the expected time of disposal, taking into consideration factors such as make and model. Depreciation is recorded on a straight-line basis over the estimated useful lives. The depreciation method, useful life and residual value of the mining machines are reviewed at least at each financial year-end and adjusted, if appropriate.
The Group routinely sells used mining machines to customers. The net carrying values of the associated mining machines were reclassified as inventories when the Group identified such mining machines for sale and were recognized as cost of revenue on the consolidated statements of operations and comprehensive income / (loss) upon the sale. See Note 2(q).
When mining machines are retired, their costs and the related accumulated depreciation are derecognized from the consolidated statements of financial position and the resulting gains or losses on the disposal of the assets are recognized in the consolidated statements of operations and comprehensive income / (loss).

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
n.	Leases
As a lessee
The Group accounts for leases under IFRS 16 Leases. At the inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
At inception or on a reassessment of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease and non-lease component on the basis of their relative stand-alone prices.
At the lease commencement date, the Group recognizes a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets which, for the Group, are primarily vehicles. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalize the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalized are recognized as an expense on a systematic basis over the lease term.
Where the lease is capitalized, the lease liability is initially recognized at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortized cost and interest expense is calculated using the effective interest method. Variable lease payments linked to the use of an underlying asset are excluded from the measurement of lease liabilities.
The right-of-use asset recognized when a lease is capitalized is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses, if any. Right-of-use assets are subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the unexpired term of the lease. The estimated useful lives of right-of-use assets are determined on the same basis as those of property, plant and equipment.
Provisions for the costs to restore leased assets to their original condition, as required by the terms and conditions of the lease, are recognized when the obligation is incurred, either at the commencement date or as a consequence of having used the underlying asset during a particular period of the lease, at the Group’s best estimate of the expenditure that would be required to restore the assets. Estimates are regularly reviewed and adjusted as appropriate for new circumstances.
Whenever the Group incurs an obligation for costs to restore a leased asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37. To the extent that the costs relate to a right-of-use asset, the costs are included in the related right-of-use asset.
The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right- of-use asset has been reduced to zero.
As a lessor
At the commencement date of the lease, leases in which the Group does not transfer substantially all the risks and rewards incidental to ownership of an asset are classified as operating leases. Rental income arising is accounted for on a straight-line basis over the lease terms and is included in revenue in the consolidated statement of operations and comprehensive income / (loss).

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
o.	Trade payables and other payables and accruals
Trade payables are obligations to pay for goods and/or services that have been acquired from suppliers in the ordinary course of business. Other payables and accruals primarily represent obligations to pay staff costs, surtaxes and value-added tax, and other operating service providers.
Trade payables and other payables and accruals are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.
p.	Share-based payments
Employees (including senior executives and members of the board of directors) and certain service providers of the Company receive remuneration in the form of share-based payment transactions, whereby they render services as consideration for equity instruments (“equity-settled transactions”).
The cost of equity-settled transactions is measured by reference to the fair value at the date on which they are granted.
The cost of equity-settled transactions is recognized, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled, ending on the date on which the beneficiary becomes fully entitled to the equity-settled transactions (the “vesting date”). The cumulative expense recognized for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity-settled transactions that will ultimately vest which includes assumptions on the number of equity-settled transactions to be forfeited due to the grantees’ failing to fulfill the service condition, and forfeitures following the non-completion of performance conditions.
q.	Revenue recognition
The Group’s revenues are derived principally from the cloud hash rate arrangements, the self-mining arrangements, the cloud hosting arrangements, the sales of mining machines, the general hosting arrangements and the membership hosting arrangements.
Revenue is recognized when control over goods or services is transferred to the customer, at the amount of promised consideration to which the Group is expected to be entitled. Revenue excludes value-added tax (“VAT”) or other sales taxes and is after deduction of trade discount, if any.
Revenue is recognized applying the following five steps:
i)	Identify the contract with a customer;
ii)	Identify the performance obligations in the contract;
iii)	Determine the transaction price;
iv)	Allocate the transaction price to the performance obligations in the contract; and
v)	Recognize revenue when (or as) the Group satisfies a performance obligation.
For arrangements priced at fiat currency, the Group recognizes revenue based on the contract price. For arrangement priced at cryptocurrency, the Group recognizes revenue based on the spot price of the cryptocurrency to fiat currency on the date when it is earned.
When another party is involved in providing services to a customer, the Group is the principal if it controls the specified services before those services are transferred to the customer.
The primary sources of Group’s revenues are recognized as follows:
Cloud Hash Rate
The Group enters into Cloud Hash Rate arrangements with its customers by offering hash rate subscription plans to provide computing power in a specified quantity, measured by computing power per second, or hash rate, derived from the mining machines held by the Group, for a specified period of time. The

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
customer also needs to pay for electricity subscriptions, which are billed separately, to maintain the mining machines that produce the subscribed hash rate over the contract period. The Group connects such computing power to a customer-designated mining pool under the instructions of the customer to simplify the customer’s mining experiences. As a result of directing the connection of such computing power to the mining pools, the customers are entitled to the mining rewards, which are directly transferred from mining pools to the customer-designated cryptocurrency wallets.
The Group offers a number of different hash rate subscription plans by plan duration and type of cryptocurrency to be mined. The Group offers electricity subscriptions in short durations and a customer needs to purchase electricity subscriptions multiple times to cover the duration of the hash rate subscription plan. The price of the electricity subscription is fixed at the commencement of each electricity subscription period but subject to adjustment from period to period. Both cryptocurrency and fiat currency are accepted as payments under the Cloud Hash Rate arrangements. Furthermore, the hash rate subscription plans are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer pays a relatively lower computing power subscription fee. In exchange, the Group is entitled to additional consideration once the customer’s cost is recovered.
The Group offers two promises under the Cloud Hash Rate arrangement. One is to provide a specified quantity of computing power during a period of time and the other is to provide maintenance services for computing power generation for a period of time. The two promises are highly interrelated and are not separately identifiable because the customers expect to receive the computing power as a combined output from the hash rate subscription plan and the electricity subscription plan. The two promises provide a series of distinct services, which are substantially the same and have the same pattern of transfer to the customer, over a period of time. As a result, the promises are treated as a single performance obligation satisfied over time.
The transaction price of the performance obligation includes the subscription prices for the hash rate subscription plans and the electricity subscription plans. As the price for the electricity subscription plans may change each electricity subscription period, the Group allocates the variable consideration to each electricity subscription period.
The control of the computing power has been transferred to the customers simultaneously as the customers consume the benefits from the computing power. The revenue is recognized over time where the consideration related to the hash rate subscription is recognized evenly over the contract term and the electricity subscription is allocated to and recognized evenly over each electricity subscription period.
For plans under the accelerator mode, besides the aforementioned subscription prices, the transaction price also includes the additional consideration once the customer’s cost is recovered. The additional consideration, which is variable, is determined as a percentage of a customer’s mining profit derived from the subscribed computing power and constrained until the mining pool operator finishes the calculation of the mining reward related to the mining activity in a given day. The Group includes such additional consideration in the transaction price and recognizes the revenue when the Group can reasonably calculate the amount and determine it is probable a significant reversal will not occur.
Self-mining
The Group enters into contracts with mining pool operators to provide computing power generated from the Group’s own mining machines to the mining pools. The contracts with mining pool operators are terminable at any time by either party. In exchange for providing computing power to the mining pool, the Group is entitled to cryptocurrency rewards from the mining pool operators, which is a variable consideration calculated based on a predetermined formula agreed by the Group and the mining pool operator as a part of the arrangement. The variable consideration is constrained until the Group can reasonably estimate the amount of mining rewards by the end of a given day based on the actual amount of computing power provided to the mining pool operators. By then, the Group considers it is highly probable that a significant reversal in the amount of revenues will not occur and includes such variable consideration in the transaction price. Providing computing power is an output of the Group’s ordinary

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
activities and the only performance obligation in the Group’s contracts with mining pool operators. The Group recognizes the revenue when the variable consideration is no longer constrained and the performance obligation of providing computing power has been satisfied. Although the cryptocurrency rewards the mining pool operators receive from the blockchain networks include both the block rewards and the transaction verification fees, the transaction price the Group receives is an aggregate amount and primarily includes the block rewards. As a result, the Group does not present disaggregated revenue information on block rewards and transaction verification fees.
Cloud Hosting
The Group provides its customers, through subscription of Cloud Hosting orders, one-stop mining machines hosting solution which integrates the provision of computing power generated from specified second-hand mining machines and the provision of maintenance service, primarily including electricity supply and daily maintenance and repair care. The Group charges the customer an upfront fixed amount at the commencement of the Cloud Hosting arrangement for the customer to secure the procurement of the computing power from the specified mining machines, as well as the variable fees for the provision of maintenance service based on the consumption of resources such as electricity throughout the duration of the service. The Group historically only accepts cryptocurrency as payments for services under the Cloud Hosting arrangement.
The Cloud Hosting arrangements are offered under two modes. Under the classic mode, the customer receives all of the mining rewards from the mining pool. Under the accelerator mode, the customer is charged with a lower upfront amount and enjoys a quicker recovery of the costs. In exchange, the Group is entitled to additional consideration once a customer’s cost is recovered.
Two promises are offered under the Cloud Hosting arrangements. One is to provide the computing power generated from the specified mining machines and the other is to perform maintenance services over the life of the mining machines. The two promises are not separately identifiable because the customer expects to receive a steady operation of the mining machines specified in the Cloud Hosting order, which is a combined output of the provision of computing power from the specified mining machines and the provision of maintenance service of the specified mining machines. The two promises provide a series of distinct services, which are substantially the same and have the same pattern of transfer to the customer, over a period of time. As a result, the promises are treated as a single performance obligation satisfied over time.
The transaction price of the performance obligation includes an upfront fee paid upon placement of the Cloud Hosting order and periodical maintenance fees. The periodical maintenance fee is variable in each maintenance period based on the electricity consumption. The Group allocates the variable consideration to each distinct maintenance service period.
The revenue is recognized over time where the fixed upfront fee is recognized evenly over the contract term and the periodical maintenance fee is recognized over each respective service period. The contract term approximates to the life of the specified mining machines and is estimated to be two years. The estimated life of these mining machines is reviewed at least at each financial year-end and adjusted if the expectation of the realization of economic benefits from the specified mining machines is different from the previous estimate.
For plans under the accelerator mode, besides the aforementioned fees, the transaction price also includes the additional consideration once the customer’s cost is recovered. The additional consideration, which is variable, is determined as a percentage of a customer’s mining profit derived from the computing power of the specified mining machines and constrained until the mining pool operator finishes the calculation of the mining reward related to the mining activity in a given day. The Group includes such additional consideration in the transaction price and recognizes revenues when the Group can reasonably calculate the amount and determine it is probable a significant reversal will not occur. For all the periods presented, no revenue was generated from the additional consideration from Cloud Hosting arrangements offered under the accelerator mode.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Sale of Mining Machines
The Group recognizes revenue from sales of mining machines to customers at the point in time when control of the mining machines is transferred to the customer, which generally occurs upon shipment of the mining machines as defined in the revenue contract. Sale of mining machine is the sole performance obligation in this type of arrangement. The Group accepts both cryptocurrency and fiat currency as payments for sales of mining machines.
General Hosting
The Group provides general hosting services, which is a combined service package including custody and hosting of the customers’ mining machines, electricity and network maintenance and other services, that enable customers to run blockchain computing operations. The customer is only able to benefit from the hosting service as a package and the Group has a single performance obligation. The hosting service fee is charged to the customer monthly as a single fee based on the customer’s consumption of resources, such as the amount of electricity used in a period. Revenue from the general hosting service is recognized across each service cycle. The Group accepts both cryptocurrency and fiat currency as payments for the hosting services.
Membership Hosting
The Group offers its large-scale miner customers membership hosting services by entering into a series of contracts, which includes a membership program agreement and a management services agreement. These contracts are signed with the same customer at or near the same time, and they are combined and accounted for as a single contract.
Pursuant to the membership program agreement, a customer subscribing the program is entitled to the program benefit of receiving mining machine management services, as described below, within a predetermined capacity measured by energy consumption (i.e., Kilowatts, or KW) (the “designated capacity”). The Group provides such designated capacity in a leased mining datacenter and the program subscription period starts from the time when the designated capacity is made available to the customer and ends when the Group no longer operates the mining datacenter. In addition, the Group also agrees to provide other program benefits, if available, to the customer, including, among other things, (i) early, priority and exclusive access to the newly available mining datacenter capacity that is sufficient for large-scale miners, upon a new mining datacenter becomes available and (ii) more favorable pricing terms for the Group’s services, such as mining machine management services, than the prevailing price in the local market. The Group charges an upfront fee for the program benefits subscribed.
Pursuant to the management services agreement, the Group provides management services for the customer’s mining machines up to the capacity subscribed in the membership program agreement. In exchange for the management services fee, the Group promises to deliver a package of services to provide an infrastructure for the mining machines, such as a premise for the custody of mining machines, and network and utility to support the operation of the mining machines. Unlike the general hosting service where the Group includes in its service package to host or operate the customer’s mining machines under the customer’s instructions so that the mining machines keep running and remain connected to the customer designated mining pools (the “mining machine operation service”), under the management services agreement, a customer has the discretion to subscribe to the mining machine operation service or choose to operate the mining machines using the customer’s own resource. The Group charges additional fee, at its stand-alone selling price, for the subscription of the Group’s mining machine operation service. The management services fee and the mining machine operation fee, as applicable, are charged to the customer monthly based on the customer’s consumption of resources, such as the amount of electricity used in a period.
The Group’s promise associated with the membership program agreement is to stand ready to provide services, and the Group’s promise associated with the management services agreement is to provide an infrastructure for the mining machines through the set of services provided under the management services

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
agreement. The two promises are not separately identifiable because the customer expects to receive mining machines management services for the mining machines up to the designated capacity, which is a combined output of the program benefit and management services provided by the Group as a package. The two promises provide a series of distinct services that have the same pattern of transfer to the customer over a period of time. As a result, the promises are treated as a single performance obligation satisfied over time. Revenue associated with the upfront fee for the program benefits is recognized over the program subscription period and revenue associated with the management services is recognized over each distinct service period. The promise to provide the mining machine operation service, if subscribed to by a customer, is accounted for as a separate performance obligation and the associated revenue is recognized over each distinct service period at their respective stand-alone selling price. The Group accepts both cryptocurrency and fiat currency as payments for the membership hosting arrangements. The contract term approximates the lease term of the mining datacenter and is estimated to be 13 years. The estimated lease term is adjusted when there is an indication that the Group is reasonably certain to renew or terminate the lease.
Details of revenues for each category are as follows:

	Years ended December 31,
	2020	2021	2022
In thousands of USD	(Restated)
Self-mining	88,493	191,693	62,359
Cloud hash rate
Hash rate subscription	31,389	53,952	77,862
Electricity subscription	45,242	35,113	39,525
Additional consideration from Cloud Hash Rate arrangements under acceleration mode	1,657	35,140	3,954
Sales of mining machines	15,844	45,693	705
Cloud hosting arrangements(2)	2,929	7,568	12,723
General hosting	—	18,312	99,251
Membership hosting	—	—	26,056
Others(1)	833	7,190	10,907
Total revenues	186,387	394,661	333,342

(1)
Others include revenue generated primarily from providing technical and human resources service, repairment services of hosted mining machines, lease of investment properties, and the sale of mining machine peripherals.

(2)	The Group did not generate any revenue from the additional consideration from Cloud Hosting arrangements offered under accelerator mode for the years ended December 31, 2020, 2021 and 2022.
For the years ended December 31, 2020, 2021 and 2022, the revenue generated from Bitmain under the brand of AntPool representing 24.44%, 0.72% and 0.24% of total revenue respectively; the revenue generated from BTC representing 22.81%, 44.68% and 14.94% of total revenue respectively; and the revenue generated from one customer representing nil, 1.53% and 20.07% of total revenue respectively. The Group did not have any other customer that accounts for 10% or more of total revenue in the years ended December 31, 2020, 2021 and 2022.
Contract assets and liabilities
A contract asset is recognized when the Group recognizes revenue before being unconditionally entitled to the consideration under the payment terms set out in the contract. Contract assets are assessed for expected credit losses and are reclassified to receivables when the right to the consideration has become unconditional. As of December 31, 2021 and 2022, the Group did not have any contract assets.
A contract liability is recognized when the customer pays consideration for goods or services before the Group recognizes the related revenue. A contract liability would also be recognized if the Group has an

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
unconditional right to receive non-refundable consideration before the Group recognizes the related revenue. In such cases, a corresponding receivable would also be recognized. As of December 31, 2021 and 2022, the Group had contract liabilities, presented as deferred revenue on the consolidated statements of financial position, of approximately US$213.4 million and US$182.3 million. Approximately US$10.3 million, US$11.1 million and US$102.3 million, included in the deferred revenue balance at January 1, 2020, 2021 and 2022, respectively, was recognized as revenue during the years ended December 31, 2020, 2021 and 2022.
r.	Cost of revenue
Cost of revenue consists primarily of electricity expenses incurred for operating the Group’s mining machines in its revenue-generating activities, depreciation expense from the mining machines and datacenters hosting those mining machines, costs of mining machines sold to customers, and compensation expenses incurred by mining datacenter personnel.
s.	Taxes
Income tax
Current and deferred income taxes are recognized as income or expense and included in the consolidated statements of operations and comprehensive income / (loss), except to the extent that the income tax relates to items recognized in comprehensive income / (loss) or directly in equity, in which case the relevant amounts of tax are recognized in comprehensive income / (loss) or directly in equity, respectively.
Current income tax assets and liabilities are measured at the amounts expected to be recovered or paid by using the tax rates and tax laws that have been enacted or substantively enacted at each reporting date. Management periodically evaluates positions taken in the tax reporting process with respect to situations in which applicable tax regulation is subject to interpretation. Where appropriate, management establishes provisions based on the amounts expected to be paid to the tax authorities.
Deferred tax
Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits.
Apart from the temporary differences arising from goodwill not deductible for tax purposes, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilized, are recognized. Deferred tax assets and liabilities are measured using enacted or substantively enacted tax rates and tax laws at each reporting date which are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
The carrying amount of deferred tax assets is reviewed at each reporting date and reduced if it is no longer probable that sufficient taxable profit will be available to compensate part or all of the benefits of deferred tax assets. Unrecognized deferred tax assets are re-assessed at each reporting date and recognized if it is probable that future taxable profits will be available for recovery. Tax deductions arising from the reversal of deferred tax assets are excluded from estimates of future taxable income.
Deferred taxes on transactions which are recognized outside profit or loss are recognized outside profit or loss. Therefore, deferred taxes on these transactions are recognized either in comprehensive income / (loss) or recognized directly in equity.
Deferred tax assets and liabilities are offset in the consolidated statements of financial position, if and only if it has a legally enforceable right to set off current tax assets and liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same Tax Authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Uncertainty over income tax treatments
The Group determines the recognition and measurement of tax assets and liabilities that contain uncertainty over income tax by considering the assumptions used in the examination of tax treatments by the tax authorities, the probability that the tax authorities will accept uncertain tax treatment and re-consideration or estimation if there is a change in facts and circumstances.
If the acceptance of tax treatment is probable, the measurement is in line with income tax fillings. If the acceptance of tax treatment is not probable, the Group uses tax amounts using the method that provides a better prediction of resolution (i.e., most likely amount or expected value). Due to the complexity of some of these uncertainties, their ultimate resolution may result in payments that are materially different from current estimates. Any such differences will be reflected as adjustments to income tax expenses in the periods in which they are determined.
t.	Financial instruments
Financial assets
The Group classifies its financial assets in the following measurement categories:
•	those to be measured subsequently at fair value (either through other comprehensive income, or through profit or loss), and
•	those to be measured at amortized cost.
The classification depends on the Group’s business model for managing the financial assets and the contractual cash flow characteristics.
Purchases and sales of financial assets are recognized on trade-date, the date on which the Group commits to purchase or sell the assets. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or the Group has transferred substantially all the risks and rewards of ownership of the assets.
At initial recognition, the Group measures a financial asset at its fair value, plus in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.
Debt instruments
Initial recognition and subsequent measurement of debt instruments depend on the Group’s business model for managing the asset and the contractual cash flow characteristics of the asset, and the Group reclassifies debt investments only when its business model for managing those assets changes. There are three categories into which the Group classifies its debt instruments:
•
Amortized cost: Financial assets that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are classified as and measured at amortized cost. A gain or loss on a debt investment measured at amortized cost which is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized or impaired. Interest income from these financial assets is recognized using the effective interest rate method.

•
Fair value through other comprehensive income: Financial assets that are held for collection of contractual cash flows and for selling the financial assets, where the assets’ cash flows represent solely payments of principal and interest, are classified as and measured at fair value through other comprehensive income. Movements in the carrying amount of these financial assets are taken through other comprehensive income, except for the recognition of impairment losses or reversals, interest income and foreign exchange gains and losses which are recognized in profit or loss. When the financial asset is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is reclassified from equity to profit or loss. Interest income from these financial assets is recognized using the effective interest rate method.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
•
Fair value through profit or loss: Financial assets that do not meet the criteria for amortized cost or fair value through other comprehensive income are classified as and measured at fair value through profit or loss. A gain or loss on a debt investment measured at fair value through profit or loss which is not part of a hedging relationship is recognized in profit or loss for the period in which it arises.

Equity instruments
The Group subsequently measures all equity investments at fair value through profit or loss or other comprehensive income. For investments in equity instruments that are not held for trading, this will depend on whether the Group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income. Dividends from such investments continue to be recognized in profit or loss when the Group’s right to receive payments is established.
•	Changes in the fair value of financial assets at fair value through profit or loss are recognized in profit or loss as applicable.
Financial liabilities
The Group’s financial liabilities are classified and measured at amortized cost using the effective interest method.
Financial liabilities are derecognized when, and only when, the Group’s obligations are discharged, cancelled or expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.
Financial assets and financial liabilities are offset, and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.
Convertible debt
As disclosed in Note 14, in 2021, the Group issued a convertible debt that can be converted into ordinary shares of the Group at the option of the holder. The number of shares to be issued is fixed and does not vary with changes in fair value. The Group accounts for the components of this compound financial instrument separately as a financial liability and an equity instrument. The liability component of the convertible debt is initially recognized at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized at the difference between the fair value of the convertible debt as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts. Subsequent to initial recognition, the liability component of the convertible debt is measured at amortized cost using the effective interest method. The equity component is not remeasured.
Interest related to financial liabilities is recognized in profit or loss. Upon conversion, the financial liability is reclassified to equity and no gain or loss will be recognized.
u.	Credit losses and impairment of assets
(i)	Credit losses from financial instruments at amortized cost
The Group recognizes a loss allowance for expected credit losses (“ECL”) on financial assets, such as cash and cash equivalents, restricted cash and trade receivable, which are measured at amortized cost;

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Measurement of ECLs
ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all expected cash shortfalls (i.e., the difference between the cash flows due to the Group in accordance with the contract and the cash flows that the Group expects to receive). The expected cash shortfalls are discounted using the following discount rates where the effect of discounting is material:
•	fixed-rate financial assets, trade and other receivables: effective interest rate determined at initial recognition or an approximation thereof;
•	variable-rate financial assets: current effective interest rate.
The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.
In measuring ECLs, the Group takes into account reasonable and supportable information that is available without undue cost or effort. This includes information about past events, current conditions and forecasts of future economic conditions.
ECLs are measured on either of the following bases:
•	12-month ECLs: these are losses that are expected to result from possible default events within the 12 months after the reporting date; and
•	lifetime ECLs: these are losses that are expected to result from all possible default events over the expected lives of the items to which the ECL model applies.
Loss allowances for trade receivables are always measured at an amount equal to lifetime ECLs. ECL on this type of financial asset is estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors and an assessment of both the current and forecast general economic conditions at the reporting date.
For all other financial instruments, the Group recognizes a loss allowance equal to 12-month ECLs unless there has been a significant increase in the credit risk of the financial instrument since initial recognition, in which case the loss allowance is measured at an amount equal to lifetime ECLs.
Significant increases in credit risk
In assessing whether the credit risk of a financial instrument has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial instrument assessed at the reporting date with that assessed at the date of initial recognition. In making this reassessment, the Group considers that a default event occurs when the borrower is unlikely to pay its credit obligations to the Group in full and without recourse. The Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.
In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:
•	failure to make payments of principal or interest on their contractually due dates;
•	an actual or expected significant deterioration in a financial instrument’s external or internal credit rating (if available);
•	an actual or expected significant deterioration in the operating results of the debtor; and
•	existing or forecast changes in the technological, market, economic or legal environment that have a significant adverse effect on the debtor‘s ability to meet its obligation to the Group.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual basis or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past-due status and credit risk ratings.
ECLs are remeasured at each reporting date to reflect changes in the financial instrument’s credit risk since initial recognition. Any change in the ECL amount is recognized as an impairment gain or loss in profit or loss.
The Group recognizes an impairment gain or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.
Impairment and write-off policy
At each reporting date, the Group assesses whether a financial asset is credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.
Evidence that a financial asset is credit-impaired includes the following observable events:
•	significant financial difficulties of the debtor;
•	a breach of contract, such as a default or delinquency in interest or principal payments;
•	is becoming probable that the borrower will enter into bankruptcy or other financial reorganization;
•	significant changes in the technological, market, economic or legal environment that have an adverse effect on the debtor; or
•	the disappearance of an active market for a security because of financial difficulties of the issuer.
The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.
Subsequent recoveries of an asset that was previously written off are recognized as a reversal of impairment in profit or loss in the period in which the recovery occurs.
(ii)	Credit losses from cryptocurrency receivables
The Group recognizes an allowance for cryptocurrency receivables using the general expected credit losses model in manner a similar to the model and consideration used for assessing credit losses from financial instruments discussed above. Under this model, the Group calculates the allowance for credit losses by considering on a discounted basis, all expected shortfalls which are the difference between the quantity of cryptocurrency due to the Group in accordance with the contract and the quantity of cryptocurrency that the Group expects to receive, in various default scenarios for prescribed future periods and multiplying the shortfalls by the probability of each scenario occurring. The allowance on the financial asset is the sum of these probability-weighted outcomes.
The Group considers both internal and external, and quantitative and qualitative factors when estimating ECL for cryptocurrency receivables such as the creditworthiness of the counterparty, the result of the historical transactions with the counterparty, the business practice of the counterparty, regulatory development relating to the industry, liquidity of the underlying cryptocurrency, and the trend of the general economy.
The Group recognizes an impairment gain or loss for expected credit losses from cryptocurrency receivables with a corresponding adjustment to their carrying amount through a loss allowance account. Subsequent recoveries of cryptocurrency receivables previously written off are recognized as a reversal of impairment in profit or loss in the period in which the recovery occurs.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2021 and 2022, the balance of cryptocurrency receivables was nil and no cryptocurrency receivable was past due. No allowance, write-offs or recoveries were recognized against the cryptocurrency receivables for the years ended December 31, 2020, 2021 and 2022.
(iii)	Impairment of other assets
Internal and external sources of information are reviewed at the end of each reporting period to identify indications that the following assets may be impaired or, an impairment loss previously recognized no longer exists or may have decreased:
•	property, plant and equipment;
•	lease right-of-use assets;
•	investment properties;
•	intangible assets; and
•	cryptocurrencies other than USDC.
If any such indication exists, the asset’s recoverable amount is estimated. In addition, for cryptocurrencies other than USDC, the recoverable amount is estimated at each reporting date whether or not there is any indication of impairment.
•	Calculation of recoverable amount
The recoverable amount of an asset is the greater of its fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e., a cash-generating unit).
The recoverable amount of cryptocurrencies other than USDC is based on the fair value less costs of disposal. The fair value of these cryptocurrencies is measured using the quoted price of these cryptocurrencies at the time the fair value is being measured.
•	Recognition of impairment losses
An impairment loss is recognized in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill (if any) allocated to the cash-generating unit (or group of units) and then, to reduce the carrying amount of the other assets in the unit (or group of units) on a pro-rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).
•	Reversals of impairment losses
An impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount.
A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.
v.	Provisions
Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The timing or

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
amount of the outflow may still be uncertain. Provisions are measured using the best estimate of the expenditure required to settle the present obligation at the end of the reporting period, taking into account risks and uncertainties associated with the obligation. Provisions are discounted where the time value of money is considered material.
w.	Segment information
Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the chief operating decision maker in order to allocate resources to the segments and to assess their performances.
An operating segment is a component of an entity:
•	that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to the transactions with other components of the same entity);
•	whose operating results are reviewed regularly by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segments and assess its performance; and
•	for which discrete financial information is available.
The chief operating decision maker makes resource allocation decisions based on internal management functions and assesses the Group’s business performance as one integrated business instead of by separate business lines or geographical regions. Accordingly, the Group has only one operating segment and therefore, no segment information is presented.
Disaggregated revenue data by geographical region in terms of the customer’s location within the operating segment is as follows:

	Years ended December 31,
	2020	2021	2022
In thousands of USD	(Restated)
Singapore	90,808	79,537	27,591
Asia, excluding Singapore	57,146	211,805	136,901
North America	24,063	75,559	141,174
Europe	7,755	15,487	19,075
Others	6,615	12,273	8,601
Total	186,387	394,661	333,342
Selected assets of mining machines, property, plant and equipment, investment properties, right-of-use assets and intangible assets by geographical region within the operating segment is as follows:

	At December 31,
	2021	2022
Singapore	7,481	46,306
North America	181,864	170,439
Europe	18,797	45,540
Total	208,142	262,285
x.	Earnings per share
Basic earnings per share is computed by dividing the income attributable to equity shareholders of the Group by the weighted average number of ordinary shares outstanding during the period.
Diluted earnings per share is computed by dividing the income attributable to equity shareholders of the Group by the weighted average number of ordinary shares outstanding during the period, after adjusting for the effects of the dilutive potential ordinary shares.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
When calculating basic loss per share for the years ended December 31, 2020, the denominator for the period prior to the Reorganization included the number of shares issued in the Reorganization, as if the Reorganization occurred prior to or as of January 1, 2020.
y.	Asset acquisition
Asset acquisitions are acquisitions that do not qualify as business combinations under IFRS 3. IFRS 3 allows the use of an optional concentration test to determine if an acquisition is a business combination or an asset acquisition. Under the optional concentration test, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the test is met, and the integrated asset of assets and activities acquired is not a business.
Assets acquired in an asset acquisition are initially recognized, at the date of acquisition, at cost. Costs directly attributable to the acquisition of such assets are included in the initial carrying amount.
z.	Initial application of new or amended standards during the reporting periods
As from January 1, 2022, the Group adopted the following recently issued or amended standards. These new standards are not expected to have any significant impact on the Group’s financial statements:

Standard/Interpretation	Application Date of Standard	Application Date for the Group
Amendments to IFRS 1, Subsidiary as a First-time Adopter	January 1, 2022	January 1, 2022
Amendments to IFRS 9, Derecognition of Financial Liabilities	January 1, 2022	January 1, 2022
Amendments to IFRS 3, Reference to the Conceptual Framework	January 1, 2022	January 1, 2022
Amendments to IAS 16, Property, Plant and Equipment: Proceeds before Intended Use	January 1, 2022	January 1, 2022
Amendments to IAS 37, Onerous Contracts – Cost of Fulfilling a Contract	January 1, 2022	January 1, 2022
aa.	New standards and interpretations not yet adopted
Up to the date of issue of these financial statements, the IASB has issued a number of amendments and a new standard, IFRS 17, Insurance contracts, which are not yet effective for the year ended December 31, 2022 and which have not been adopted in these financial statements.

Standard/Interpretation	Application Date for the Group
IFRS 17, Insurance Contracts and Amendments to Address Concerns and Implementation Challenges	January 1, 2023
Amendments to IFRS 4, Expiry Date of the Deferral Approach	January 1, 2023
Amendments to IAS 1, Making Materiality Judgement	January 1, 2023
Amendments to IAS 1 and IFRS Practice Statement 2, Disclosure of Accounting Policies	January 1, 2023
Amendments to IAS 8, Definition of Accounting Estimates	January 1, 2023
Amendments to IAS 12, Deferred Tax related to Assets and Liabilities arising from a Single Transaction	January 1, 2023
Initial Application of IFRS 17 and IFRS 9—Comparative Information	January 1, 2023
Amendments to IAS 1, Classification of Liabilities as Current or Non-current and Disclosure of Accounting Policies	January 1, 2024
Amendments to IAS 1, Classification of Debt with Covenants	January 1, 2024
Amendments to IFRS 16, Subsequent Measurement of Sale and Leaseback Transactions by a Seller-lessee	January 1, 2024

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Group is in the process of making an assessment of what the impact of these new and amended standards and interpretations would be in the period of initial application. So far, the Group has concluded that the adoption of these standards and interpretations is unlikely to have a significant impact on the Group’s financial position.
3.	USE OF JUDGMENTS AND ESTIMATES
Estimates and judgments are continuously evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.
The Group makes estimates and assumptions concerning the future. The resulting accounting estimates may not be equal to the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
Depreciation of mining machines
Depreciation on the Group’s mining machines is calculated using the straight-line method to allocate costs up to residual values over the estimated useful lives of the assets. The Group reviews the useful lives and residual values at least at each financial year-end and adjusted, if appropriate, to ensure that the method and rates of depreciation are consistent with the expected pattern of realization of economic benefits from mining machines. The Group estimates the useful lives of mining machines based on historical experience, taking into account anticipated technological changes. If there are significant changes from previously estimated useful lives, the amount of depreciation expenses may change.
The useful life of mining machines is changed from one year to one to two years as a result of the review conducted in July 2021.
Cryptocurrency accounting
The cryptocurrency market is still a new market and is highly volatile and historical prices are not necessarily indicative of future value. A significant change in the market prices for cryptocurrencies would have a significant impact on the Group’s earnings and financial position.
If circumstances indicate that the carrying amount of cryptocurrencies other than USDC may not be recoverable, the assets may be considered “impaired”, and an impairment loss may be recognized in accordance with the accounting policy for impairment of cryptocurrencies other than USDC as described in Note 2(u).
When such a decline has occurred, the carrying amount is reduced to the recoverable amount. The recoverable amount is based on the fair value less costs of disposal. Furthermore, for USDC, the carrying balance of USDC at the date of the consolidated statements of financial position is adjusted to its fair value with changes recorded through profit or loss.
The fair value of the cryptocurrencies is measured at quoted price at the time the fair value of cryptocurrencies is being measured, which the Group considers to be predominantly a Level 1 fair value input under IFRS 13 Fair Value Measurement fair value hierarchy. The fair value measurement of the cryptocurrencies lent or invested and the embedded derivatives related to cryptocurrency lending arrangements and cryptocurrency-denoted wealth management product purchases are discussed in Note 4. Changes in these estimates could have a significant impact on the amount of the assets and could result in additional impairment charges or reversal of impairment and gain or loss from changes in fair value in future periods.
With respect to the cryptocurrency receivables recognized for the cryptocurrency lending or wealth management products, the Group evaluates the expected credit losses on such receivables by considering both internal and external, quantitative and qualitative factors and utilizing the general expected credit losses model as described in Note 2(u).
Revenue from the self-mining business
There is currently no specific definitive guidance in IFRS or alternative accounting frameworks for the accounting for the revenue from the self-mining business. The Group’s management has exercised significant

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
judgment in determining appropriate accounting treatment for the recognition of revenue from the self-mining business. Management has examined various factors surrounding the substance of the Group’s operations, such as the reliability of the measurement of the cryptocurrencies received.
Income taxes
Income tax expense, deferred tax assets and liabilities, and reserves for uncertain tax positions reflect management’s best assessment of estimated future taxes to be paid. The Group is subject to income taxes in Singapore and numerous other jurisdictions. Significant judgments and estimates are required in determining the income tax expense.
In determining the current income tax provision, management assesses temporary differences resulting from differing treatments of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are recorded in the consolidated statements of financial position. When management assesses deductible temporary differences, including those originating from tax losses carried forward, management must assess the probability that these will be recovered through adjustments to future taxable income. To the extent the management believes recovery is not probable, no deferred tax asset is recognized.
Forecasting future income requires the use of a significant amount of judgment. In estimating future income, management uses internal operating budgets and long-range planning projections. Management develops its budgets and long-range projections based on recent results, trends and economic and industry forecasts influencing the Group’s performance. Significant changes in management’s judgment related to the expected realizability of deductible temporary differences result in an adjustment to the associated deferred tax asset.
The calculation of income tax expense involves dealing with uncertainties in the application of complex tax laws and regulations in numerous jurisdictions in which the Group operates. Management recognizes tax benefits related to uncertain tax positions when, in management’s judgment, it is more likely than not that such positions will be sustained on examination, including resolutions of any related appeals or litigation, based on the technical merits. Management adjusts liabilities for uncertain tax positions when its judgment changes as a result of new information previously unavailable. Due to the complexity of some of these uncertainties, their ultimate resolution may result in payments that are materially different from current estimates. Any such differences will be reflected as adjustments to income tax expenses in the periods in which they are determined.
Share-based payments
The determination of the fair value of the Group’s ordinary shares and the share awards granted under the 2021 Share Incentive Plan involves significant judgment and estimates. The Group determined the fair value of the share awards using the Binomial option valuation model. Estimates such as stock price, volatility of the Group’s ordinary shares, risk-free interest rate, exercise multiple and the expected dividend yield were used in the valuation model.
The Group determined the fair value of the Group’s ordinary shares, or the stock price, used in the determination of the fair value of the share awards, using the discounted cash flow model. Estimates such as the Group’s stage of development, financial condition and operating results, general market conditions and the lack of marketability of the Group’s ordinary shares were used in the valuation model.
The fair value of the Group’s ordinary shares and the share awards were determined by the Group with the assistance of an independent third-party valuation firm.
Fair value of financial assets at fair value through profit or loss
Fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety. The type and level of judgment required is dependent on the amount of observable market-based data available to the Group. For financial assets valued using valuation models and techniques that use significant unobservable inputs and are therefore classified within level 3 of the fair value hierarchy, judgments used to estimate fair value are more significant than those required when estimating the fair value of instruments classified within levels 1 and 2.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
In determining the estimate of fair value for an instrument within level 3, the management firstly determines the appropriate and reasonable valuation model and technique to use. Second, the lack of availability of market-based data requires management to assess relevant empirical data in deriving valuation inputs with significant judgements and assumption. Details of the significant unobservable inputs used in the level 3 valuation are presented in Note 4.
Estimation of unobservable market inputs or other factors can affect the amount of gain or loss recorded in the reporting period and the amount of the position as at year end. The Group believes the estimates applied to be based on reasonable assumptions, but which are inherently uncertain. As a result, actual results may differ from the assumptions and judgments used to determine fair value of the financial instruments acquired. Changes in these estimates and assumptions and valuation model or techniques may have a material effect on the Group’s financial condition and results of operations.
Assessment of the asset acquisition
The acquisition of Asia Freeport Holdings Pte. Ltd. was assessed as an asset acquisition by applying the optional concentration test described In Note 2(y). Management applied judgment in identifying the assets acquired, their relative fair value, and if the “substantially all” criterion has been met, based on the previous elements.
To apply the optional concentration test, the Group estimated the fair value of investment properties at the closing date using the discounted cash flow model under the income approach with the assistance of an independent valuation specialist. The key input to the model used for determining the value of the investment properties include the operation projection and the discount rate, which is 7.75%.
4.	FINANCIAL RISK MANAGEMENT AND FAIR VALUES OF FINANCIAL INSTRUMENTS
Financial risk factors
The Group is exposed to various market risks including cryptocurrency risk, interest rate risk, investment risk and foreign currency risk, as well as credit risk and liquidity risk. The Group has designed and implemented various risk management strategies, discussed further below, to ensure the exposure to these risks is consistent with its risk tolerance and business objectives.
a.	Market risk
i.	Cryptocurrency risk
The Group is exposed to cryptocurrency risk as it yields cryptocurrencies from certain revenue arrangements. The Group recognizes revenue based on the spot fair value of cryptocurrencies on the day they are earned, but the value of the cryptocurrencies is subject to change on the date they are disposed of for fiat currency.
Cryptocurrency prices are affected by various forces including global supply and demand, interest rates, exchange rates, inflation or deflation and the global political and economic conditions. The profitability of the Group is highly correlated to the current and future market price of cryptocurrencies and a decline in the market prices for cryptocurrencies could negatively impact the Group’s future operations. In addition, the Group may not be able to liquidate its holdings of cryptocurrencies at its desired price if required, or, in extreme market conditions, the Group may not be able to liquidate its holdings of cryptocurrencies at all.
Cryptocurrencies have a limited history, and the fair value of cryptocurrencies has been very volatile. The historical performance of cryptocurrencies is not indicative of their future price performance. The cryptocurrencies involved in the Group’s operation are currently primarily based on bitcoin and USDT. The Group currently does not use any derivative contracts to hedge its exposure to cryptocurrency risk, but management closely monitors the impact of the mainstream cryptocurrency exchange market on the change of exchange rates from cryptocurrency to fiat currency. The Group limits its exposure to the cryptocurrency risk by including in its operation strategy to dispose of the cryptocurrencies for fiat currency shortly after they are earned.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ii.	Interest rate risk
The Group’s interest rate risk is primarily attributable to bank deposits, restricted cash and borrowings. Bank deposits, restricted cash and borrowings at variable rates and fixed rates expose the Group to cash flow interest rate risk and fair value interest rate risk respectively. Management closely monitors the fluctuation of such rates periodically.
iii.	Investment risk
The Group is exposed to investment risk from investment transactions such as the purchase of cryptocurrency-denoted wealth management products and investment in financial assets at fair value through profit or loss. These investments are not principal-guaranteed, and the Group may suffer material loss from such investments. The Group monitors its investments closely and limits its exposure to the investment risk by including in its operation strategy the requirements to, with regard to the purchase of cryptocurrency-denoted wealth management products, invest only in robust wealth management products and the investments need to be redeemed within the same fiscal quarter, and, with regard to the investment in financial assets at fair value through profit or loss, perform due diligence on the prospect investees to evaluate the business soundness before making an investment, and communicate regularly with the investee, review management report and the latest financial statements, if any, to evaluate the stage of investment and whether any action should be taken regarding the investment.
iv.	Foreign currency risk
The Group is exposed to foreign currency risk as it conducts transactions which give rise to payables and cash balances that are denominated in foreign currencies and the fair value or future cash flows of the Group’s financial instrument may fluctuate due to movement in foreign exchange rates of these foreign currencies. The volatility of exchange rates depends on many factors that the Group is not able to accurately forecast. Management is closely monitoring the Group’s exposure to currency risk and seeks to minimize its exposure to such risk. The Group was not exposed to material foreign currency risk during the years ended December 31, 2020, 2021 and 2022.
b.	Credit risk
Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. Credit risk arises mainly from cash deposited in the banks and cryptocurrencies held in custody, cryptocurrency lending transactions and cryptocurrency-denoted wealth management product purchases.
To manage risk arising from cash, cash equivalents and restricted cash, the Group only transacts with reputable financial institutions. There has been no recent history of default in relation to these financial institutions.
For the years ended December 31, 2020, 2021 and 2022, substantially all of the Group’s cryptocurrencies are stored in wallets held in the custody of Matrix Finance and Technologies Holding Company (“Matrixport Group”), a related party. To limit exposure to credit risk relating to cryptocurrencies under custody, the Group evaluates the system security design of the custody service provider and regularly reviews the exposure of cryptocurrencies held in custody. The Group has further implemented internal controls to ensure the appropriate access to the cryptocurrencies under custody and adopted the operating strategy of disposing of the cryptocurrency for fiat currency shortly after they are earned. The Group expects that there is no significant credit risk from non-performance by Matrixport Group.
However, bitcoin and other blockchain-based cryptocurrencies have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in a partial or total loss of the Group’s cryptocurrencies and such a loss could have a material adverse effect on the Group’s financial condition and results of operations.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Group also has credit exposure to cryptocurrency lending transactions and cryptocurrency-denoted wealth management product purchases. The Group assesses such credit risk both at contract inception and each quarter or in shorter interval by considering the past collection experience and any indications that the corresponding amount may not be fully collected. To manage such exposure, the Group continuously monitors the relevant factors, such as the liquidity of the underlying cryptocurrencies, negative report related to the counterparty, and deals only with creditworthy counterparties and includes in its operation strategy that the lending needs to be collected, and the wealth management products need to be redeemed within the same fiscal quarter. Currently, the Group only conducts such transactions with the Matrixport Group. The Group has never experienced credit losses and has no existing exposures to such credit risk as of each end date of the consolidated statement of financial position. Consequently, credit exposure to these transactions is not considered material.
c.	Liquidity risk
Liquidity risk arises in situations where the Group has difficulties in fulfilling financial liabilities when they become due.
Prudent liquidity risk management implies maintaining sufficient cash in order to meet the Group’s financial obligations. The Group manages its liquidity risk by monitoring cash flow generated from operations and available borrowing capacity, and by managing the maturity profiles of its long-term loans.
The following is the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments:

	At December 31, 2021
In thousands of USD	Within 1 year or on-demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at December 31
Trade payables	17,740	—	—	—	17,740	17,740
Other payables and accruals	17,258	—	—	—	17,258	17,258
Amount due to a related party	19	—	—	—	19	19
Borrowings	—	29,460	—	—	29,460	29,460
Lease liabilities	5,489	5,516	16,275	53,254	80,534	62,968
	40,506	34,976	16,275	53,254	145,011	127,445

	At December 31, 2022
In thousands of USD	Within 1 year or on-demand	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total	Carrying amount at December 31
Trade payables	15,768	—	—	—	15,768	15,768
Other payables and accruals	22,176	—	—	—	22,176	22,176
Amount due to a related party	316	—	—	—	316	316
Borrowings	29,805	—	—	—	29,805	29,805
Lease liabilities	7,471	6,967	20,290	53,347	88,075	70,425
	75,536	6,967	20,290	53,347	156,140	138,490
Fair value measurement
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are estimated at a specific point in time, by discounting expected cash flows at rates for assets and liabilities of the same remaining maturities and conditions. These estimates are subjective in nature and involve uncertainties and significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation techniques:
•	Level 1 valuation: unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.
•	Level 2 valuation: inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.
•	Level 3 valuation: fair value measured using significant unobservable inputs.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
As of December 31, 2021 and 2022, except for the investments in financial assets at fair value through profit or loss and USDC, substantially all of the Group’s financial assets and financial liabilities are carried at amortized costs and the carrying amounts approximate their fair values.
The fair value of financial instruments traded in active markets is determined with reference to quoted market prices at the end of the reporting period. A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service, or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. These instruments are included in level 1.
The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. These valuation techniques maximize the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required for evaluating the fair value of a financial instrument are observable, the instrument is included in level 2. If one or more of the significant inputs are not based on observable market data, the instrument is included in level 3.
For the years ended December 31, 2021 and 2022, the fair value of the cryptocurrencies lent or invested is measured on a recurring basis at quoted price at the time the fair value of the underlying cryptocurrencies is being measured, which the Group considers to be a Level 1 fair value input. The fair value of the embedded derivative relating to the wealth management product is measured on a recurring basis by taking the net asset value provided by the counterparty, which the Group considers to be a Level 2 fair value input.
The Group’s finance department performs valuations of financial instruments. The finance department reports directly to the chief financial officer and discusses valuation processes and results with the chief financial officer in order to comply with the Group’s accounting and reporting requirements.
The valuation procedures applied include consideration of recent transactions in the same security or financial instrument, recent financing of the investee companies, economic and market conditions, current and projected financial performance of the investee companies, and the investee companies’ management team as well as potential future strategies to realize the investments.
The fair value measurement hierarchy for the Group’s financial instruments measured at fair value is as follows:

In thousands of USD	Valuation technique(s) and key input	December 31, 2021	Level 1	Level 2	Level 3
USDC	Quoted price	99	99	—	—
Investments A and B in unlisted equity instruments	Recent transaction price	1,250	—	—	1,250

In thousands of USD	Valuation technique(s) and key input	December 31, 2022	Level 1	Level 2	Level 3
USDC	Quoted price	89	89	—	—
Investments A, B and D in unlisted equity instruments	Net asset value	18,348	—	—	18,348

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	Valuation technique(s) and key input	December 31, 2022	Level 1	Level 2	Level 3
Investments C and E in unlisted equity instruments	Recent transaction price	11,500	—	—	11,500
Investment in unlisted debt instrument	Net asset value	31,111	—	—	31,111
For the year ended December 31, 2022, there was no transfer between levels. Transfers between levels of the fair value hierarchy, if any, are deemed to occur at the end of each reporting period. The Group did not hold any financial assets at fair value through profit or loss in the year ended December 31, 2020.

	Years ended December 31,
In thousands of USD	2021	2022
Unlisted equity instruments and debt instrument at fair value through profit or loss measured using significant unobservable inputs:
At January 1,	—	1,250
Additions	1,250	61,550
Disposals	—	(1,213)
Net gain on disposal of financial assets at fair value through profit or loss	—	213
Net fair value changes recognized in profit or loss	—	(841)
At December 31,	1,250	60,959
5.	ASSET ACQUISITION
On June 17, 2022, the Group entered into a sale and purchase agreement with Worldwide VGS B.V. and Yves Charles Edgar Bouvier, the ultimate beneficial owner of Worldwide VGS B.V., pursuant to which the Group agreed to purchase the 100% equity interest of Asia Freeport Holdings Pte. Ltd. and its subsidiaries (collectively, “AFH”), which was previously controlled by Worldwide VGS B.V., and the sculpture “Cage Sans Frontieres” created by Ron Arad, which was previously owned by Yves Charles Edgar Bouvier. The acquisition was closed on July 1, 2022.
As the sculpture was placed in an investment property building owned by AFH and cannot be removed or used separately without incurring significant costs, the sculpture is considered attached to the building of AFH. In addition, because Yves Charles Edgar Bouvier is the ultimate beneficial owner of Worldwide VGS B.V., the acquisition of AFH and the sculpture is treated as a single transaction. AFH is based in Singapore and conducts business in providing leases to customers. This transaction has been accounted for as an asset acquisition as the optional concentration test under IFRS 3 has been met.
The total purchase consideration of approximately US$27 million consisted of cash payment of approximately US$6 million and settlement of liabilities in the amount of approximately US$21 million. The Group has measured the group of assets and liabilities acquired based on their fair value at the date of the transaction and allocated the purchase consideration of the group of assets and liabilities to the individual identifiable assets and liabilities acquired on the basis of their relative fair value at the date of purchase.
Details of the net identifiable assets acquired, and purchase consideration are as follows:

Net identifiable assets In thousands of USD	At July 1, 2022
Investment properties	34,986
Other assets	529
Other liabilities	8,727
Net identifiable assets	26,788

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Purchase consideration In thousands of USD	At July 1, 2022
Cash consideration paid	5,187
Liabilities settled	21,107
Transaction costs	494
Total consideration	26,788
6.	CASH, CASH EQUIVALENTS AND RESTRICTED CASH
The breakdown of cash and cash equivalents is as follows:

	At December 31,
In thousands of USD	2021	2022
US dollar	368,115	211,253
Singapore dollar	2,829	2,234
Chinese renminbi	37	2,484
Norwegian krone	1,104	12,589
Euro	3	2,791
Hongkong dollar	—	11
Total cash and cash equivalents by currency	372,088	231,362
Restricted cash	10,310	11,494
Total restricted cash	10,310	11,494
As of December 31, 2022 the Group owned short-term deposits, which were classified as cash equivalents, in an amount of approximately US$37 million with maturities ranging from January to February 2023, and interest ranging from 0.6% to 4.2%. The Group did not own any such short-term deposits as of December 31, 2021.
The Group’s restricted cash primarily relates to the application of standby letters of credit. The Group has applied a total of three standby letters of credits (“SLCs”) from the Signature Bank and CTBC Bank associated with property leased and electricity service subscribed. The SLCs provide the beneficiaries, which are the service providers, the ability to draw from the banks for a designated maximum aggregate amount (the “Draw Amount”). The details of SLCs are as follows:

	At December 31,
	2021	2022
Draw Amount (In thousands of USD)	10,293	11,477
Range of expiration dates	July 2022 to June 2025	July 2023 to June 2025
The amount and expiration dates of the SLCs are amended, from time to time, by the Group and beneficiaries, as a result of the amendments to the associated service agreements. In connection with the issuance of the SLCs, the banks held the Group’s cash balance equal to the Draw Amount as security. As of December 31, 2021 and 2022, none was utilized by the beneficiaries from the standby letters of credits.
7.	CRYPTOCURRENCIES
As of December 31, 2021 and 2022, the Group’s cryptocurrencies consist of the following:

	At December 31,
In thousands of USD	2021	2022
Cryptocurrencies other than USDC	6,088	2,086
USDC	99	89
Total cryptocurrencies	6,187	2,175

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The details of cryptocurrencies are as follows:

	At December 31,
In thousands of USD	2020	2021	2022
Cost:
Beginning balances	1,194	9,656	6,697
Additions	172,530	655,028	865,333
Cryptocurrencies received on behalf of related parties(1)	6,312	—	—
Cryptocurrencies paid on behalf of related parties(1)	—	(24,852)	—
Disposals	(170,380)	(562,894)	(569,854)
Loan to a third party(2)	—	(10,222)	—
Purchase of cryptocurrency-denoted wealth management product from a related party(4)	—	(30,004)	(149,972)
Loan to a related party(3)	—	(30,015)	(150,025)
Ending balances	9,656	6,697	2,179
Impairment:
Beginning balances	(107)	(74)	(510)
Additions	—	(436)	—
Disposals	33	—	506
Ending balances	(74)	(510)	(4)
Net book value:
Beginning balances	1,087	9,582	6,187
Ending balances	9,582	6,187	2,175
The supplemental information of cryptocurrencies other than USDC is as follows:

	At December 31,
In thousands of USD	2020	2021	2022
Cost:
Beginning balances	1,194	9,601	6,598
Additions	172,475	575,730	586,117
Cryptocurrencies other than USDC received on behalf of related parties(1)	6,312	—	—
Cryptocurrencies other than USDC paid on behalf of related parties(1)	—	(24,852)	—
Disposals	(170,380)	(513,655)	(425,649)
Loan to a third party(2)	—	(10,222)	—
Purchase of cryptocurrency-denoted wealth management product from a related party(4)	—	(30,004)	(149,972)
Loan to a related party(3)	—	—	(15,004)
Ending balances	9,601	6,598	2,090
Impairment:
Beginning balances	(107)	(74)	(510)
Additions	—	(436)	—
Disposals	33	—	506
Ending balances	(74)	(510)	(4)
Net book value:
Beginning balances	1,087	9,527	6,088
Ending balances	9,527	6,088	2,086

(1)
Cryptocurrencies or cryptocurrencies other than USDC received and paid on behalf of related parties represent the net effect of cryptocurrency or cryptocurrencies other than USDC transferred through the wallets held by the Group relating to transactions arising from Bitmain and BTC’s businesses during the Carve-out Period.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(2)
Represent an unsecured, interest-free cryptocurrency loan the Group made to a third party. The lending was collected in full as of December 31, 2021. The Group recorded approximately US$3,735,000 loss on change in fair value of cryptocurrencies lent for the year ended December 31, 2021.

(3)
Represent cryptocurrency loans made to the Matrixport Group, a related party. All loans were fully collected as of December 31, 2021 and 2022 and the collections are included in the additions of cryptocurrencies above. Also see Note 20.

(4)
Represent cryptocurrency-denoted wealth management products purchased from the Matrixport Group, a related party. All such wealth management products were fully redeemed as of December 31, 2021 and 2022 and the redemptions are included in the additions of cryptocurrencies above. Also see Note 20.

The management’s estimates of impairment provision of cryptocurrencies other than USDC are made based on the current market prices of cryptocurrencies as of each balance sheet date. Fluctuations in the market price of cryptocurrencies after the balance sheet date are not considered in determining the provision for impairment of cryptocurrencies other than USDC.
8.	PREPAYMENTS AND OTHER ASSETS
The breakdown of prepayments and other assets is as follows:

	At December 31,
In thousands of USD	2021	2022
Prepayments to suppliers	14,450	9,664
Deposits	6,669	26,577
Deductible input value-added tax	760	757
Prepayments of income tax	—	18,459
Receivable from a third party(2)	—	2,546
Receivable from the disposed subsidiaries(1)	10,203	—
Others	2,555	1,573
Total	34,637	59,576

(1)	Represent balance due from two subsidiaries which the Group disposed of in December 2021. The receivables have been fully collected by March 2022.
(2)
Represent balance due from Blue Safari Acquisition Corp. (“BSGA”), a special purpose acquisition company who has signed a merger agreement with the Group. Associated with the anticipated merger, the Group agreed to lend BSGA an aggregate principal amount of US$1.99 million in two tranches and additional US$2.58 million in four tranches to fund any and all amounts required to extend the period of time BSGA has to complete the merger for up to two times for an additional three month period each time. The lending bears no interest and is repayable only at the closing of the merger by BSGA. The merger was closed in April 2023. See Note 23.

During the years ended December 31, 2020, 2021 and 2022, the Group did not recognize any allowance for expected credit losses for prepayments and other assets.
9.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS
The breakdown of financial assets at fair value through profit or loss is as follows:

	At December 31,
In thousands of USD	2021	2022
Investments in unlisted equity instruments
- Investment A	1,000	1,000
- Investment B	250	1,000
- Investment C	—	10,000
- Investment D – investment in a limited partnership set up by Matrixport Group(1)	—	16,348
- Investment E	—	1,500
Investments in unlisted debt instruments	—	31,111
Total	1,250	60,959

(1)	See Note 20.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The above investments in unlisted debt and equity instruments at December 31, 2021 and 2022 were investments in funds and privately-held enterprises. These financial assets at fair value through profit or loss are measured at fair value using Levels 3 inputs. Refer to Note 4 for more information. The Group does not have control or significant influence over the privately-held enterprises.
10.	MINING MACHINES
The details of mining machines are as follows:

In thousands of USD	Mining Machines
Cost:
At January 1, 2020	81,482
Additions	133,335
Disposals	(87,597)
Exchange adjustments	2,026
At December 31, 2020	129,246
Accumulated depreciation:
At January 1, 2020	(32,357)
Charge for the year	(98,136)
Disposals	67,113
Exchange adjustments	(1,066)
At December 31, 2020	(64,446)
Impairment:
At January 1, 2020	(9)
Disposals	9
At December 31, 2020	—
Net book value:
At December 31, 2020	64,800
Cost:
At January 1, 2021	129,246
Additions	31,645
Disposals	(37,998)
Exchange adjustments	243
At December 31, 2021	123,136
Accumulated depreciation:
At January 1, 2021	(64,446)
Charge for the year	(43,857)
Disposals	32,005
Exchange adjustments	(263)
At December 31, 2021	(76,561)
Impairment:
At January 1, 2021	—
Additions(1)	(106)
At December 31, 2021	(106)
Net book value:
At December 31, 2021	46,469

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	Mining Machines
Cost:
At January 1, 2022	123,136
Additions	12,016
Disposals	(12,949)
At December 31, 2022	122,203
Accumulated depreciation:
At January 1, 2022	(76,561)
Charge for the year	(29,281)
Disposals	11,443
At December 31, 2022	(94,399)
Impairment:
At January 1, 2022	(106)
Disposal	5
At December 31, 2022	(101)
Net book value:
At December 31, 2022	27,703

(1)	Included in the cost of revenue
11.	PROPERTY, PLANT AND EQUIPMENT
The details of property, plant and equipment are as follows:

In thousands of USD	Construction in progress	Building	Land	Machinery	Electronic equipment	Leasehold improvements	Others	Total
Cost:
At January 1, 2020	12,596	16,209	484	5,445	1,070	13,889	637	50,330
Additions	18,263	—	—	12	832	—	307	19,414
Construction in progress
transferred in	(27,486)	6,354	—	3,858	895	15,195	1,184	—
Disposals	—	—	—	(172)	(755)	(158)	(132)	(1,217)
At December 31, 2020	3,373	22,563	484	9,143	2,042	28,926	1,996	68,527
Accumulated depreciation:
At January 1, 2020	—	(333)	—	(83)	(278)	(3,368)	(301)	(4,363)
Charge for the year	—	(955)	—	(1,115)	(546)	(7,177)	(305)	(10,098)
Disposals	—	—	—	5	121	127	50	303
At December 31, 2020	—	(1,288)	—	(1,193)	(703)	(10,418)	(556)	(14,158)
Impairment:
At January 1, 2020	—	—	—	—	—	—	—	—
Additions	(2,211)	—	—	—	—	—	—	(2,211)
At December 31, 2020	(2,211)	—	—	—	—	—	—	(2,211)
Net book value:
At December 31, 2020	1,162	21,275	484	7,950	1,339	18,508	1,440	52,158

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	Construction in progress	Building	Land	Machinery	Electronic equipment	Leasehold improvements	Others	Total
Cost:
At January 1, 2021	3,373	22,563	484	9,143	2,042	28,926	1,996	68,527
Additions	59,524	886	—	479	3,228	—	1,329	65,446
Construction in progress transferred in	(27,097)	—	—	6,133	936	19,646	382	—
Disposals	(2,211)	—	—	(21)	(871)	(147)	(185)	(3,435)
At December 31, 2021	33,589	23,449	484	15,734	5,335	48,425	3,522	130,538
Accumulated depreciation:
At January 1, 2021	—	(1,288)	—	(1,193)	(703)	(10,418)	(556)	(14,158)
Charge for the year	—	(1,100)	—	(1,235)	(793)	(10,805)	(501)	(14,434)
Disposals	—	—	—	1	462	112	96	671
At December 31, 2021	—	(2,388)	—	(2,427)	(1,034)	(21,111)	(961)	(27,921)
Impairment:
At January 1, 2021	(2,211)	—	—	—	—	—	—	(2,211)
Disposals	2,211	—	—	—	—	—	—	2,211
At December 31, 2021	—	—	—	—	—	—	—	—
Net book value:
At December 31, 2021	33,589	21,061	484	13,307	4,301	27,314	2,561	102,617
Cost:
At January 1, 2022	33,589	23,449	484	15,734	5,335	48,425	3,522	130,538
Additions	54,107	—	—	1,228	4,681	2,431	4,295	66,742
Additions related to asset acquisition (See Note 5)	—	—	—	—	1	—	14	15
Construction in progress transferred in	(71,184)	—	—	16,132	794	53,661	597	—
Disposals	—	—	—	(222)	(187)	—	—	(409)
At December 31, 2022	16,512	23,449	484	32,872	10,624	104,517	8,428	196,886
Accumulated depreciation:
At January 1, 2022	—	(2,388)	—	(2,427)	(1,034)	(21,111)	(961)	(27,921)
Charge for the year	—	(1,137)	—	(4,392)	(1,532)	(21,892)	(1,485)	(30,438)
Disposals	—	—	—	16	93	—	—	109
At December 31, 2022	—	(3,525)	—	(6,803)	(2,473)	(43,003)	(2,446)	(58,250)
Net book value:
At December 31, 2022	16,512	19,924	484	26,069	8,151	61,514	5,982	138,636
Construction in progress primarily represents the construction of mining datacenters.
For the year ended December 2020, and the period from January 1, 2021 to January 26, 2021, approximately US$0.3 million and US$0.02 million of depreciation expense was allocated to Bitmain and included in changes in invested capital, respectively.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
12.	INVESTMENT PROPERTIES
The detail of investment properties is as follows:

In thousands of USD	Leasehold land	Building	Others	Total
Cost:
At July 1, 2022*	—	—	—	—
Acquisition of assets	4,833	29,773	380	34,986
Additions	730	—	—	730
Exchange adjustments	183	906	14	1,103
At December 31, 2022	5,746	30,679	394	36,819
Accumulated depreciation:
At January 1, 2022	—	—	—	—
Charge for the year	(192)	(1,019)	(26)	(1,237)
Exchange adjustments	(7)	(32)	(1)	(40)
At December 31, 2022	(199)	(1,051)	(27)	(1,277)
Net book value:
At December 31, 2022	5,547	29,628	367	35,542

*	The investment properties were acquired from the acquisition of AFH, which was closed on July 1, 2022. See Note 5
Leasehold land included in investment properties were right-of-use assets associated with leasehold land under operating leases where the building was constructed on. See Note 13.
The Group leases the investment properties to its customers under operating leases for terms ranging from 1 to 12 years, with an option to extend for an additional lease term. The lease contracts contain market review clauses in the event that the lessees exercise their options to extend. The lessees do not have bargain purchase options to acquire the investment properties at the expiry of the lease term.
The maturity analysis of lease payments receivable under operating leases of investment properties was as follows:

In thousands of USD	At December 31, 2022
2023	3,600
2024	3,701
2025	3,229
2026	2,492
2027	1,855
Thereafter	4,711
Total	19,588
The Group has no restrictions on the use of its investment properties and no contractual obligations to each investment property purchased or for repairs, maintenance and enhancements.
The fair value of investment properties of the Group as of December 31, 2022 was determined using the income approach with the assistance of an independent valuation specialist. The investment properties were classified as Level 3 in the fair value hierarchy.
Under the income approach, the estimated fair value of the investment properties is based on the operation projection and the discount rate. The fair value of investment properties as of December 31, 2022 was approximately US$36.2 million.
The Group did not record any impairment related to investment properties in the year ended December 31, 2022.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
13.	LEASES
The Group occupies most of its office premises and certain mining datacenter under lease arrangements, which generally have an initial lease term between one and a half years to 30 years. Lease contracts are typically made for fixed periods but may have extension options. The Group accounts for lease and non-lease components separately, where the non-lease component is charged to expenses as they incur. Any extension options in these leases have not been included in the lease liabilities unless the Group is reasonably certain to exercise the extension option. In addition, periods after termination options are only included in the lease term if the lease is reasonably certain not to be terminated. The Group does not have an option to purchase these leased assets at the expiration of the lease periods.
The consolidated statements of financial position show the following amounts relating to the right-of-use assets:

	At December 31,
In thousands of USD	2021	2022
Right-of-use assets
- Land and buildings	58,941	60,082
Investment properties
- Leasehold land	—	5,547
Addition to the right-of-use assets for the years ended December 31, 2020, 2021 and 2022 was approximately US$1.2 million, US$47.2 million and US$7.3 million, respectively. In addition, approximately US$4.8 million right-of-use asset for the years ended December 31, 2022 was acquired as a result of the acquisition of AFH (See Note 5), the balance of the underlying right-of-use asset was included in investment properties. See Note 12.
The Group has an obligation to complete the site restoration of its leased land held by AFH in Singapore in relation to the Group’s acquisition of AFH in July 2022 (See Note 5). The provision for the site restoration is updated annually.
The following table represents the movement of the restoration provision:

In thousands of USD
Restoration provision at December 31, 2021	—
Recognition through asset acquisition	1,343
Change in provision	—
Restoration provision at December 31, 2022	1,343
The consolidated statements of financial position show the following amounts relating to the lease liabilities:

	At December 31,
In thousands of USD	2021	2022
Lease liabilities mature within 12 months	3,287	4,973
Lease liabilities mature over 12 months	59,681	65,452
Total lease liabilities*	62,968	70,425

*	Lease liabilities in amount of approximately US$4.7 million was related to the leasehold land included in the investment properties. See Note 12.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Amounts recognized in profit or loss:

	Years ended December 31,
In thousands of USD	2020	2021	2022
Depreciation expense of right-of-use assets*	3,983	4,636	5,371
Gain on lease modification	(6)	(205)	—
Interest expense*	817	1,217	2,425
Expenses relating to variable payment leases	—	610	639
Expenses relating to short-term leases	372	351	527
Total	5,166	6,609	8,962

*
Depreciation expense of right-of-use asset of approximately $0.2 million and interest expense of approximately $0.1 million was related to the leasehold land included in the investment properties. See Note 12.

The total cash outflow for leases, including the capital element of lease rentals paid and interests paid on leases for the years ended December 31, 2020, 2021 and 2022 was approximately US$5.4 million, US$5.4 million and US$6.3 million, respectively.
14.	BORROWINGS
Borrowings consist of the following:

	At December 31
In thousands of USD	2021	2022
Convertible debt(1)	29,460	29,805
Total	29,460	29,805

(1)
The Group issued a US$30 million promissory note on July 23, 2021. The promissory note is non-secured, bears an annual interest rate of 8%, matures on July 23, 2023 and provides the holder an option to convert all or any portion of the note into the Group’s ordinary shares at US$0.0632 per share at any time from the issuance of the note to the second anniversary of the date of issuance. Approximately US$683,000 was recognized as an equity component. The unamortized discount as of December 31, 2021 and 2022 was approximately US$524,000 and US$195,000.

15.	OTHER PAYABLES AND ACCRUALS
Other payables and accruals consist of the following:

	At December 31,
In thousands of USD	2021	2022
Payables for surtaxes	8,184	8,928
Accrued operating expenses	2,108	5,539
Payables for staff-related costs	5,839	2,182
Deposit from hosting customers	—	2,911
Restoration provision for leasehold land	—	1,343
Others	1,127	1,273
Total	17,258	22,176
All other payables and accruals are expected to be settled within one year or are repayable on demand.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
16.	EXPENSES BY NATURE AND OTHER INCOME AND EXPENSES ITEMS
(a)	Expenses by nature

	Years ended December 31,
	2020	2021	2022
In thousands of USD	(Restated)
Staff cost
- salaries, wages and other benefits	33,041	37,730	50,132
Share-based payments	—	88,355	90,648
Amortization
- intangible assets	111	146	97
Depreciation
- mining machines	98,136	43,857	29,281
- property, plant and equipment	9,807	14,416	30,438
- investment properties	—	—	1,237
- right-of-use assets	3,983	4,636	5,371
Electricity cost in operating mining machines	72,078	58,447	139,469
Cost of mining machines sold	17,537	5,978	1,002
Consulting service fee	1,039	8,787	6,797
Tax and surcharge	3,085	2,202	3,355
Advertising expenses	2,189	880	737
Office expenses	543	2,219	3,124
Research and development technical service fees	681	1,964	1,313
Expenses of low-value consumables	971	1,662	4,025
Expenses of variable payment lease	—	610	639
Expenses of short-term leases	372	351	527
Impairment loss of mining machines	—	106	—
Logistic expenses	339	1,391	3,060
Travel expenses	52	1,393	3,202
Insurance fee	459	983	3,446
Others	766	4,826	12,756
Total cost of revenue, selling, general and administrative and research and development expenses	245,189	280,939	390,656
(b)	Other operating income / (expenses)

	Years ended December 31,
In thousands of USD	2020	2021	2022
Net gain / (losses) on disposal of cryptocurrencies	2,716	18,725	(3,131)
Impairment loss of cryptocurrencies	—	(436)	—
Change in fair value of cryptocurrencies lent	—	(3,735)	—
Net loss on disposal of mining machine	(2,984)	(36)	(497)
Write-off of receivables from a related party(1)	(2,025)	—	—
Others	248	107	—
Total	(2,045)	14,625	(3,628)

(1)
In 2020, Bishkek Maker Cloud Technologies Co., Ltd. (“Bishkek”), an entity of the Bitdeer Business, waived a receivable of approximately US$2.0 million from one of the subsidiaries of Bitmain. Bishkek was disposed of in July 2021.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(c)	Other net gain / (loss)

	Years ended December 31,
In thousands of USD	2020	2021	2022
Loss on impairment of property, plant and equipment	(2,211)	—	—
Gain on extinguishment of debt	—	880	—
Net gain on disposal of property, plant and equipment and intangible assets	66	56	662
Government grants	307	35	42
Changes in fair value of financial assets at fair value through profit or loss	—	—	(841)
Net gain on disposal of other financial assets	—	—	213
Impairment loss of a pre-matured investment(1)	—	(2,025)	—
Net gain on settlement of balances with Bitmain	—	4,468	—
Others	(722)	(931)	281
Total	(2,560)	2,483	357

(1)
The Group signed a project investment agreement with a third party in April 2021 and made a payment of approximately $2 million. The project was later forfeited, and the Group is actively collecting the paid amount, which was impaired as of June 30, 2021 based on management’s estimate over the likelihood of collection at current stage.

(d)	Finance income / (expenses)

	Years ended December 31,
In thousands of USD	2020	2021	2022
Interest on lease liabilities	(817)	(1,217)	(2,425)
Cryptocurrency transaction service fee	(458)	(109)	(159)
Gain / (loss) on foreign currency transactions	618	(226)	(2,881)
Interest income	419	2,947	4,291
Interest expenses on bank loan	(6)	(3)	—
Interest expense on convertible debt	—	(1,223)	(2,778)
Others	(136)	(110)	(229)
Total	(380)	59	(4,181)
17.	SHARE-BASED PAYMENTS
In July 2021, the Board of Directors of the Group approved the adoption of the 2021 Share Incentive Plan (the “2021 Plan”). The Group granted a total of 1,097,852,000 share awards in two batches in August and November 2021 in the year ended December 31, 2021, and a total of 139,690,400 share awards in four batches in January, April, July and October 2022 in the year ended December 31, 2022, to the designated recipients under the 2021 Plan. Each share award grants an option for the recipient to purchase one share of the Group’s ordinary shares at an exercise price of US$0.03 per share. The majority of the share awards vest in two to seven years and certain share awards vest immediately upon issuance. The recipient shall continue to provide services to the Group by each vesting date. All share awards granted in 2021 and 2022 expire on July 20, 2031.
The following table illustrates the number of shares and weighted average exercise prices of, and movements in, share awards:
	Number of options (’000)	Average exercise price per share option (US$)	Average fair value per share option (US$)
As at January 1, 2021	—	—	—
Granted during the year	1,097,852	0.03	0.23
As at December 31, 2021	1,097,852	0.03	0.23

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
	Number of options (’000)	Average exercise price per share option (US$)	Average fair value per share option (US$)
Granted during the year	139,690	0.03	0.16
Forfeited	(25,597)	0.03	0.22
As at December 31, 2022	1,211,945	0.03	0.22
Vested and exercisable at December 31, 2022	417,767	0.03	0.22
The expense recognized for share awards during the year ended December 31, 2021 and 2022 was approximately US$88.4 million and US$90.6 million. The breakdown is as follows:

	Year ended December 31,
In thousands of USD	2021	2022
Cost of revenue	10,424	10,050
General and administrative expenses	54,458	48,850
Research and development expenses	18,246	24,258
Selling expenses	5,227	7,490
Total	88,355	90,648
The fair value of the share awards is estimated at the grant date using the binomial model with the assistance of an independent valuation specialist. The following table provides the inputs to the model used for determining the value of the grant for the years ended December 31, 2021 and 2022:

	At August 1, 2021	At November 1, 2021
Dividend yield (%)	—	—
Expected volatility (%)	130.19%	130.23%
Risk-free interest rate (%)	1.24%	1.57%
Exercise multiple	2.20-2.80	2.20

	At January 1, 2022	At April 1, 2022	At July 1, 2022	At October 1, 2022
Dividend yield (%)	—	—	—	—
Expected volatility (%)	128%	123%	120%	121%
Risk-free interest rate (%)	1.618%	2.415%	2.893%	3.886%
Exercise multiple	2.20-2.80	2.20	2.20	2.20
The above inputs for the binomial model have been determined based on the following:
•
Dividend return is estimated by reference to the Group’s plan to distribute dividends in the near future. Currently, this is estimated to be zero as the Group plans to retain all profit for corporate expansion;

•	Expected volatility is estimated based on the daily close price volatility of a number of comparable companies to the Group;
•	Risk-free interest rate is based on the yield to maturity of U.S. treasury bills denominated in US$ at the option valuation date;
•	Exercise multiple is based on empirical research on typical share award exercise behavior.
18.	EQUITY
Invested capital
The consolidated financial statements were prepared in accordance with principles described in Note 2. No share capital is presented for the 2020 historical periods. Invested capital is derived by aggregating the net assets of the Bitdeer Business’s direct and indirect subsidiaries and the net assets of the Bitdeer business activities conducted in direct and indirect subsidiaries of Bitmain as well as BTC. Invested capital also includes changes in reserve due to

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
the effect of foreign currency translation adjustments and capital funding. For the year ended December 31, 2021, invested capital includes the net assets of the activities Bitdeer Business conducted in direct and indirect subsidiaries of Bitmain between January 1, 2021 and January 26, 2021, as well as BTC between January 1, 2021 and April 15, 2021. The balance of invested capital was reclassified to other reserve upon completion of the Reorganization.
Issued share capital
The authorized share capital of the Group is US$50,000 divided into: (i) 497,354,466,516 ordinary shares with a par value of US$0.0000001 each, (ii) 461,033,549 Series A preferred shares with a par value of US$0.0000001 each, (iii) 870,232,230 Series B preferred shares with a par value of US$0.0000001 each, and (iv)1,314,267,705 Series B+ preferred shares with a par value of US$0.0000001 each.
In August 2021, The Group divided the 497,354,466,516 ordinary shares into (i) 491,722,670,897 Class A ordinary shares, each with a par value of US$0.0000001 and 1 vote on all matters in any shareholders meeting of the Group and (ii) 5,631,795,619 Class B ordinary shares, each with a par value of US$0.0000001 and 10 votes on all matters in any shareholders meeting of the Group. All issued and outstanding Series A, Series B and Series B+ preferred shares remain the same and unchanged. In connection with the division of ordinary shares, the Group redesignated the 5,631,795,619 ordinary shares held by Victory Courage Limited, an entity controlled by the Chairman of the Board of Directors of the Group, as Class B ordinary shares, and the remaining outstanding ordinary shares held by various shareholders as Class A ordinary shares.
Each share of Class A ordinary shares, Series A preferred shares, Series B preferred shares and Series B+ preferred shares is granted 1 vote and each share of Class B ordinary shares is granted 10 votes. All classes of shares are entitled to dividend and rank pari passu except for voting rights.

	Class A Ordinary Shares	Amount in USD	Class B Ordinary Shares	Amount in USD
At January 1, 2021, shares issued and outstanding	—	—	—	—
Share allotment upon Reorganization	10,016,592,322	1,002	—	—
Redesignation of ordinary shares	(5,631,795,619)	(563)	5,631,795,619	563
At December 31, 2021, shares issued and outstanding	4,384,796,703	439	5,631,795,619	563
At December 31, 2022, shares issued and outstanding	4,384,796,703	439	5,631,795,619	563

	Series A Preferred Shares	Amount in USD	Series B Preferred Shares	Amount in USD	Series B+ Preferred Shares	Amount in USD
At January 1, 2021, shares issued and outstanding	—	—	—	—	—	—
Share allotment upon Reorganization	461,033,549	46	870,232,230	87	1,314,267,705	131
At December 31, 2021, shares issued and outstanding	461,033,549	46	870,232,230	87	1,314,267,705	131
At December 31, 2022, shares issued and outstanding	461,033,549	46	870,232,230	87	1,314,267,705	131
The shares allotted to shareholders pursuant to the Reorganization were charged to reserve.
Retained earnings
The Group’s retained earnings include the result of the Group’s operations for the years ended December 31, 2021 and 2022 excluding the activities Bitdeer Business conducted in direct and indirect subsidiaries of Bitmain and BTC, which were included in invested capital as discussed above.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Reserves
The Group’s reserves include the following:
(i)
Share premium, which effectively represents the share subscription amount paid over the par value of the shares. The application of the share premium account is governed by Section 34 of the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands as amended, supplemented or otherwise modified from time to time.

(ii)	Invested capital reclassified upon completion of the Reorganization.
(iii)
All foreign exchange differences arising from the translation of the financial statements of foreign operations, excluding the effects resulting from the activities the Bitdeer Business conducted in direct and indirect subsidiaries of Bitmain and BTC, which were included in invested capital.

(iv)	The value of the conversion option of the equity component embedded in the convertible debt.
(v)	The accumulated share-based payment expenses.
Capital management
The Group’s primary objective in terms of managing capital is to
•
safeguard the Group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, mainly by pricing products and services commensurate with the level of risk.

•	To support the Group’s stability and growth
•	To provide capital for the purpose of strengthening the Group’s risk management capability
The Group’s business and financial condition are highly correlated with the market price of cryptocurrencies. For the years ended December 31, 2020, 2021 and 2022, the Group’s revenue is substantially generated from cryptocurrency-related operations. The Group has adopted various measures to minimize the risk associated with the fluctuation in the market price of cryptocurrencies, specifically, the Group has implemented an internal strategy requiring prompt conversion of all the cryptocurrencies received from ordinary operations into fiat currencies.
In order to maintain or adjust the capital structure, the Group reviews and manages its capital structure actively and regularly to ensure optimal capital structure and shareholder returns, taking into account the future capital requirements of the Group and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities.
The Group is not subject to externally imposed capital requirements.
19.	TAXATION
The subsidiaries of the Group incorporated in the Cayman Islands and British Virgin Islands (“BVI”) are not subject to tax on income or capital gain. In addition, payments of dividends by the Group to its shareholders are not subject to withholding tax in the Cayman Islands.
The subsidiaries of the Group incorporated in other countries are subject to income tax pursuant to the rules and regulations of their respective countries of incorporation.
The provisions for income taxes for the years ended December 31, 2020, 2021 and 2022 are summarized as follows:

	Years ended December 31,
In thousands of USD	2020	2021	2022
Current income tax expenses	52	13,125	(8,244)
Deferred income tax (benefit) / expenses	(8,013)	35,121	3,844
Total	(7,961)	48,246	(4,400)

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The reconciliation between the income tax benefit / (expenses) calculated by applying the applicable tax rate of 17% to the profit / (loss) before income tax and the net income tax benefit / (expenses) as shown in the statements of operations and comprehensive income / (loss) for the years ended December 31, 2020, 2021 and 2022 is as follows.

	Years ended December 31,
	2020	2021	2022
Statutory income tax rate	17.00%	17.00%	17.00%
Effect of expenses not deductible for tax purpose	(0.35)%	11.99%	(22.71)%
Effect of income tax difference under different tax jurisdictions	2.55%	5.64%	(4.03)%
Effect of tax losses not recognized in deferred tax assets	(7.39)%	0.63%	0.75%
Prior year true-ups	—	2.11%	16.05%
Effect of non-taxable income	0.50%	(0.60)%	—
Others	0.17%	0.09%	(0.27)%
Total	12.48%	36.86%	6.79%
Deferred tax assets / (liabilities) as of December 31, 2021 and 2022 comprise the following:

	At December 31,
In thousands of USD	2021	2022
Deferred tax assets
Net operating losses	4,362	4,324
Share-based payments	—	2,672
Property, plant and equipment and intangible assets	260	533
Total deferred tax assets	4,622	7,529
Set-off of deferred tax positions relate to income taxes levied by the same tax authority	—	(2,672)
Deferred tax assets	4,622	4,857
Deferred tax liabilities
Property, plant and equipment	(7,547)	(14,298)
Set-off of deferred tax positions relate to income taxes levied by the same tax authority	—	2,672
Deferred tax liabilities	(7,547)	(11,626)
Net deferred tax assets / (liabilities)	(2,925)	(6,769)
The movements in the net deferred tax assets during the years ended December 31, 2020, 2021 and 2022 are as follows:

In thousands of USD	January 1, 2020	Recognized in profit or loss	Charged to invested capital(1)	December 31, 2020
Tax losses carried forward	19,292	2,015	2,285	23,592
Accrued expenses	704	—	—	704
Property, plant and equipment	(192)	5,998	—	5,806
Net deferred tax assets	19,804	8,013	2,285	30,102

In thousands of USD	January 1, 2021	Recognized in profit or loss	Charged to invested capital(1)	December 31, 2021
Tax losses carried forward	23,592	(21,324)	2,094	4,362
Accrued expenses	704	(704)	—	—
Property, plant and equipment	5,806	(13,093)	—	(7,287)
Net deferred tax assets / (liabilities)	30,102	(35,121)	2,094	(2,925)

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
In thousands of USD	January 1, 2022	Recognized in profit or loss	Charged to invested capital(1)	December 31, 2022
Tax losses carried forward	4,362	(38)	—	4,324
Share-based payments	—	2,672	—	2,672
Property, plant and equipment	(7,287)	(6,478)	—	(13,765)
Net deferred tax liabilities	(2,925)	(3,844)	—	(6,769)

(1)
Deferred tax assets charged to invested capital is due to the Group recognizing deferred tax assets related to tax losses carried forward based on the tax losses available to the individual legal entities within the Group during the Carve-out Period, which creates differences between the income tax benefit or expense determined based on the operation results of the Bitdeer Business.

The Group has not recognized deductible temporary differences and a portion of the tax loss carryforward because the criteria for recognition (i.e., the probability of future taxable profits) were not met. The amount of such unused tax losses will expire as follows:
Tax Jurisdiction	Amount in thousands of USD	Earliest year of expiration if not utilized
Singapore	3,555	Indefinitely
Hong Kong	4,694	Indefinitely
United States	88,438	Indefinitely
Total	96,687
20.	RELATED PARTY TRANSACTIONS
Compensation for key management and Board of Directors

	Years ended December 31,
In thousands of USD	2020	2021	2022
Salaries and other emoluments	10,175	11,627	11,969
Total	10,175	11,627	11,969
Balances and transactions with Bitmain and BTC
During the Carve-out Period, the Group and BTC were integrated into the group-wide operation directed by Bitmain before the completion of the Reorganization.
Bitmain’s business model includes a combination of stand-alone and combined business functions between Bitmain, BTC and the Group, varying by service line and country. The consolidated financial statements of the Group include allocations of certain costs between Bitmain, BTC and the Group. Such allocations are estimates, and also may not represent the cost of such services if performed on a stand-alone basis. See further description of cost allocations in Note 2.
The invested capital in the consolidated statements of financial position represents Bitmain’s historical investment in the Group, the net effect of allocations from transactions with Bitmain and BTC, and the Group’s accumulated retained earnings.
Upon completion of the Reorganization, the Group started operating on a stand-alone basis and Bitmain and BTC no longer hold equity interest, exercise significant influence over, or act as an affiliate of the Group and its operations. As a result, Bitmain and BTC ceased to be related parties to the Group.
The activities between the Group and Bitmain and BTC before the completion date of the Reorganization were presented as related party transactions in the consolidated statements of operations and comprehensive income / (loss), cash flows and changes in invested capital and equity for all periods presented.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
A reconciliation of deemed distribution to related parties to the corresponding amounts presented in the consolidated statement of cash flows for all periods presented is as follows:

	Years ended December 31,
In thousands of USD	2020	2021	2022
Deemed distribution to related parties per consolidated statements of changes in invested capital and equity	(157,557)	(29,311)	—
Corporate allocations	(1,709)	(2,167)	—
Net effect of attribution of the assets and liabilities from Bitmain’s business transferred to the Group during the Reorganization	(235,506)	20,535	—
Total deemed distribution to related parties per consolidated statements of cash flows	(394,772)	(10,943)	—
Balances and transactions with Bitmain and BTC
As of December 31, 2021 and 2022, balances with Bitmain and BTC are nil.
Transactions with Bitmain and BTC before the completion date of the Reorganization were disclosed as below:

	Years ended December 31,
In thousands of USD	2020	2021	2022
Revenue from Bitmain and BTC(1)	88,054	73,522	—

(1)	Revenue from Bitmain and BTC arise from the Group’s normal course of business, See Note 2.
Other related party balances and transactions
The following set forth other significant related parties and their relationships with the Group:

Name of related parties	Relationship with the Group
Matrix Finance and Technologies Holding Group and its subsidiaries (“Matrixport Group”)	The Group’s controlling person is the co-founder and chairman of the board of directors of Matrixport Group and has significant influence over Matrixport Group.
Details of due from related party are as follows:

	At December 31,
In thousands of USD	2021	2022
Due from related party
- Trade receivables	413	75
- Loans to a related party(1)	1,087	322
Total due from related party	1,500	397

Due to related party
- Other payables(2)	19	316
Total due to related party	19	316

(1)	Loans to a related party represent unsecured, interest-free loans made to the related party. These loans are due on demand.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(2)	Other payables represent the accrued service expense related to the custody and other services provided by the related party.
Details of transactions with the related party are as follows:
	Years ended December 31,
In thousands of USD	2020	2021	2022
- Provide service to a related party	—	530	3,076
- Receive service from a related party	—	294	425
- Interest earned from a related party	—	1,552	1,499
- Return of wealth management products from a related party	—	737	283
- Changes in fair value of financial assets at fair value through profit or loss	—	—	(952)
During the years ended December 31, 2020, 2021 and 2022, substantially all of the Group’s cryptocurrencies were held in custody by Matrixport Group, and the Group’s disposal of cryptocurrencies, at spot price on the date of disposal, was primarily to Matrixport Group.
In February 2021, the Group signed a loan agreement with Matrixport Group, pursuant to which the Group agreed to grant a revolving line of credit with a maximum amount of US$20 million charged with an annual interest of 12.5% by the Group, each tranche of credit utilized shall be repaid within 60 days. The credit line has expired, and the loan has been fully repaid in June 2021. The Group received an interest of approximately US$0.8 million associated with the loan.
In July 2022, the Group signed an agreement with Matrixport Group, which is the general partner of a limited partnership set up by the Matrixport Group, to subscribe a limited partner interest in the limited partnership and the capital commitment is amounting to US$20 million. The Group does not have control over the limited partnership. As of December 31, 2022, the capital contribution made by the Group to the limited partnership is US $17 million. The Group recorded approximately US$952,000 loss on change in fair value of financial assets at fair value through profit or loss for the year ended December 31, 2022.
During the years ended December 31, 2021 and 2022, the Group made non-secured lending to, and purchased non-principal guaranteed wealth management products from Matrixport Group in cryptocurrencies. The summary of transactions is as follows:

	Type of cryptocurrency	Amount in thousands of cryptocurrencies	Date of purchase/ lending	Date of redemption/ collection	Effective annual yield of return/ interest rate
Loan	USDC	30,000	September 8, 2021	December 27, 2021	8.25%
Wealth management product - type A	USDT	30,000	October 20, 2021	December 28, 2021	13.00%
Wealth management product - type A	USDT	80,000	January 14, 2022	March 27, 2022	1.00%
Loan	USDT	15,000	April 1, 2022	June 28, 2022	5.83%
Loan	USDC	5,000	April 1, 2022	June 28, 2022	7.00%
Wealth management product - type A	USDT	10,000	April 15, 2022	June 17, 2022	3.06%
Loan	USDC	30,000	May 12, 2022	May 19, 2022	15.00%
Wealth management product - type B	USDT	10,000	June 17, 2022	June 28, 2022	5.70%
Wealth management product - type B	USDT	50,000	June 20, 2022	June 28, 2022	5.92%
Loan	USDC	80,000	July 1, 2022	September 28, 2022	4.13%
Loan	USDC	20,000	October 11, 2022	December 28, 2022	3.50%
As of December 31, 2021 and 2022, the balances of cryptocurrency receivables and embedded derivative were both nil. The change in fair value of the cryptocurrencies lent or invested, and the embedded derivative relating to the wealth management product type A are immaterial as the arrangements are short term in nature and the quoted prices of USDT and USDC are relatively stable.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
To facilitate the lending and wealth management products purchases, the Group purchased the aforementioned cryptocurrencies using approximately nil and US$286 million for the years ended December 31, 2021 and 2022, respectively. The total receipts from the collection of lending and redemption of wealth management products were disposed of by the Group for approximately US$61 million and US$302 million during the years ended December 31, 2021 and 2022, respectively.
21.	EARNINGS / (LOSS) PER SHARE
The calculation of basic earnings / (loss) per share is based on the profit or loss attributable to ordinary equity shareholders of the Group and the weighted average number of ordinary shares in issue for the year ended December 31, 2021 and 2022.
Diluted earnings / (loss) per share is computed using the weighted average number of ordinary shares and dilutive potential ordinary shares outstanding during the respective periods.
As the Group incurred losses for the year ended December 31, 2022, the potential ordinary shares related to the outstanding share awards exercisable into approximately 1.2 billion ordinary shares and convertible debt convertible into approximately 475 million ordinary shares were not included in the calculation of dilutive loss per share, as their inclusion would be anti-dilutive.
The following reflects the income and share data used in the basic and diluted earnings / (loss) per ordinary share computations:

	Years ended December 31,
In thousands of USD, except for the per share data	2020	2021	2022
Profit / (loss) attributable to ordinary equity shareholders of the Group	(55,826)	82,643	(60,366)
Weighted average number of ordinary shares outstanding (thousand shares)	12,662,126	12,662,126	12,662,126
Basic earnings / (loss) per share (In USD)	(0.00)	0.01	(0.00)

Profit / (loss) attributable to ordinary equity shareholders of the Group	(55,826)	82,643	(60,366)
Increase in profit attributable to ordinary equity shareholders of the Group resulted from conversion of convertible debt	—	1,223	—
Profit / (loss) attributable to ordinary equity shareholders of the Group for diluted EPS	(55,826)	83,866	(60,366)

Weighted average number of ordinary shares outstanding (thousand shares)	12,662,126	12,662,126	12,662,126
Adjusted for:
- Assumed conversion of convertible debt	—	210,681	—
- Assumed exercise of share awards	—	104,370	—
Weighted average number of shares outstanding for diluted EPS (thousand shares)	12,662,126	12,977,177	12,662,126
Diluted earnings / (loss) per share (In USD)	(0.00)	0.01	(0.00)

(1)
Each share of Class A ordinary shares, Series A preferred shares, Series B preferred shares and Series B+ preferred shares is granted 1 vote and each share of Class B ordinary shares is granted 10 votes. All classes of shares are entitled to dividend and rank pari passu except for voting rights. They are included in the ordinary shares and the shareholders of these preferred shares are referred to as the ordinary equity shareholders in the context of notes and presentations of earnings per share.

BITDEER TECHNOLOGIES HOLDING COMPANY AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
22.	SUPPLEMENTAL CASH FLOW INFORMATION
The non-cash investing and financing activities are as follows:

	Years ended December 31,
In thousands of USD	2020	2021	2022
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Liabilities assumed in connection with acquisition of mining machines from related party	9,302	—	7,212
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	1,174	47,178	7,270
Payment for purchase of mining machines in form of cryptocurrencies	—	11,986	4,805
Cryptocurrencies received on behalf of related parties	6,312	—	—
Cryptocurrencies paid on behalf of related parties	—	24,852	—
Lending made to a third party in form of cryptocurrencies	—	10,222	—
Collection of lending from a third party in form of cryptocurrencies	—	6,487	—
Lending made to related party in form of cryptocurrencies	—	30,015	150,025
Collection of lending from related party in form of cryptocurrencies	—	30,735	151,525
Purchase of wealth management products using cryptocurrencies	—	30,004	149,972
Redemption of wealth management products in form of cryptocurrencies	—	30,724	150,268
Receivable on disposal of property, plant and equipment	850	—	—
Liabilities assumed in connection with acquisition of property, plant and equipment	156	3,494	—
23.	SUBSEQUENT EVENTS
In January and April 2023, the Group granted a total of approximately 46,806,000 share awards in two batches to the designated recipients under the 2021 Plan. Each share award grants an option for the recipient to purchase one share of the Group’s ordinary shares at an exercise price of $0.03 per share. The share awards vest in five years, and the recipient shall continue to provide services to the Group by each vesting date.
In April 2023, the Group completed the business combination with BSGA and Bitdeer Technologies Group (“BTG”) via a multiple-merger structure (the “Business Combination”). Upon completion of the Business Combination, both the Group and BSGA became a wholly-owned subsidiary of Bitdeer Technologies Group (“BTG”), the ultimate holding company, and the then issued and outstanding shares of the Group were cancelled in exchange for newly issued shares of BTG at an exchange ratio of approximately 0.00858. The Business Combination is accounted for as a “reverse recapitalization” in accordance with IFRS. Under this method of accounting, the Group will be treated as the accounting acquirer for financial reporting purposes.
There were no other material subsequent events during the period from December 31, 2022 to the approval date of this consolidated financial statements on April 19, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Blue Safari Group Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Blue Safari Group Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 23, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has a significant working capital deficiency, has incurred significant costs and needs to raise additional funds to meet its obligations and sustain its operations and the Company’s business plan is dependent on the completion of a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Houston, Texas
March 3, 2023

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$487,303	$413,417
Prepaid expenses	159,898	157,553
Total Current Assets	647,201	570,970
Investments held in Trust Account	18,237,834	58,077,104
Total Assets	$18,885,035	$58,648,074
Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Accrued offering costs and expenses	$4,083,468	$549,373
Due to related parties	420,190	355,863
Promissory note – related party	200,000	200,000
Promissory note – Bitdeer	2,545,800	—
Total Current Liabilities	7,249,458	1,105,236
Deferred underwriters discount	2,012,500	2,012,500
Total Liabilities	9,261,958	3,117,736
Commitments & Contingencies (Note 7)
Class A ordinary shares subject to possible redemption, 1,718,388 and 5,750,000 shares at redemption value of $10.61 and $10.10 per share as of December 31, 2022 and 2021, respectively	18,237,834	58,075,000
Shareholders’ Deficit:
Preferred shares, no par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, no par value, 100,000,000 shares authorized, 350,000 issued and outstanding, excluding 1,718,388 and 5,750,000 shares subject to possible redemption at December 31, 2022 and 2021	3,403,857	3,403,857
Class B ordinary shares, no par value, 10,000,000 shares authorized, 1,437,500 shares issued and outstanding at December 31, 2022 and 2021	25,000	25,000
Accumulated deficit	(12,043,614)	(5,973,519)
Total Shareholders’ Deficit	(8,614,757)	(2,544,662)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$18,885,035	$58,648,074
The accompanying notes are an integral part of these consolidated financial statements.

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2022	For the Period from February 23, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$4,660,233	$1,241,824
Loss from operations	(4,660,233)	(1,241,824)
Other income
Interest income earned on Trust	742,433	2,104
Total other income	742,433	2,104
Net loss	$(3,917,800)	$(1,239,720)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	5,750,000	3,704,327
Basic and diluted net loss per share, Class A ordinary shares subject to possible redemption	$(0.52)	$(0.23)
Basic and diluted weighted average shares outstanding, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	1,787,500	1,621,514
Basic and diluted net loss per share, Class B ordinary shares and Class A ordinary shares not subject to possible redemption	$(0.52)	$(0.23)
The accompanying notes are an integral part of these consolidated financial statements.

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 23, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
	Class A Ordinary Shares		Class B Ordinary Shares		Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of February 23, 2021 (Inception)	—	$—	—	$—	$—	$—
Class B ordinary share issued to initial shareholder	—	—	1,437,500	25,000	—	25,000
Sale of 292,500 Private Placement Units on June 14, 2021	292,500	2,925,000	—	—	—	2,925,000
Issuance of representative shares	57,500	478,857	—	—	—	478,857
Remeasurement of carrying value of Class A ordinary shares subject to possible redemption to redemption value	—	—	—	—	(4,733,799)	(4,733,799)
Net loss	—	—	—	—	(1,239,720)	(1,239,720)
Balance as of December 31, 2021	350,000	3,403,857	1,437,500	25,000	(5,973,519)	(2,544,662)
Remeasurement of carrying value of Class A ordinary shares subject to possible redemption to redemption value	—	—	—	—	(744,537)	(744,537)
Additional amount deposited into trust	—	—	—	—	(1,407,758)	(1,407,758)
Net loss	—	—	—	—	(3,917,800)	(3,917,800)
Balance as of December 31, 2022	350,000	$3,403,857	1,437,500	$25,000	$(12,043,614)	$(8,614,757)
The accompanying notes are an integral part of these consolidated financial statements.

BLUE SAFARI GROUP ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year Ended December 31, 2022	For the Period from February 23, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(3,917,800)	$(1,239,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid by Sponsor	—	7,169
Interest earned on investment held in Trust Account	(742,433)	(2,104)
Changes in current assets and current liabilities:
Prepaid Expenses	(2,345)	(69,208)
Accrued offering costs and expenses	3,534,095	549,373
Due to related parties	64,327	355,863
Net cash used in operating activities	(1,064,156)	(398,627)
Cash flows from investing activities:
Principal deposited in Trust Account	(1,407,758)	(58,075,000)
Disposal of investment held in Trust Account	41,989,461	—
Net cash provided by (used in) investing activities	40,581,703	(58,075,000)
Cash flows from financing activities:
Proceeds from initial public offering	—	49,000,000
Proceeds from private placement	—	2,925,000
Proceeds from overallotment, net of underwriter discount	—	7,350,000
Proceeds from issuance of promissory note to Bitdeer	2,545,800	—
Redemption of Class A Ordinary Shares	(41,989,461)	—
Payment of deferred offering costs	—	(387,956)
Net cash (used in) provided by financing activities	(39,443,661)	58,887,044
Net Change in Cash	73,886	413,417
Cash, beginning of the period	413,417	—
Cash, end of the period	$487,303	$413,417
Supplemental Disclosure of Non-cash Activities:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Remeasurement of carrying value of Class A ordinary shares subject to possible redemption to redemption value, including additional amounts deposited into trust	$2,152,295	$4,733,799
Initial value of ordinary shares subject to possible redemption	$—	$57,500,000
Deferred underwriting commissions payable charged to additional paid in capital	$—	$2,012,500
The accompanying notes are an integral part of these consolidated financial statements.

Note 1 — Organization and Business Operation
Blue Safari Group Acquisition Corp. (the “Company”) is a blank check company incorporated as a British Virgin Island (“BVI”) business company on February 23, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any potential Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target.
As of December 31, 2022, the Company had not commenced any operations. All activity for the period from February 23, 2021 (inception) through December 31, 2022 relates to the Company’s formation, the Initial Public Offering (the “IPO”), searching for a Business Combination target and the negotiation of the Merger Agreement as described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
The Company’s Sponsor is BSG First Euro Investment Corp., a British Virgin Islands company (the “Sponsor”).
The registration statement for the Company’s IPO was declared effective on June 9, 2021 (the “Effective Date”). On June 14, 2021 the Company consummated the IPO of 5,750,000 units (the “Units”), including 750,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $57,500,000, which is discussed in Note 3.
Simultaneously with the closing of the IPO, the Company consummated the sale of 292,500 units, including 22,500 units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment (the “Private Placement Unit”), at a price of $10.00 per Private Placement Unit, generating gross proceeds of $2,925,000, which is discussed in Note 4.
Transaction costs of the IPO amounted to $4,158,799 consisting of $1,150,000 of underwriting discount, $2,012,500 of deferred underwriting discount, the fair value of the representative shares of $478,857 and $517,442 of other offering costs.
Upon the closing of the IPO, an aggregate of $10.10 per Unit sold in the IPO, or an aggregate of $58,075,000, was held in a Trust Account (“Trust Account”) and was invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Proposed Public Offering and the private placement will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public shareholders.
The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the law or stock exchange listing requirement. The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest, which interest shall be net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein.
The ordinary shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
On December 5, 2022, the Company held an Extraordinary General Meeting. At this meeting, the shareholders of the Company approved the proposal to amend and restate (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association (the “Charter”) to, among other things, extend the date by which the Company has to consummate a Business Combination (the “Extension”) up to four (4) times for an additional three months each time from December 14, 2022 (the “Current Termination Date”) to December 14, 2023 (the termination date as so extended, the “Extended Termination Date”) by deleting the Charter in its entirety and substitute it with the second amended and restated memorandum and articles of association (the “Amended Charter”).
Pursuant to the terms of the Amended Charter, the Company has until 18 months from the closing of the IPO to consummate a Business Combination, provided however that if the board of directors anticipates that the Company may not be able to consummate a Business Combination within 18 months of the closing of the IPO, the Company may, by resolution of directors, at the request of the initial shareholders, extend the period of time to consummate a Business Combination up to four times, each by an additional three months (for a total of up to 30 months to complete a Business Combination), subject to the initial shareholders depositing additional funds into the Trust Account in accordance with terms as set out in the Trust Agreement (“Combination Period”). In the event that the Company does not consummate a Business Combination within 18 months from the closing of the IPO or within up to 30 months from the closing of the IPO (subject in the latter case to valid three months extensions having been made in each case), such failure shall trigger an automatic redemption of the Public Shares (an Automatic Redemption Event) and the Directors of the Company shall take all such action necessary (i) as promptly as reasonably possible but no more than ten (10) Business Days thereafter to redeem the Public Shares in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Company’s affairs. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares. In order to extend the time available for the Company to consummate the initial business combination, the Company must deposit $0.15 for each public Class A ordinary share that has not been redeemed into the trust account for each three-month extension.
In connection with the vote to approve the Charter Amendment, the holders of 4,031,612 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.41505502 per share, for an aggregate redemption amount of approximately $41.99 million.
On June 1, 2022 and September 6, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account $1,150,000 (representing $0.10 per Class A ordinary share) to extend the Combination Period from June 14, 2022 to December 14, 2022. On December 5, 2022, the Company made a deposit of $257,758.20 to the trust account and extended the date by which the Company has to complete a business combination from December 14, 2022 to March 14, 2023.
The Sponsor, officers and directors have agreed to (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period). If the Company submits the initial Business Combination to the public shareholders for a vote, the insiders have agreed, pursuant to such letter agreement, to vote their founder shares, private placement shares and any public shares purchased during or after the IPO in favor of the initial Business Combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third -party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.
Merger
On November 18, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Blue Safari Mini Corp., an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub”), and Bitdeer Technologies Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Bitdeer”).
Pursuant to the Merger Agreement, the parties thereto will enter into a Business Combination transaction by which Merger Sub will merge with and into Bitdeer with Bitdeer being the surviving entity and becoming a wholly-owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). The Merger Agreement and the Transactions were unanimously approved by the boards of directors of each of the Company, Merger Sub and Bitdeer.
On December 15, 2021, the Company entered into an Amended and Restated Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) by and among (i) the Company, (ii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“BTG”), (iii) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“Merger Sub 1”), (iv) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of BTG (“Merger Sub 2”), (v) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of BTG (“Merger Sub 3”, and together with BTG, Merger Sub 1 and Merger Sub 2, the “Acquisition Entities”), (vi) Merger Sub, and (vii) Bitdeer, to amend and restate the Original Merger Agreement.
The Merger Agreement amended and restated the Original Merger Agreement to effect a change in structure of the business combination without affecting any underlying economic interests, whereby (a) Merger Sub 1 will merge with and into the Company with the Company being the surviving entity (the “First SPAC Merger”) and becoming a wholly owned subsidiary of BTG, (b) immediately following the First SPAC Merger, the Company will merge with and into Merger Sub 2 with Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (c) following the Initial Mergers, Merger Sub 3 will merge with and into Bitdeer (the “Acquisition Merger” and together with the Initial Mergers, the “Mergers”), with Bitdeer being the surviving entity and becoming a wholly owned subsidiary of BTG. The Merger Agreement and the transactions contemplated therein were unanimously approved by the boards of directors of each of the Company, BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, and Bitdeer.
The Mergers and other transactions contemplated by the Merger Agreement are expected to be consummated after obtaining the required approval by the shareholders of the Company, BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer and the satisfaction of certain other customary closing conditions.
On May 30, 2022, the Company entered into a First Amendment to Amended and Restated Agreement and Plan of Merger (the “Amendment”, and the Original Merger Agreement as amended by such Amendment, the “Amended Merger Agreement”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer, to amend the Original Merger Agreement. The Amendment extends the termination date upon which either the Company or Bitdeer may terminate the Amended Merger Agreement, from May 31, 2022 to September 1, 2022.
In addition, pursuant to the Amendment, Bitdeer will provide certain interest-free loans with an aggregate principal amount of US$1,993,000 to the Company to fund any amount that may be required in order to extend the period of time available for the Company to consummate a Business Combination and for the Company’s working capital. Such loans will only become repayable upon the Closing of the Business Combination.
On December 2, 2022, the Company entered into a Second Amendment to Amended and Restated Agreement and Plan of Merger (the “Second Amendment”, and the First Amended Merger Agreement as amended by such Second Amendment, the “Second Amended Merger Agreement”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, Merger Sub and Bitdeer, to amend the First Amended Merger Agreement. The Second Amendment extends the termination date upon which either the Company or Bitdeer may terminate the Second Amended Merger Agreement, from September 1, 2022 to the earlier of (i) June 1, 2023 and (ii) the then applicable deadline for the Company to complete a Business Combination in accordance with its organizational documents. In addition, pursuant to the Second Amendment, Bitdeer has agreed to provide certain interest-free loans with an aggregate principal amount of $2,584,141 to the Company to fund any amount that may be required in order to further extend the period of time available for the Company to consummate a Business Combination and for its working capital. Such loans will only become repayable upon the Acquisition Closing (as defined in the Second Amended Merger Agreement). As of December 31, 2022, the Company received $2,545,800 from Bitdeer.
Going Concern Consideration
As of December 31, 2022, the Company had $487,303 in cash, and working capital deficit of $6,602,257.
The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the proceeds of $25,000 from the sale of the Founders Shares (as defined in Note 5), and loan proceeds from the Sponsor of $200,000 under the Note (Note 5).
Subsequent from the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the IPO, the Private Placement held outside of the Trust Account and the loan from Bitdeer.
The Company expects to incur increased expenses since becoming a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with the initial Business Combination.
On June 1, 2022 and September 6, 2022, using the loan amount received to date, the Company deposited into the Company’s trust account $1,150,000 (representing $0.20 per Class A ordinary share) to extend the Combination Period from June 14, 2022 to December 14, 2022. On December 5, 2022, the Company made a deposit of $257,758.20 (representing $0.15 per Class A ordinary share) to the trust account and extended the date by which the Company has to complete a business combination from December 14, 2022 to March 14, 2023. It is uncertain that the Company will be able consummate a Business Combination by this date. If a Business Combination is not consummated by the required date, there will be a mandatory liquidation and subsequent dissolution. In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern”, management has determined that mandatory liquidation, and subsequent dissolution, should the Company be unable to complete a business combination, raises substantial doubt about the Company’s ability to continue as a going concern. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets and liabilities should the Company be required to liquidate after March 14, 2023.
Based upon the above analysis, management determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are issued.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these consolidated financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has $487,303 and $413,417 in cash and cash equivalents as of December 31, 2022 and 2021, respectively.
Offering Costs Associated with IPO
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to shareholders’ equity upon the completion of the IPO. Accordingly, as of December 31, 2022, offering costs in the aggregate of $4,158,799 have been charged to shareholders’ equity (consisting of $1,150,000 of underwriting discount, $2,012,500 of deferred underwriting discount, the fair value of the representative shares of $478,857 and $517,442 of other offering costs).
Fair Value Measurements
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP stablishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Investments Held in Trust Account
At December 31, 2022 and 2021, the Company had $18,237,834 and $58,077,104 assets held in the Trust Account, which primarily consist of investments in mutual funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information and classifies as Level 1 measurements.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, 1,718,388 and 5,750,000 shares of Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.
Net loss Per Ordinary Share
The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary shares:
	For the year ended December 31, 2022			For the period from February 23, 2021 (Inception) to December 31, 2021
	Redeemable Class A	Non- redeemable Class A	Class B	Redeemable Class A	Non- redeemable Class A	Class B
NUMERATOR
Allocation of loss	$(2,988,703)	$(181,921)	$(747,176)	$(862,273)	$(52,486)	$(324,961)
DENOMINATOR
Weighted average shares outstanding	5,750,000	350,000	1,437,500	3,704,327	225,481	1,396,034
Basic and diluted net loss per share	$(0.52)	$(0.52)	$(0.52)	$(0.23)	$(0.23)	$(0.23)
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2022 and 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be a British Virgin Islands business company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Initial Public Offering
On June 14, 2021, Company consummated its IPO and sold 5,750,000 Units, including 750,000 Units sold pursuant to the full exercise of the underwriters’ option to purchase additional units to cover the over-allotment. Each Unit consists of one ordinary share (“Ordinary Share”) and one right (“Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at a price of $10.00 per Unit generating gross proceeds to the Company of $57,500,000.
All of the 5,750,000 Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.
The Class A ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.
On December 5, 2022, in connection with the vote to approve the Charter Amendment, the holders of 4,031,612 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.41505502 per share, for an aggregate redemption amount of approximately $41.99 million.
As of December 31, 2022 and 2021, the Class A ordinary shares subject to possible redemptions reflected on the balance sheet are reconciled in the following table:
Gross proceeds from IPO	$57,500,000
Less:
Ordinary shares issuance costs allocated to Class A ordinary shares subject to possible redemption	(4,158,799)
Plus:
Re-measurement of carrying value to redemption value	4,733,799
Class A ordinary shares subject to possible redemptions as of December 31, 2021	$58,075,000
Plus:
Interest earned on investment held in Trust Account	744,537
Additional amount deposited into trust	1,407,758
Less:
Class A ordinary shares redeemed on December 5, 2022	(41,989,461)
Class A ordinary shares subject to possible redemptions as of December 31, 2022	$18,237,834
Note 4 — Private Placement
Simultaneously with the closing of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of an aggregate 292,500 Units (“Private Placement Units”), which included the additional 22,500 Private Placement Units sold pursuant to the full exercise of the underwriters’ option to cover the over-allotment.

The Private Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of the initial Business Combination except to permitted transferees, and they will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Note 5 — Related Party Transactions
Founder Shares
On February 23, 2021 and March 4, 2021, the Company’s Sponsor paid $25,001 in total, or approximately $0.017 per share, to cover certain of the offering and formation costs in exchange for an aggregate of 1,437,500 Class B ordinary shares (“Founder shares’), with no par value per share, 187,500 shares of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised. On June 14, 2021, the underwriter exercised the over-allotment option in full, hence, the 187,500 Founder Shares that are no longer subject to forfeiture.
The Company’s initial shareholders have agreed not to transfer, assign or sell any of its founder shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-up”).
Promissory Note — Related Party
On March 1, 2021, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note is non-interest bearing and payable on the date that the Company consummates the IPO of its securities or the date on which the Company determines not to conduct an IPO, however, the date was extended to August 31, 2022, provided that the Company may in its sole discretion, and upon written notice to First Euro, extend such maturity date for an additional six months in the event that the Company has not repaid in full the principal amount and accrued interest by August 31, 2022 pursuant to the amended Promissory Note issued on May 30, 2022. On August 31, 2022, the Company issued an extension notice the Sponsor, to extend the maturity date of the Promissory Note for an additional six (6) months from August 31, 2022 to February 28, 2023. As of December 31, 2022 and 2021, the Company had borrowed $200,000 under the promissory note.
Due to Related Party
As of December 31, 2022 and 2021, the balance is $420,190 and $355,863, respectively. The balance of $420,190 represented of $130,000 administrative support services fee provided by the Sponsor commencing on June 9, 2021, and $290,190 of accrued expenses paid by the Sponsor on behalf of the Company. The balance of $355,863 represented $67,333 administrative support services fee provided by the Sponsor commencing on June 9, 2021, and $288,530 of accrued expenses paid by the Sponsor on behalf of the Company.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,150,000 of the Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per Unit at the option of the lender. The units would be identical to the Private Placement Units. As of December 31, 2022 and 2021, no such Working Capital Loans were outstanding.
Note 6 — Promissory Note — Bitdeer
On May 30, 2022, the First Amendment to the Amended & Restated Agreement and Plan of Merger by and among the Company, Bitdeer and other parties was issued, and pursuant it, Bitdeer has agreed to loan the Company an aggregate principal amount of $1.99 million in two tranches to fund any and all amounts required to extend the period of time the Company has to complete a Business Combination for up to two (2) times for an additional three (3) months period each time. Pursuant to the Second Amendment entered into on December 2, 2022, Bitdeer has agreed to provide certain interest-free loans with an aggregate principal amount of $2,584,141 to the Company to fund any amount that may be required in order to further extend the period of time available for the Company to consummate a Business Combination and for its working capital. The loans bear no interest and is only repayable only at the closing of a Business Combination by the Company. If the Closing of the Business Combination does not occur, the Company will not repay such loans. As of December 31, 2022, the Company had borrowed $2,545,800 under the promissory note.
Note 7 — Commitments & Contingencies
Registration Rights
The holders of the founder shares, Private Placement Units, shares being issued to the underwriters of the Proposed Public Offering, and units that may be issued on conversion of Working Capital Loans (and in each case holders of their component securities, as applicable) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.
Underwriting Agreement
The underwriters had a 45-day option from June 14, 2021 to purchase up to an additional 750,000 Units, consisting of 750,000 Class A ordinary shares and 750,000 rights to cover over-allotments, if any.
On June 14, 2021, the underwriter fully exercised the over-allotment option to purchase 750,000 Units, and the Company paid an underwriting commission in aggregate of $1,150,000. Additionally, the underwriters will be entitled to a deferred underwriting commissions of 3.5% of the gross proceeds of the IPO held in the Trust Account, or $2,012,500 upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.
Representative’s Ordinary Shares
The Company issued to Maxim Partners LLC and/or its designees, 57,500 shares upon the consummation of the IPO. Maxim has agreed not to transfer, assign or sell any such shares until the completion of our initial business combination. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete the Business Combination within the Combination Period.
The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales in the IPO pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which the prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which the prospectus forms a part except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.
Right of First Refusal
For a period beginning on the closing of the IPO and ending 12 months from the closing of a business combination, the Company has granted Maxim a right of first refusal to act as lead-left book running manager and lead left placement agent for any and all future private or public equity, equity-linked, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales in the IPO.

Note 8 — Shareholders’ Deficit
Preference Shares — The Company is authorized to issue a total of 1,000,000 preferred shares with no par value. As of December 31, 2022 and 2021, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue a total of 100,000,000 Class A ordinary shares with no par value. As of December 31, 2022 and 2021, there were 350,000 Class A ordinary shares outstanding, excluding 1,718,388 and 5,750,000 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue a total of 10,000,000 Class B ordinary shares with no par value. As of December 31, 2022 and 2021, there were 1,437,500 Class B ordinary shares issued and outstanding. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein and, in the Company’s, amended and restated memorandum and articles of association.
Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of the initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Islands law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a Business Combination. In the event the Company will not be the surviving company upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one Class A ordinary share underlying each right upon consummation of the Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On March 2, 2023, the Company received $667,800 loan from Bitdeer pursuant to the Second Amended Merger Agreement. As of March 2, 2023, the Company had borrowed $3,213,600 from Bitdeer.
Note 10 — Additional Subsequent Events (Unaudited)
On March 7, 2023, the Company entered into a Third Amendment to Amended and Restated Agreement and Plan of Merger (the “Third Amendment”, and the Second Amended Merger Agreement as amended by such Third Amendment, the “Third Amended Merger Agreement”) with BTG, Merger Sub 1, Merger Sub 2, Merger Sub 3, SPAC Sub and Bitdeer, to amend the Second Amended Merger Agreement. The Third Amendment revises the definition of “Per Share Equity Value” to the quotient obtained by dividing (i) US$1,180,000,000 by (ii) the Company Total Shares (as defined in the Merger Agreement). Pursuant to the Third Amendment, the parties thereto also agreed to remove the American Depository Share structure previously contemplated under the Second Amended Merger Agreement and instead issue ordinary shares of BTG as considerations to be paid pursuant to the Third Amended Merger Agreement.
The Company has made a deposit of $257,758.20 to the Trust Account and extended the date by which the Company has to complete a business combination from March 14, 2023 to June 14, 2023. Following such deposit, the amount of funds remaining in the Trust Account is approximately $18.6 million.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Our currently effective memorandum and articles of association provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
We have entered into indemnification agreements with each of our directors and executive officers in connection with the closing of the Business Combination. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.
Item 9.	Exhibits and Financial Statement Schedules.
(a)	Exhibits
See the Exhibit Index.
The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.
(b)	Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
Item 10.	Undertakings.
The undersigned Registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)	to include any prospectus required by section 10(a)(3) of the Securities Act;
(2)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(3)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).
(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(1)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(g)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
		Incorporation by Reference Exhibit
Exhibit No.	Description of Document	Form	File No.	No	Filing Date
2.1*†	Amended and Restated Agreement and Plan of Merger, dated as of December 15, 2021, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.1	March 23, 2023
2.2*†	First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of May 30, 2022, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.2	March 23, 2023
2.3*†	Second Amendment to Amended and Restated Agreement and Plan of Merger, dated as of December 2, 2022, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.3	March 23, 2023
2.4*	Third Amendment to Amended and Restated Agreement and Plan of Merger, dated as of March 7, 2023, by and among the Company, Bitdeer, Blue Safari Merge Limited, Blue Safari Merge II Limited, Bitdeer Merge Limited, BSGA and Blue Safari Mini Corp.	F-4	333-270345	2.4	March 23, 2023
3.1*	Amended and Restated Memorandum and Articles of Association of the Company, effective on April 13, 2023	20-F	001-41687	1.1	April 19, 2023
4.1*	Specimen Ordinary Share Certificate of the Company	F-4	333-270345	4.1	March 23, 2023
4.2*†	Ordinary Share Purchase Agreement, dated as of August 8, 2023, by and between Bitdeer Technologies Group and B. Riley Principal Capital II, LLC	6-K	001-41687	10.1	August 9, 2023
4.3*	Registration Rights Agreement, dated as of August 8, 2023, by and between Bitdeer Technologies Group and B. Riley Principal Capital II, LLC	6-K	001-41687	10.2	August 9, 2023
5.1**	Opinion of Ogier as to the validity of Class A Ordinary Shares to be issued
23.1**	Consent of MaloneBailey, LLP
23.2**	Consent of Marcum LLP
24.1**	Power of Attorney (included on signature page)
107**	Calculation of Filing Fee Table
*	Previously Filed
**	Filed herewith.
†
Schedules and certain portions of the exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore, on March 18, 2024.
Bitdeer Technologies Group

By:	/s/ Jihan Wu
	Name:	Jihan Wu
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Jihan Wu, as his or her true and lawful attorney-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jihan Wu	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 18, 2024
Jihan Wu

/s/ Linghui Kong	Director and Chief Business Officer	March 18, 2024
Linghui Kong

/s/ Chao Suo	Director	March 18, 2024
Chao Suo

/s/ Jianchun Liu	Director and Chief Financial Officer, Business Operations (Principal Financial and Accounting Officer)	March 18, 2024
Jianchun Liu

/s/ Naphat Sirimongkolkasem	Director	March 18, 2024
Naphat Sirimongkolkasem

/s/ Sheldon Trainor-Degirolamo	Director	March 18, 2024
Sheldon Trainor-Degirolamo

/s/ Guang Yang	Director	March 18, 2024
Guang Yang

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bitdeer Technologies Group, has signed this registration statement in New York, New York on March 18, 2024.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.